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            As filed with the Securities and Exchange Commission on May 12, 2008

                                                                      Registration No. 333-143478



                                         UNITED STATES
                              SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D. C. 20549

                                 -----------------------------

                                        AMENDMENT NO. 3
                                              TO
                                           FORM S-1
                                    REGISTRATION STATEMENT
                               UNDER THE SECURITIES ACT OF 1933

                                 -----------------------------

                              STARTECH ENVIRONMENTAL CORPORATION
                    (Exact name of registrant as specified in its charter)

                                 -----------------------------

              Colorado                               3559                        84-286576
              --------                               ----                        ---------
  (State or other jurisdiction of        (Primary Standard Industrial         (I.R.S. Employer
   incorporation or organization)        Classification Code Number)       Identification Number)

          88 Danbury Road, Suite 2A              Joseph F. Longo, Chairman, CEO & President
        Wilton, Connecticut 06897-2525               Startech Environmental Corporation
                (203) 762-2499                           88 Danbury Road, Suite 2A
                                                       Wilton, Connecticut 06897-2525
                                                               (203) 762-2499
        ------------------------------              -----------------------------------
         (Address, including zip code,           (Name, address, including zip code, and
     and telephone number, including area         telephone number, including area code,
       code, of registrant's principal                     of agent for service)
              executive office)

                                          Copies to:

          Scott S. Rosenblum, Esq.                              Peter J. Scanlon
     Kramer Levin Naftalis & Frankel LLP            Vice President & Chief Financial Officer
         1177 Avenue of the Americas                        88 Danbury Road, Suite 2A
          New York, New York 10036                       Wilton, Connecticut 06897-2525
            Phone (212) 715-9100                              Phone (203) 762-2499
             Fax (212) 715-8000                                Fax (203) 761-0839
                                 -----------------------------

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

----------------------------------------------- --------------------------------
Large accelerated filer [  ]                    Accelerated filer [  ]
----------------------------------------------- --------------------------------
Non-accelerated filer [  ]                      Smaller reporting company [x]
(Do not check if a smaller reporting company)
----------------------------------------------- --------------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

        Preliminary Prospectus, subject to completion dated May 12, 2008


                        5,813,453 Shares of Common Stock

                       STARTECH ENVIRONMENTAL CORPORATION

     This prospectus relates to the offer and sale of up to an aggregate of 5,813,453 shares of our common stock, no par value per share, of Startech Environmental Corporation by certain persons who are our shareholders, including Cornell Capital Partners, LP. Please refer to "Selling Securityholders" beginning on page 95.

     We are not selling any shares of our common stock in this offering and therefore will not receive any of the proceeds from this offering. We will, however, receive proceeds from the sale of shares of our common stock upon the exercise of any of the warrants issued in certain private placements. All costs associated with this registration will be borne by us.

     The selling securityholders are:

     (1) Cornell Capital Partners, LP, which intends to sell up to an aggregate of 3,054,987 shares of our common stock, which consists of:

          o 524,405 shares of our common stock issued to Cornell Capital Partners upon conversion of convertible debentures issued pursuant to a Securities Purchase Agreement entered into on September 15, 2005;

          o 822,250 shares of our common stock issuable upon the exercise of a warrant issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on September 15, 2005;

          o 833,333 shares of our common stock issued to Cornell Capital Partners in a private placement in exchange for $2,000,000 pursuant to a Securities Purchase Agreement entered into on April 11, 2007;

          o 833,333 shares of our common stock issuable upon the exercise of warrants issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on April 11, 2007;

          o 41,666 shares of our common stock issued to Cornell Capital Partners as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on April 11, 2007; and

     (2) Certain selling securityholders of an aggregate of 2,758,466 shares of our common stock and shares of our common stock issuable upon the exercise of warrants issued to the selling securityholders in various private placements that took place during and since 2005.

     Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state securities laws or that an exemption from registration is available.

     Our common stock is currently traded on the NASD Over-the-Counter Bulletin Board under the ticker symbol "STHK.OB" On May 12, 2008, the last reported sale price of our common stock was $1.12.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ___________, 2008

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                                      TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................................6
SUMMARY OF THE OFFERING.......................................................................7
CORNELL FINANCING AGREEMENTS..................................................................9
SUMMARY FINANCIAL DATA.......................................................................12
RISK FACTORS.................................................................................13
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................................36
USE OF PROCEEDS..............................................................................36
PRICE RANGE OF OUR COMMON STOCK..............................................................37
STOCKHOLDERS.................................................................................37
DIVIDEND POLICY..............................................................................37
CAPITALIZATION...............................................................................37
DILUTION.....................................................................................39
SELECTED FINANCIAL DATA......................................................................40
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS........42
BUSINESS.....................................................................................55
MANAGEMENT...................................................................................71
EXECUTIVE COMPENSATION.......................................................................76
EMPLOYEE BENEFIT PLANS.......................................................................88
PRINCIPAL SHAREHOLDERS AND STOCK HOLDINGS OF MANAGEMENT......................................91
SELLING SECURITYHOLDERS......................................................................95
PLAN OF DISTRIBUTION........................................................................107
DESCRIPTION OF SECURITIES...................................................................110
SHARES ELIGIBLE FOR FUTURE SALE.............................................................116
CHANGES IN CERTIFYING ACCOUNTANTS...........................................................117
LEGAL MATTERS...............................................................................117
EXPERTS.....................................................................................117
WHERE YOU CAN FIND MORE INFORMATION.........................................................117
INDEX TO FINANCIAL STATEMENTS...............................................................F-1


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                               PROSPECTUS SUMMARY

     As used in this prospectus, unless the context otherwise requires, "Startech," "we," "us," "our" and "the Company" refer to Startech Environmental Corporation. This summary highlights information relating to us. It may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, the financial statements and the information incorporated by reference into this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. As discussed under "Cautionary Note Regarding Forward-Looking Statements" our actual results could differ materially from the results anticipated in these forward-looking statements as a result of many factors, including those described under the headings "Risk Factors", "Business," and elsewhere in this prospectus.

Summary of our Business

     We are an environmental technology company that fabricates and sells a recycling system for the global marketplace using components manufactured by third parties. We believe that our plasma processing technology, known as the Plasma Converter System, achieves closed-loop elemental recycling that destroys hazardous and non-hazardous waste and industrial by-products and is capable of converting them into useful commercial products. These products could include a synthesis gas called PCG (Plasma Converted Gas), surplus energy for power, hydrogen, metals and silicate for possible use and sale by users of the Plasma Converter System.

     Until January 2004, we were engaged solely in the manufacture and sale of equipment for use by others. Since then, we have attempted to broaden the scope of our available revenues. This change was brought about by our decision to attempt to expand our market penetration strategies and opportunities. Rather than only market and sell our products for use by others, we are now seeking opportunities to become directly involved in the operation and use of our products.

     We believe specific events will drive demand for our Plasma Converter System. They include:

     o Increases in waste, and in particular hazardous waste, due to rising consumer/industrial consumption and population growth in most nations;

     o Current waste disposal and remediation techniques such as landfills and incineration becoming regulatorily, socially and environmentally less acceptable;

     o A need for critical resources, such as power and water, to sustain local economies; and

     o The emphasis being placed upon the production of distributed power and the need to provide alternatives to fossil fuels.

     We believe that our core plasma technology addresses these waste and resource issues by offering remediation solutions that are integrated with a range of equipment solutions and services. We believe our products will add value to our potential customers' businesses as they could possibly realize revenue streams from disposal or processing fees, as well as from the sale of resulting commodity products and services.

     We have been actively educating and promoting to our potential customers the benefits of the Plasma Converter System over other forms of waste remediation technologies. Our efforts to educate the public and governments are continuing. Like most new technologies, we have been met with varying degrees of resistance. We believe that there is a rising comfort level with our Plasma Converter System technology, resulting in part from our educational and informational efforts.

     Our business model and our market development strategies arise from our mission, which is to change the way the world views and employs discarded materials. We expect to achieve this objective by strategically marketing a series of products and services emanating from our core Plasma Converter System technology, that could possibly produce saleable fossil fuel alternatives while possibly providing a safer and healthier environment. We expect to implement this strategy through sales of our Plasma Converter System with our providing after-sales support and service, build own and operate/build own and transfer of ownership facilities, joint development projects and engineering services.

     Recognizing the increasing importance of alternative energy and power sources in general, and hydrogen in particular, in 2005, we expanded our product line to include StarCell(TM), a hydrogen separation technology. Working in conjunction with the Plasma Converter System, StarCell provides what we believe to be an environmentally friendly renewable source of hydrogen power.

                             SUMMARY OF THE OFFERING

     This offering relates to the sale of our common stock from time to time by the following selling security holders:

     (1) Cornell Capital Partners, LP, which intends to sell up to an aggregate of 3,054,987 shares of our common stock, which consists of:

     o 524,405 shares of our common stock issued to Cornell Capital Partners upon conversion of convertible debentures issued pursuant to a Securities Purchase Agreement entered into on September 15, 2005;

     o 822,250 shares of our common stock issuable upon the exercise of a warrant issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on September 15, 2005;

     o 833,333 shares of our common stock issued to Cornell Capital Partners in a private placement in exchange for $2,000,000 pursuant to a Securities Purchase Agreement entered into on April 11, 2007;

     o 833,333 shares of our common stock issuable upon the exercise of warrants issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement entered into on April 11, 2007;

     o 41,666 shares of our common stock issued to Cornell Capital Partners as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on April 11, 2007; and

     (2) Certain other selling security holders of an aggregate of 2,758,466 shares of our common stock and shares of our common stock issuable upon the exercise of warrants issued to such selling security holders in various private placements that took place in June 2005, August 2005, September 2005, April 2006, May 2006, July 2006, January 2007, March 2007 and April 2007. All of these securities were acquired by the holders in private placement transactions pursuant to Section 4(2) of the Securities Act of 1933, as amended, in which we granted registration rights with respect to our common stock purchased and all of the shares issuable upon exercise of warrants issued in each such private placement.

     See "Selling Securityholders" beginning on page 95 of this prospectus.

Our Company

     Our activities during the four fiscal years beginning November 1, 1992 and ending October 31, 1995 consisted primarily of the research and development of the Plasma Converter System. On November 17, 1995 Kapalua Acquisitions, Inc., a Colorado corporation, completed the acquisition of all of the issued and outstanding shares of the common stock of Startech Corporation, a Connecticut corporation, and then changed its name to Startech Environmental Corporation.

     Our principal office is located at 88 Danbury Road, Suite 2A, Wilton, Connecticut 06897-2525. Our telephone number is (203) 762-2499 and our website is located at http://www.startech.net. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider it to be a part of this document.

     Investing in our securities involves risks. You should carefully consider the information under "Risk Factors" beginning on page 13 of this prospectus and the other information included in this prospectus before investing in our securities.

                          CORNELL FINANCING AGREEMENTS

September 2005 Standby Equity Distribution Agreement

     On September 15, 2005, we entered into a Standby Equity Distribution Agreement, as amended on October 15, 2005, with Cornell Capital Partners. Pursuant to the Standby Equity Distribution Agreement, we had the ability, at our discretion, to periodically issue and sell to Cornell shares of our common stock for a total purchase price of up to $20 million. Pursuant to the Standby Equity Distribution Agreement, we initially issued 386,956 shares of our common stock to Cornell as a one-time commitment fee. On January 17, 2007, we terminated the Standby Equity Distribution Agreement with Cornell. Subsequent to the termination of the Standby Equity Distribution Agreement, Cornell returned to us for cancellation 135,434 shares of our common stock of such 386,956 shares of our common stock previously issued to Cornell.

September 2005 Securities Purchase Agreement

     On September 15, 2005, we also entered into a Securities Purchase Agreement, as amended on October 15, 2005, with Cornell Capital Partners. The Securities Purchase Agreement provided for Cornell to purchase up to $2,300,000 of secured convertible debentures of which $1,150,000 was funded within five business days of the date of the Securities Purchase Agreement and the balance was funded on October 19, 2005. We received net proceeds of $2,040,000 from the sale of the convertible debentures. The debentures originally matured in September 2006. On September 5, 2006, we received notice from Cornell stating that the maturity date was changed to October 18, 2007. The debentures required monthly interest payments at a rate of 10% per annum and monthly principal payments commencing January 2006. The debentures were secured by substantially all of our assets and certain shares of our common stock. The debentures were convertible by Cornell at any time at a conversion price of $1.84 per share of our common stock. In connection with the issuance of the debentures, we issued to Cornell a warrant to purchase 650,000 shares of our common stock for a period of three years with an exercise price per share of $2.53. The exercise price of these warrants are subject to downward adjustment upon the occurrence of certain events, including if we subsequently sell shares of our common stock for less than $2.53 of consideration per share, in which case the exercise price is adjusted to such consideration per share. In addition, if the exercise price is adjusted downward, then the number of shares of our common stock is adjusted upwards, such that the total proceeds that would be paid to us at exercise would remain constant. Due to a subsequent private placement of our common stock, for consideration per share which triggered the adjustment provisions, the Cornell Warrants issued on September 15, 2005 now permit Cornell to purchase 822,250 shares of our common stock at an exercise price of $2.00 per share. Further, on May 6, 2008, we reduced to writing our prior oral agreements with Cornell whereby Cornell agreed to waive the anti-dilution provisions in the September 15, 2005 warrants as they relate to the private placement of shares of our common stock that occurred subsequent to September 15, 2005 at a price per share below $2.53, which issuance would have resulted in downward adjustments to the exercise price of the warrants to $1.88 per share and an increase in the number of shares issuable upon exercise of those warrants to 874,734 shares of our common stock. In consideration of this written agreement, we agreed to issue to Cornell new warrants to purchase 30,000 shares of our common stock at an exercise price of $1.50 per share. These warrants will expire three years from the date issued and will have substantially the same terms as the warrants issued on September 15, 2005, except that the full-ratchet anti-dilution rights will expire on September 15, 2008. To secure full payment under the Securities Purchase Agreement, we pledged 3,580,000 shares of our common stock and our President pledged 900,000 shares of our common stock held by him, which shares were held in escrow. Once the convertible debentures were repaid in full, the 3,580,000 shares of our common stock and the 900,000 shares of our common stock pledged by us and our President, respectively, were released from escrow.

     The determination of the conversion price of $1.84 per share was based upon a 20% discount to the closing price of our common stock on August 29, 2005, which was $2.30. The exercise price of $2.53 per share was based upon a 10% premium to the closing price of our common stock on August 29, 2005. These calculations were agreed upon in an arms length negotiation between us and Cornell.

     In April 2006, Cornell converted $1,000,000 of the convertible debentures into 543,478 shares of our common stock. In February 2007, Cornell converted approximately $499,264 of the convertible debentures into 271,339 shares of our common stock. Through January 31, 2007, we made principal payments of approximately $800,000 to repay the convertible debentures. As of February 15, 2007, the convertible debentures have been repaid in full.

     Of the 814,817 shares of our common stock issued to Cornell upon conversion of the convertible debentures, we are registering for resale herein only 524,405 of such conversion shares and 822,250 shares of our common stock issuable to Cornell upon exercise of the warrant issued in connection with the September 2005 Securities Purchase Agreement.

April 2007 Standby Equity Distribution Agreement

     On April 11, 2007, we entered into a new Standby Equity Distribution Agreement with Cornell. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $10 million. For each share of our common stock purchased under the Standby Equity Distribution Agreement, Cornell will pay us 96% of the lowest closing bid price of our common stock, on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the Standby Equity Distribution Agreement. Cornell's obligation to purchase shares of our common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including us obtaining an effective registration statement for shares of our common stock sold under the Standby Equity Distribution Agreement and is limited to the greater of (A) $250,000 per five trading days or
(B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of our common stock for such period by the average daily volume over the same period. All shares of our common stock issuable pursuant to the Standby Equity Distribution Agreement will contain transferability restrictions until such time that the registration statement providing for the resale of such shares is declared effective by the Securities and Exchange Commission. We paid to a placement agent $5,000 as a placement agent fee under the Placement Agent Agreement relating to the Standby Equity Distribution Agreement.

     In connection with the April 2007 Standby Equity Distribution Agreement, we also entered into a Registration Rights Agreement with Cornell which provides that we file a registration statement providing for the resale of the shares of our common stock issuable under the Standby Equity Distribution Agreement. We are required to cause such registration statement to become effective under the Securities Act prior to the first sale to Cornell pursuant to the Standby Equity Distribution Agreement. The registration rights agreement does not require us to file a registration statement by a specific date nor does it require us to obtain effectiveness by a certain date. We have agreed to use our commercially reasonable efforts to keep such registration statement in effect until all of the shares are sold, or may be sold without restriction pursuant to Rule 144 of the Securities Act. We are required to pay certain fees and expenses incurred by us incident to the registration of the shares issuable under the Standby Equity Distribution Agreement. We have agreed to indemnify Cornell against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Cornell has agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

     We are not registering for resale herein any shares of our common stock in connection with the Standby Equity Distribution Agreement entered into with Cornell on April 11, 2007.

April 2007 Securities Purchase Agreement

     On April 11, 2007, we entered into a Securities Purchase Agreement with Cornell. We issued and sold to Cornell 833,333 shares of our common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of our common stock, we issued to Cornell a Class A

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warrant and a Class B warrant, each warrant entitling Cornell to purchase
833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40 respectively. The exercise price of the warrants is subject to downwards adjustment upon the occurrence of certain events, including if we subsequently sells shares of our common stock for a consideration per share less than $2.70, in which case the exercise price is adjusted to such consideration per share. On May 10, 2007 we sold our common stock for a consideration per share of $2.20, at which time the exercise price of all of these warrants to purchase an aggregate of 1,666,666 shares of our common stock were adjusted to an exercise price of $2.20 per share. See "Description of Securities, Warrants" below. The warrants expire on April 11, 2011.

     We also entered into a Registration Rights Agreement in connection with this private placement to register for resale the shares of our common stock issued to Cornell and the shares of our common stock issuable upon exercise of the warrants. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement within 45 days of the closing and obtain effectiveness no later than 120 days following the closing (or 150 days if the registration statement receives a "full review" by the Securities and Exchange Commission) and maintain its effectiveness until all the shares may be sold without any volume limitations pursuant to Rule 144 under the Securities Act of 1933. In the event we do not file the registration statement or obtain its effectiveness within the time periods described above, and if certain other events occur, we will be subject to liquidated damages in an amount in cash equal to one percent of the purchase price paid by Cornell for the shares of our common stock issued pursuant to the Purchase Agreement up to a maximum of twelve percent.

     In connection with the Securities Purchase Agreement, we paid an origination fee to Cornell, which origination fee was paid in the form of 41,666 shares of our common stock at a price per share of $2.40 and a cash payment of $95,000.

     We are registering for resale an aggregate of 874,999 shares of our common stock and 833,333 shares of our common stock issuable upon exercise of warrants issued in connection with the April 2007 private placement transaction with Cornell.

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                             SUMMARY FINANCIAL DATA

The following summary financial data should be read in connection with, and is qualified by reference to, our consolidated financial statements and their related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations", included elsewhere in this prospectus. The statement of operations data for the fiscal years ended October 31, 2005, 2006 and 2007 and the balance sheet data as of October 31, 2006 and 2007 are derived from the audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data for the fiscal years ended October 31, 2003 and 2004 and the balance sheet data as of October 31, 2003, 2004 and 2005 have been derived from audited consolidated financial statements not included in this prospectus. The statement of operations data for the three months ended January 31, 2007 and 2008 and the balance sheet data as of January 31, 2008 are derived from our unaudited condensed consolidated financial statements, included elsewhere in this prospectus. The balance sheet data as of January 31, 2007 is derived from unaudited condensed consolidated financial statements, not included in this prospectus.

Statement of operations data:          Three Months
-----------------------------        Ended January 31,                      Years Ended October 31,
                                   --------------------    --------------------------------------------------------
                                       (unaudited)            (in thousands, except share and per share data)
                                  (in thousands, except
                                    share and per share
                                           data)
                                     2007        2008        2003        2004        2005        2006        2007
                                   --------    --------    --------    --------    --------    --------    --------
Revenue                            $     66    $    108    $     70    $  1,709    $    290    $    949    $    746
Gross profit                             15           5          21       1,080         221         641         445
Loss from operations                   (823)     (1,508)     (3,077)     (2,662)     (4,061)     (3,507)     (4,087)
Net (loss)                         $   (873)   $ (1,400)   $ (3,422)   $ (2,646)   $ (3,679)   $ (6,620)   $ (3,890)
                                   ========    ========    ========    ========    ========    ========    ========
Net (loss) per share - basic and
diluted                            $  (0.04)   $  (0.06)   $  (0.29)   $  (0.16)   $  (0.21)   $  (0.34)   $  (0.18)
                                   ========    ========    ========    ========    ========    ========    ========
Weighted-average shares
outstanding - basic and diluted      20,720      23,078      11,641      16,872      17,921      19,643      22,039


                             As of January 31,                     As of October 31,
                             -----------------    -------------------------------------------------
                                (unaudited)                         (in thousands)
                               (in thousands)

Balance Sheet Data:           2007       2008      2003      2004      2005       2006       2007
--------------------------   -------    -------   -------   -------   -------    -------    -------
Cash and cash equivalents    $ 1,243    $11,096   $ 2,602   $ 2,401   $ 2,490    $ 2,280    $11,613
Working capital                 (555)     1,149     1,446     1,461    (1,069)      (661)     2,349
Total assets                   4,218     18,551     4,886     4,957     5,634      5,174     17,603
Total stockholders' equity     1,691      3,181     3,388     3,622     1,653      1,506      4,412
Long-term obligations           --         --           4      --        --         --         --

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                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks and all of the other information set forth in this prospectus. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks and uncertainties develop into actual events, this could have a material adverse effect on our business, financial condition or results of operations. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history upon which to evaluate our potential for future success.

     We were formed in May 1991. We were considered a development stage company for accounting purposes until 1998 because we did not generate any material revenues through that date. We started to recognize revenues from shipments and services in 1999. To date, we have generated very limited revenues and do not expect to generate significant revenues until we sell a larger number of our products. The likelihood of our success must be considered in light of the risks and uncertainties frequently encountered by companies like ours in an evolving market, such as unforeseen capital requirements, failure of market acceptance of our products, failure to establish business relationships and competitive disadvantages as against larger and more established companies. If we are unsuccessful in addressing these risks and uncertainties, our business will be materially harmed.

There is no assurance that unforeseen circumstances will not have a material effect on our business that could require us to raise additional capital or take other measures to conserve liquidity in order to sustain operations.

     We have historically incurred net losses from operations, although operating activities generated $5,042,260 of cash during the fiscal year ended October 31, 2007, primarily due to the receipt of $8,250,000 of deposits associated with two sales agreements. For the three months ended January 31, 2008, net cash used in operating activities was $465,041, despite the receipt of a $1,445,500 purchase deposit. As of January 31, 2008, we had cash and cash equivalents of $11,096,288 and had working capital of $1,148,610. Subsequent to January 31, 2008, we received additional deposits of $810,000 in connection with the aforementioned sales agreements and we made $484,500 of additional payments in connection with a purchase commitment.

     We have historically raised funds through the sale of equity and debt instruments. Although no funds were raised during the three months ended January 31, 2008, during the fiscal year ended October 31, 2007, we received net cash proceeds of approximately $4,699,000 from various investors in consideration of the sale of 2,081,149 shares of our common stock pursuant to various private placement transactions.

     Although we believe that we have sufficient liquidity to sustain our existing business for at least the next twelve month period, there is no assurance that unforeseen circumstances will not have a material effect on our business that could require us to raise additional capital or take other measures to conserve liquidity in order to sustain operations. There can be no assurance that we will be able to raise additional capital on favorable terms, or at all, in the future.

     We are currently seeking to raise additional capital in the form of an incremental equity investment in order to increase our shareholders' equity so that shares of our common stock may become eligible for trading on a U.S.

national securities exchange (including NASDAQ) and/or possibly a foreign securities exchange such as the London Stock Exchange. We have engaged a placement agent in this regard. Based on the current share price of our common stock, if we raise additional capital by issuing additional equity securities, we expect that our shareholders will experience substantial dilution. There can be no assurance that we will be able to raise additional capital in the form of an incremental equity investment on favorable terms, or at all.

We have incurred substantial operating losses and may not achieve or sustain profitability in the future. We also have only delivered and installed two Plasma Converter Systems.

     We have incurred substantial losses in each year since we commenced operations. We must overcome significant manufacturing and marketing hurdles to sell our products. As we strive to grow our business, we expect to spend significant funds for general corporate purposes, including working capital and marketing, and for research and development. To the extent that our revenues do not increase as quickly as these costs and expenditures, our results of operations and liquidity will be materially and adversely affected. If we experience slower than anticipated revenue growth or if our operating expenses exceed our expectations, we may never achieve profitability. Even if we are profitable in the future, we may not be able to sustain profitability.

     To date we have only delivered and installed two Plasma Converter Systems, one for the demonstration phase of a U.S. Army program in 1999, and one for commercial use in Japan that was delivered in August 2001 and installed in April 2002.

     We had revenues of $290,087, $948,794 and $745,898 for each of the fiscal years ended October 31, 2005, 2006 and 2007, respectively, and our net loss for each of these periods was $3,678,788, $6,619,707 and $3,889,534, respectively. For the three months ended January 31, 2008, we had revenues of $107,988, and our net loss during this period was $1,400,435. We do not expect to generate any material revenues until after we successfully complete the sale and installation of a significant number of Plasma Converter Systems. We expect losses to increase as a result of "business as usual" expenses in the near future as we continue to attempt to expand our marketing efforts and demonstrate our technology to potential customers. In addition, we recognize revenue from the sale of our Plasma Converter System at completion of the contract. Progress payments associated with our Plasma Converter Systems are recorded as customer deposits and deferred revenue until such time that the revenue is recognized. Accordingly, we will continue to incur losses until we have been able to sell and ship enough Plasma Converter Systems to offset our expenses. If we are unable to sell our Plasma Converter Systems and thereby increase revenues and we continue to operate at a loss, our results of operations and liquidity will be materially and adversely affected, and the market price of our common stock will likely decline. We cannot guarantee that we will ever be profitable.

     We expect to continue to spend significant amounts to enhance our Plasma Converter System and technologies and fund further product developments. As a result, we will need to generate significant additional revenue to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we do not achieve and maintain profitability, the market price for our common stock may further decline, perhaps substantially, and we may have to curtail or cease our operations.

We have not yet sold the Plasma Converter System on a large - scale commercial basis which may limit our sales and revenue.

     No one, including us, has ever utilized our Plasma Converter System under the conditions and in the volumes that will be required to achieve profitability, nor has the Plasma Converter System been utilized on a large-scale commercial basis. While we believe that we have demonstrated the

Plasma Converter System's ability to process and dissociate waste feedstocks and recover resources in pilot scale and industrial-sized Plasma Converter Systems, there is no guarantee that the same or similar results could be obtained on a continuing commercial basis or on any specific project. Our success will depend, in part, on our ability to design and build systems that handle many tons of material per day and operate continuously. However, if our systems do not operate as we expect, it will significantly limit our sales and revenue, our results of operation and liquidity will be materially and adversely affected and the market price of our common stock will likely decline in value.

Our future success depends in part on our ability to complete our obligations under customer contracts, and we may be unable to do so.

     To date, we have only delivered and installed two Plasma Converter Systems and we have only entered into two agreements for the commercial sale of one (1) five ton-per-day, or TPD, and three (3) ten TPD Plasma Converter Systems, which have not been installed or delivered to our customers. On the contracts we have entered into to date, we have received payments in installments, with an initial down payment and the balance due upon the achievement of certain milestones, for example, upon shipment of the Plasma Converter System, which milestones will be set forth in a contract with our customer, which may be different for each customer. There can be no assurances that we will be able to achieve milestones or that our customers will make installment payments upon achieving these milestones or at all. As of May 8, 2008, scheduled installment payments due under customer contracts aggregating approximately $3,373,250 were past due. We are in the process of evaluating our options as to our remedies with respect to these late payments; however, there can be no assurance that we will receive all or any portion of these late payments or other payments contemplated by these contracts, that we will be able to retain the payments previously made under the contracts or that we will deliver the Plasma Converter Systems covered by this purchase agreement. In addition, in connection with a distributorship agreement we entered into during September 2005 with Global China, Global China provided us with $300,000 as well as a note in the principal amount of $385,000 as a deposit on the purchase of a PCS system; however, no contract has been executed to purchase or construct this system. Global China has been in default under the $385,000 note provided to us and in connection therewith, on April 14, 2008, Global China requested to make, and we agreed to accept, monthly $50,000 installment payments on this note beginning on May 25, 2008 and concluding with a final $135,000 payment on October 25, 2008. However, there can be no assurance that we will receive all or any portion of these payments.

Our Plasma Converter Systems may contain component, manufacturing or design defects or may not meet performance criteria established by customers, which could cause us to incur significant repair expenses, harm our customer relationships and industry reputation, and reduce our revenues and profitability.

     There is no assurance that our Plasma Converter Systems will meet our customers' expectations. Furthermore, we may experience manufacturing problems with our products. As a result of component, manufacturing or design defects, we may be required to repair or replace a substantial number of products, incurring significant expenses as a result. In addition, any component, manufacturing or design defect could cause us to lose customers or revenues or damage our customer relationships and industry reputation.

The length of our sales cycle requires us to invest substantial financial and technical resources in a potential sale before we deliver products.

     Our products are highly technical and the sales cycle can be long. The sales cycle can take up to 18 months, and we incur significant expenses as part of this process without any assurance of resulting revenues other than the down-payment received when a contract is signed and possibly other interim payments required by our contracts. The length of our product development and sales cycle makes us particularly vulnerable to the loss of a significant customer or a significant reduction in orders by a customer because we may be unable to quickly replace the lost or reduced sales.

Due to the lengthy sales cycles of our products and services, the timing of our sales is difficult to predict and may cause us to miss our revenue expectations.

     Our products and services are typically intended for use in applications that may be critical to a customer's business. In certain instances, the purchase of our products and services may involve a significant commitment of resources by prospective customers. As a result, our sales process may often be subject to delays associated with lengthy approval processes. For these and other reasons, the sales cycle associated with the selling of our products and services, we expect, will typically ranges between six and eighteen months and will be affected by delays over which we have little or no control. While potential customers evaluate whether our products and services suit their needs, we may incur substantial sales and marketing expenses and expend significant management effort, only to realize that the potential customer will not purchase our products and services. Due to lengthy sales cycle for our products and services, we may not realize expected revenues during the quarter in which we expend these significant resources, or at all.

We may not be able to assemble and deliver our Plasma Converter Systems as quickly as customers may require, which could cause us to lose sales and would harm our reputation.

     We may not be able to assemble our Plasma Converter Systems and deliver them to our customers at the times they require. Manufacturing delays and interruptions can occur for many reasons, including, but not limited to:

     o the failure of a supplier to deliver needed components on a timely basis or with acceptable quality;

     o    lack of sufficient capacity;

     o    equipment failures;

     o    manufacturing personnel shortages;

     o    labor disputes;

     o    transportation disruptions;

     o    changes in import/export regulations;

     o    natural disasters;

     o    acts of terrorism; and

     o    political instability.

     Assembly of our products is complex. If we fail to assemble and deliver products in a timely fashion, our reputation may be harmed, we may jeopardize existing orders and lose potential future sales, and we may be forced to pay penalties to our customers.

We are dependent on third parties for manufacturing key components which may cause delays in assembly and increased costs to us.

     We currently have our own assembly facility where we have the ability to assemble and test systems. We also rely upon third parties for the manufacture of key components. Delays and difficulties in the manufacturing of our products could substantially harm our product development efforts.

     There are limited sources of supply for some key Plasma Converter System components. Business disruptions, financial difficulties of the manufacturers or suppliers of these components, or raw material shortages could increase the cost of our goods sold or reduce the availability of these components. To date, we have been able to obtain adequate supplies of these key components. If sales accelerate, we may experience a rapid and substantial increase in our need for components. If we are unable to obtain a sufficient supply of required components, we could experience significant delays in manufacturing, which could result in the loss of orders and customers, and could materially and adversely affect our business, financial condition and results of operations. Although we plan to purchase inventories of these strategic components, we may still require alternative sources if we experience delays in obtaining them. If the cost of components increases, we may not be able to pass on price increases to our customers if we are to remain competitively priced. This would reduce profit, which in turn would reduce the value of your investment.

Our failure to achieve market acceptance of the Plasma Converter System within our expanded business model would adversely affect our business.

     The failure to achieve market acceptance of the Plasma Converter System within our expanded business model would adversely affect our profitability, future revenues, the market price of our common stock and the success of our business. Many prospective users of the Plasma Converter System have committed substantial resources to other forms of material processing treatments or technologies. Our growth and future financial performance will depend, in part, on our ability to demonstrate to prospective customers the technical and economic advantages of the Plasma Converter System over these alternatives. We may not be successful in this effort. Furthermore, it is possible that competing alternatives may actually have advantages over the Plasma Converter System for certain industries or applications.

     We have expanded our business to include market penetration strategies in which we have no previous experience. These strategies include build, own and operate facilities, or BOO; build, own and transfer, or BOT, of ownership facilities; and joint development projects. Although certain of our executives have individual experience in these areas we have not, as a company, developed projects of this type in the past.

     Additionally, our Plasma Converter System represents what we believe to be a new technology and, in many instances, represents a significant departure from existing practices in the waste management marketplace which already have found a high degree of acceptance. Our financial performance will depend, in part, on the future development, growth and ultimate size of the market for waste management technologies generally and the Plasma Converter Systems specifically. If the potential users of waste management products do not perceive appropriate benefits from our Plasma Converter System, or if the Plasma Converter System does not achieve commercial acceptance, our business could be harmed or even fail.

     The Plasma Converter System competes with more conventional means of waste management. A market for our Plasma Converter System may never develop to the point that profitable operations can be achieved or sustained.

A mass market for hydrogen, as an alternative energy source, may never develop or may take longer to develop than anticipated.

     Alternative energy sources represent emerging technologies, and we do not know whether consumers will adopt these technologies on a large scale. In particular, if a mass market fails to develop, or develops more slowly than anticipated, for hydrogen as an alternative to fossil fuel, our ability to separate hydrogen may not aid us in achieving market acceptance of our primary product, the Plasma Converter System. Thus, we may be unable to achieve or maintain profitability, which could negatively impact our business.

Our failure to obtain additional financing, if needed, would adversely affect our business results.

     We believe our cash reserves, anticipated cash generated from operations and other existing sources of capital will be adequate to fund our operations for at least twelve months from the date of this prospectus. However, we may require additional financing to fund ongoing operations if our sales and revenue growth are insufficient to meet our operating costs. Financing for all of our activities to date has been provided by private sales of our securities. Additional financing may not be available when needed or may not be available on terms acceptable to us. If additional funds are raised by issuing equity securities, shareholders may incur dilution, and this dilution may be substantial. If adequate funds are not available, we may be required to delay, scale back operations or otherwise limit the development, manufacture or sale of Plasma Converter Systems, which may materially and adversely affect our business, results of operations and financial condition and reduce the value of your investment.

     We are currently seeking to raise additional capital in the form of an incremental equity investment in order to increase our shareholders' equity so that shares of our common stock may become eligible for trading on a U.S. national securities exchange (including NASDAQ) and/or possibly a foreign securities exchange such as the London Stock Exchange. We have engaged a placement agent in this regard. Based on the current share price of our common stock, if we raise additional capital by issuing additional equity securities, we expect that our shareholders will experience substantial dilution. There can be no assurance that we will be able to raise additional capital in the form of an incremental equity investment on favorable terms, or at all.

We face numerous risks associated with our plans to market and distribute the Plasma Converter System domestically.

     We are currently focusing on marketing of the Plasma Converter System principally in international markets, including both industrialized and developing countries. If we are unable to expand our domestic marketing efforts beyond current levels our prospects for profitability will be substantially reduced. Substantial risks still remain for us to market our product effectively in domestic markets. These risks include:

     o Political and economic instability. Many of our domestic initiatives involve local government support or funding. Sales to governments may have a long sales cycle. Any change in the political or economic climate during this sales cycle may prevent us from making a sale.

     o Difficulties in collecting accounts receivable. We are a small company with limited cash resources. It may be difficult for us to recover monies owed from a domestic customer if we are forced to take legal action.

     o Protection of intellectual property. The domestic and foreign laws governing intellectual property may afford little or no effective protection of our intellectual property. Even if protected, litigation may result in substantial costs or a diversion of resources.

     Any of these risks will reduce expected revenues and may prevent us from ever achieving profitability. An inability to increase revenues or become profitable may reduce the market price of our common stock.

To the extent we engage in marketing and distribution activities outside the United States, we will be exposed to risks associated with exchange rate fluctuations, trade restrictions and political, economic and social instability.

     To the extent we market and distribute the Plasma Converter System in foreign markets, we will be subject to various risks associated with conducting business abroad. A foreign government may require us to obtain export licenses or may impose trade barriers or tariffs that could limit our ability to build our international presence. Our operations in some markets also may be adversely affected by political, economic and social instability in foreign countries, including terrorism. To the extent that we attempt to expand our sales efforts in international markets, we may also face difficulties in staffing and managing foreign operations, longer payment cycles and problems with collecting accounts receivable and increased risks of piracy and limits on our ability to enforce our intellectual property rights. We currently do not have any transactions denominated in foreign currencies. In the future, transactions denominated in foreign currencies may not be hedged and therefore will be subject to the risk of changes in exchange rates. If we are unable to adequately address the risks of doing business abroad and build an international presence, our business, financial condition and results of operations may be harmed.

We may acquire other companies, product lines or technology and our failure to integrate any of them may have an adverse effect on our business.

     As part of our growth strategy, we may pursue acquisitions and investments that could provide complementary and competitive new technologies, products or businesses. Future acquisitions or investments could involve the use of significant amounts of cash, which may cause us to incur a significant amount of debt. Alternatively, these types of transactions may require us to issue additional shares of our common stock. Such issuances could be dilutive to stockholders, and that dilution could be substantial. In addition, acquisitions involve numerous risks, including the diversion of management's attention from other business concerns and risks of entering markets in which we have limited or no prior experience.

     We currently have no commitments with respect to any acquisition or investment. If an acquisition or investment does occur and we cannot successfully integrate the business, product, technology or personnel that we acquire, it would have a material adverse affect on our business, results of operations and financial condition.

We may be unable to find appropriate strategic alliances, which would adversely affect market penetration of the Plasma Converter System.

     Future strategic alliances may include cooperative agreements for the sharing of information, cooperative marketing agreements, or other business relationships such as equity investments or joint ventures. We may be unable to find appropriate strategic alliances in markets in which we have little or no experience, which could prevent us from bringing our products to these markets in a timely manner, if at all. This may lower the demand for and reduce market acceptance of our Plasma Converter System, reducing our revenues and profitability.

     Though we have, in the past, entered into several strategic alliances in an effort to expand commercialization of the Plasma Converter System, as of January 31, 2008, none of these alliances, including our alliance with Future Fuels, Inc., were active nor have we ever made any sales of our Plasma Converter System through any such alliances. However, in March 2008, we announced a strategic alliance with Hydrogen Engine Center, Inc., or HEC, to combine HEC's alternative gas energy conversion technology and our Plasma Converter processing technology. HEC expects to deliver a hydrogen power generator system to us for demonstration purposes at our Bristol, Connecticut facility in or around May 2008. As of May 8, 2008, the hydrogen power generator system has not been delivered to us. It is expected that HEC's internal combustion engines will generate clean power for stationary facilities using the hydrogen produced by our Plasma Converter System.

Contracts with federal and state governments subject us to possible contract terminations and audits.

     We participate from time to time in selective research and sales opportunities involving federal and state governments. Such contracts with federal and state governments can be subject to various risks, including the risk of termination at the convenience of the government, without penalty; however, typically if the contracts are cancelled for "convenience", the government must pay the costs of the contract up until the date of cancellation and other reasonable costs related to its termination. Additionally, revenues from governmental contracts are subject to time-consuming audit procedures under various federal statutes.

There may be claims made against us for personal injury and business losses which may subject us to litigation and related costs.

     We anticipate that the Plasma Converter System will be utilized in a variety of industrial and other settings and will be used to handle materials resulting from the generation of hazardous waste. The equipment will, therefore, be subject to risks of breakdowns and malfunctions, and it is possible that claims for personal injury and business losses arising out of these breakdowns and malfunctions will be made against us. If we obtain product liability insurance in the future, our insurance may be insufficient to provide coverage against all claims or for claims made for amounts substantially in excess of applicable policy limits. Such an event could have a material adverse effect on our business, financial condition and results of operations.

Product liability claims could result in losses and could divert our management's time and resources.

     The manufacture and sale of our products create a risk of product liability claims. Any product liability claims, with or without merit, could result in costly litigation and reduced sales, cause us to incur significant liabilities and divert our management's time, attention and resources. Currently, we do not have product liability insurance; however, there is no assurance that such insurance, if obtained in the future, would be adequate to cover all potential claims. The successful assertion of any such large claim against us could materially harm our liquidity and operating results.

Our failure to properly control the use of hazardous materials could result in substantial financial liabilities to us.

     We use, generate and discharge toxic, volatile or otherwise hazardous chemicals and wastes in our research, development and manufacturing activities. Therefore, we are subject to a variety of federal, state and local government regulations related to the storage, use and disposal of such materials. Failure to comply with present or future regulations could result in an imposition of fines or other liabilities on us, suspension of production or a cessation of operations. We are not aware of any environmental investigation, proceeding or action by federal or state agencies involving any of our facilities. However, under federal and state statutes and regulations, a government agency may seek recovery and response costs from both operators and owners of property where releases of hazardous substances were committed by previous occupants of the property or have occurred or are ongoing. If we fail to control the use of, or to restrict adequately the discharge of, hazardous substances, we could be subject to substantial financial liabilities. Our business, financial condition and operating results could suffer a material adverse effect if costs resulting from these liabilities materialize. If we operate the Plasma Converter System directly, as part of a joint venture or otherwise, the amount of our potential liability will be greater.

We cannot predict with certainty the extent of future costs under environmental, health and safety laws, and cannot guarantee that they will not be material.

     We could become liable if our operations were to cause environmental damage to our properties or to the property of other landowners, particularly as a result of the contamination of air, drinking water or soil. Under current law, we could even be held liable for damage caused by conditions if found to have existed before we acquired the assets or operations involved. Also, we could be liable if we arrange for the transportation, disposal or treatment of hazardous substances that cause environmental contamination, or if a predecessor owner made such arrangements and under applicable law we are treated as a successor to the prior owner. Any liability for environmental damage could have a material adverse effect on our financial condition, results of operations and cash flows.

     In the ordinary course of our business, we may in the future become involved in a variety of legal and administrative proceedings relating to land use and environmental laws and regulations. These include proceedings in which:

     o agencies of federal, state, local or foreign governments seek to impose liability on us under applicable statutes, sometimes involving civil or criminal penalties for violations, or to revoke or deny renewal of a permit we need; and

     o local communities and citizen groups, adjacent landowners or governmental agencies oppose the issuance of a permit or approval we need, allege violations of the permits under which we operate or laws or regulations to which we are subject, or seek to impose liability on us for environmental damage.

     The adverse outcome of one or more of these proceedings could result in, among other things, material increases in our costs or liabilities as well as material charges for asset impairments.

Failure to comply with government regulations will severely limit our sales opportunities and future revenues.

     We and our customers may be required to comply with a number of federal, state, local and foreign laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act and the Occupational Safety and Health Act of 1970, which may require our prospective working partners or our customers to obtain permits or approvals to utilize the Plasma Converter System and related equipment on job sites. Since we intend to market the Plasma Converter System internationally, we will be required to comply with foreign laws and regulations and, when applicable, obtain permits in other countries. We cannot be certain that required permits and approvals will be obtained or that new environmental regulations will not be enacted or that if they are, we and our customers can meet stricter standards of operation or obtain additional operating permits or approvals. Furthermore, particularly in the environmental remediation market, we may be required to conduct performance and operating studies to assure government agencies that the Plasma Converter System and its by-products are not environmental risks. There is no assurance that these studies will not be more costly or time-consuming than anticipated or will produce acceptable conclusions. Failure to obtain operating permits, or otherwise to comply with federal, state, local and foreign regulatory requirements, could affect our ability to market and sell our Plasma Converter System and could substantially reduce the market price of our common stock.

Our operations and financial condition could be adversely affected by our failure or inability to protect our intellectual property.

     Our success and the competitiveness of our products are heavily dependent upon our proprietary technology and our ability to protect our current and future technology and manufacturing processes. We rely on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect our proprietary rights. Such means of protecting our proprietary rights may not be adequate because such laws provide only limited protection. Despite precautions that we take, it may be possible for unauthorized third parties to duplicate aspects of our technologies and manufacturing processes or the current or future products or technologies of our business and manufacturing processes or to obtain and use information that we regard as proprietary. This could harm our business, financial condition and results of operations and your investment.

     Additionally, our competitors may independently develop similar or superior technology. Policing unauthorized use of proprietary rights is difficult, and some international laws do not protect proprietary rights to the same extent as United States laws. Litigation periodically may be necessary to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation is costly and may not be successful. Our failure to protect our proprietary technology or manufacturing processes could harm our business, financial condition and results of operations and your investment.

     Most of our technologies are not covered by U.S. and foreign patents. There is no assurance that any patent applications filed by us in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford our intellectual property. Disputes may arise between us and others as to the scope and validity of these or other patents (see our risk factor below under the heading "Intellectual property infringement claims by third parties could adversely affect our operations and financial condition"). Any defense of the patents could prove costly and time consuming and there can be no assurance that we will be in a position, or will deem it advisable, to carry on such a defense.

     Patent applications in the United States are maintained in secrecy until patents are issued, and the publication of discoveries in the scientific literature tends to lag behind actual discoveries. Therefore, we cannot guarantee that we will be the first creator of future inventions for which we seek patents or the first to file patent applications for any of our inventions.

     Patent applications filed in foreign countries are subject to laws, rules and procedures which differ from those of the United States. We cannot be certain that:

     o    patents will be issued from future applications;

     o any future patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us;

     o foreign intellectual property laws will protect our intellectual property; or

     o others will not independently develop similar products, duplicate our products or design around any patents which may be issued to us.

     Generally, we enter into confidentiality and non-disclosure of intellectual property agreements with our employees, consultants and many of our vendors, and generally control access to and distribution of our proprietary information. Notwithstanding these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar information independently.

     Policing unauthorized use of intellectual property is difficult. The laws of other countries may afford little or no effective protection of our technology. We cannot assure you that the steps taken by us will prevent misappropriation of our technology, which may cause us to lose customers and revenue opportunities. In addition, pursuing persons who might misappropriate our intellectual property could be costly and divert the attention of our management from the operation of our business.

Intellectual property infringement claims by third parties could adversely affect our operations and financial condition.

     Other individuals and/or entities may have filed applications for, or may have been issued, patents and may obtain additional patents and other proprietary rights to technology used by us or otherwise potentially useful or necessary to us. The scope and validity of such patents, if any, the extent to which we may wish or need to acquire the rights to such patents, and the cost and availability of such rights are presently unknown. We may infringe upon the intellectual property rights of third parties, including third party rights in patents that have not yet been issued. If we do infringe, the holder of the patent may seek to cause us to cease using the technology subject to the patent, or require us to enter into a license or other similar agreement and pay for our use of the intellectual property. In either case, such event may have a material negative impact on our performance. Also, since we rely upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

     We do not believe that any of our technologies or products infringe upon the proprietary rights of third parties. Nevertheless, third parties may claim infringement with respect to our current or future technologies or products or products manufactured by others and incorporating our technologies. Responding to any such claims, whether or not they are found to have merit, could be time consuming, result in costly litigation, cause development delays, require us to enter into royalty or license agreements, or require us to cease using the technology that is the intellectual property of a third party. Royalty or license agreements may not be available on acceptable terms or at all. As a result, infringement claims could have a material adverse affect on our business, operating results, and financial condition.

     On April 30, 2008, we received a letter from Plasco Energy Group, Inc., or Plasco, claiming that our Plasma Converter System infringes on a patent owned by Plasco and, in connection therewith, Plasco has filed a complaint against us in the U.S. District Court for the Southern District of Texas, Houston Division. In the complaint, Plasco seeks a declaration of infringement as well as other remedies and relief. The complaint has not been served on us as of the date of this prospectus. At this time, management does not believe that this claim has merit; however, we have engaged legal counsel to review the complaint and advise us as to our options. We are not able to estimate the outcome of this matter at this time. In the event of an adverse result of this matter, we could be required to pay substantial damages, cease the licensing of allegedly infringing technology or the sale of allegedly infringing products and expend significant resources to develop non-infringing technology or to obtain licenses for the infringing technology, which would have an adverse effect on our business. In addition, we cannot assure you that we would be successful in developing such non-infringing technology or that any license for the infringing technology would be available to us on commercially reasonable terms, if at all.

Our failure to keep pace with our competitors and technological changes may result in the loss of customers and revenue opportunities.

     Other manufacturers of systems used to process and dispose of materials and wastes in both the private and public sectors include several large domestic and international companies and numerous small companies, many of whom have substantially greater financial and other resources and more manufacturing, marketing and sales experience than we do. As other technologies evolve, the Plasma Converter System may be rendered obsolete. To the extent that our competitors are able to offer more cost-effective alternatives to the processing and disposal of materials and wastes, our ability to compete and sell the Plasma Converter System could be materially and adversely affected.

Competition from other industry participants and rapid technological change could impede our ability to achieve profitable operations. Additionally, our current and potential competitors, some of whom have greater resources and experience than we do, may develop products and technologies that may cause a decline in demand for, and the prices of, our Plasma Converter System.

     Other companies have developed, or may develop, products that compete with our Plasma Converter System. We also compete indirectly with traditional waste management companies, who employ traditional methods for the processing and disposal of waste, including landfill dumping companies and companies that operate incinerators. Furthermore, our competitors may combine with each other, and other companies may enter our markets by acquiring or entering into strategic relationships with our competitors.

     Many of our current and potential competitors have competitive advantages over us, including substantially greater financial, technical, personnel and other resources, including brand name recognition and long-standing relationships with customers. These matters may place us at competitive disadvantage in our markets and may impair our ability to expand into new markets, which could adversely affect our business. If we fail to grow rapidly or obtain additional capital we may not be able to compete with larger, more well-established companies. There can be no assurance that we will be able to successfully compete in our markets.

     We face competition in all aspects of our operations. In North America, the industry consists of large national waste management companies, and local and regional companies of varying sizes and financial resources. We compete with these companies as well as with counties and municipalities that maintain their own waste collection and disposal operations. Our competitors may have significant advantages over us, as their operations may have been accepted by consumers and we may not be able to successfully compete with them. In addition, competitors may reduce their prices to expand sales volume or to win competitively bid contracts. If this happens, we may be required to offer lower pricing to attract or retain our customers, resulting in a negative impact to our revenues.

Our operating results may be adversely affected by substantial quarterly and annual fluctuations and market downturns.

     Our revenues, earnings and other operating results have fluctuated in the past and our revenues, earnings and other operating results may fluctuate in the future. These fluctuations are due to a number of factors, many of which are beyond our control. These factors include, among others, overall growth in the waste management market, changes in customer order patterns, availability of components from our suppliers, the gain or loss of a significant customer, and market acceptance of our products. These factors are difficult to forecast, and these, as well as other factors, could materially and adversely affect our quarterly or annual operating results.

We are dependent on key personnel and our business would be disrupted if we are unable to retain and expand our management team.

     Due to the nature of our business, we are highly dependent on the continued service of, and on the ability to attract and retain, qualified engineering, technical, manufacturing, sales, marketing and senior management personnel. The loss of any key employees or principal members of management could have a material adverse effect on our business and operating results. Further, if we are unable to hire additional qualified personnel as needed, we may not be able to adequately manage and implement plans for our expansion and growth. Joseph F. Longo, our Chairman, Chief Executive Officer and President, has an employment agreement with us. However, any officer or employee may terminate his or her relationship with us at any time. Our employment agreement with Mr. Longo and our employment arrangements with other executive officers and significant employees impose customary confidentiality and non-compete obligations, and our employment arrangements with executive officers, other than Mr. Longo, provide for the assignment to us of all rights to any technology developed by such person during the time of his or her employment. Our board of directors is currently in the process of evaluating and developing an appropriate succession plan for Mr. Longo, who is 76. However, there can be no assurance that a succession plan will be established or that any succession plan, if established, will be sufficient to replace Mr. Longo when and if his services to us are no longer available.

If Mr. Longo is involuntarily terminated without cause, his employment agreement provides for additional termination benefits.

     Mr. Longo's employment agreement (the "CEO Agreement") originally was effective as of January 1, 2004 for a three-year term. The CEO Agreement is automatically extended for one-year renewal terms unless Mr. Longo or we give written notice of non-renewal within 90 days before January 1. The term of the CEO Agreement has been extended through 2008. Under the CEO Agreement, Mr. Longo will serve as our Chief Executive Officer and President, with an annual base salary of $185,000, which was increased by the Compensation Committee to $210,000 on August 1, 2007. If Mr. Longo's employment terminates for any reason other than death, Mr. Longo will receive continued payment of his base salary and continued eligibility for benefits, both for six months following the date of termination. Mr. Longo's employment agreement provides that if his employment is terminated due to disability or he is involuntarily terminated for any reason other than for cause, he is entitled to additional termination benefits, including an annual payment of $97,500, beginning six months after termination of employment (after the severance period), for the remainder of his life. If Mr. Longo is survived by his spouse, she will receive half of that amount ($48,750) annually for the remainder of her life. In addition, Mr. Longo (and his surviving spouse) will receive lifetime reimbursement of gap medical insurance premiums to cover expenses not covered by Medicare or Medicaid. The Compensation Committee granted these benefits to Mr. Longo in recognition of his services to us. These additional termination benefits will not increase based on Mr. Longo's years of service with us. These entitlements are unfunded and Mr. Longo's rights to these benefits are as an unsecured general creditor to us. On January 28, 2008, the parties executed an amendment to clarify provisions with respect to such agreement.

Our disclosure controls and procedures contain certain material weaknesses which could affect the ability of investors to rely on our financial statements.

     We maintain controls and procedures designed to ensure that we are able to collect the information that is required to be disclosed in the reports filed with the SEC, and to process, summarize and disclose this information within the time period specified in the rules of the SEC. Our Chief Executive Officer and Chief Financial Officer are responsible for establishing, maintaining and enhancing these procedures. They are also responsible, as required by the rules established by the SEC, for the evaluation of the effectiveness of these procedures.

     Based on an evaluation of our disclosure controls and procedures, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective at the "reasonable assurance" level. These controls ensure that we are able to collect, process and disclose the information required in our reports that are filed with the SEC within the required time period.

     The material weakness identified in connection with the aforementioned evaluation is in our inability to properly apply highly specialized accounting principles to, and adequately disclose, complex transactions and the development of revenue recognition policies. In order to mitigate the risk of misapplying accounting principles, we recently engaged an outside consultant to provide guidance on properly applying accounting principles.

     Given the mitigating actions taken by management, we are confident that our unaudited financial statements for the three months ended January 31, 2008 and our audited financial statements for the fiscal year ended October 31, 2007 fairly present, in all material respects, our financial condition and results of operations. Management does not believe that the above reportable conditions and material weaknesses affected the results for the three months ended January 31, 2008, the fiscal year ended October 31, 2007 or any prior period.

Our internal controls over financial reporting contain certain material weaknesses which could affect the ability of investors to rely on our financial statements.

     We currently have a material weakness in internal controls over financial reporting related to our limited segregation of duties. Segregation of duties within our company is limited due to the small number of employees that are assigned to positions that involve the processing of financial information. Although we are aware that segregation of duties within our company is limited, we believe (based on our current roster of employees and certain control mechanisms we have in place), that the risks associated with having limited segregation of duties are currently insignificant.

     Assuming our volume of business increases and sufficient capital is secured (neither of which can be assured), we intend to increase staffing to mitigate the current lack of segregation of duties within the general, administrative and financial functions. In addition, subsequent to October 31, 2007, we engaged an outside consultant to assist in the financial function, which has increased the resources devoted to performing certain post-closing procedures.

     Given the mitigating actions taken by management, we are confident that our unaudited financial statements for the three months ended January 31, 2008 and our audited financial statements for the fiscal year ended October 31, 2007 fairly present, in all material respects, our financial condition and results of operations. Management does not believe that the above reportable conditions and material weaknesses affected the results for the three months ended January 31, 2008, the fiscal year ended October 31, 2007 or any prior period. However, if other material weaknesses are identified in the future, our ability to report our quarterly and annual financial results on a timely and accurate basis may be adversely affected.

     The SEC, under Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules generally requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual report on Form 10-K that contains an assessment by management of the effectiveness of the company's internal controls over financial reporting beginning the fiscal year ending October 31, 2008. In addition, pursuant to current SEC rules, our independent registered public accounting firm must attest to and report on our management's assessment of the effectiveness of our internal controls over financial reporting beginning the fiscal year ending October 31, 2009. We have not yet developed a Section 404 implementation plan. We expect that we may need to hire and/or engage additional personnel and incur incremental costs in order to complete the work required by Section 404. We can not guarantee that we will be able to complete a Section 404 plan on a timely basis. Additionally, upon completion of a Section 404 plan, we may not be able to conclude that our internal controls are effective, or in the event that we conclude that our internal controls are effective, our independent registered public accountants may disagree with our assessment and may issue a report that is qualified. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could negatively affect our operating results or cause us to fail to meet our reporting obligations.

The occurrence of one or more natural disasters or acts of terrorism could adversely affect our operations and financial performance.

     The occurrence of one or more natural disasters or acts of terrorism could result in physical damage to or the temporary closure of our corporate headquarters, product showroom and/or manufacturing facility. It may also result in the temporary lack of an adequate work force in a market and/or the temporary or long term disruption in the supply of materials (or a substantial increase in the cost of those materials) from suppliers. One or more natural disasters or acts of terrorism could materially and adversely affect our operations and financial performance. Furthermore, insurance costs associated with our business may rise significantly in the event of a large scale natural disaster or act of terrorism.

Risks Related to This Offering

Our common stock has been delisted from the NASDAQ Capital Market.

     In July 2003, our common stock was delisted from the NASDAQ Capital Market (formerly known as the NASDAQ SmallCap Market) and began trading on the NASD Over-the-Counter Bulletin Board. Since our shares are not listed for trading on the NASDAQ Capital Market or any other national securities exchange, the trading of our shares is more difficult for investors, potentially leading to further declines in the price of our common stock. It may also make it more difficult for us to raise additional capital. Further, we may also incur additional costs under state blue-sky laws in connection with any sales of our securities.

     Our common stock currently trades on the NASD Over-the-Counter Bulletin Board. Securities in the NASD Over-the-Counter Market are generally more difficult to trade than those on the major stock exchanges. As a consequence, you may find it difficult to dispose of our common stock. In addition, accurate price quotations are also more difficult to obtain. The trading market for our common stock is subject to special regulations governing the sale of penny stock.

     A "penny stock" is defined by regulations of the Securities and Exchange Commission, or the SEC, as an equity security with a market price of less than $5.00 per share. The market price of our common stock has been less than $5.00 for several years.

     If you buy or sell a penny stock, these regulations require that you receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock would be subject to Rule 15g-9 of the Securities Exchange Act of 1934, as amended, also referred to in this prospectus as the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker-dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.

     Penny stock regulations will tend to reduce market liquidity of our common stock, because they limit the broker-dealers' ability to trade, and a purchaser's ability to sell the stock in the secondary market. The low price of our common stock will have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock may also limit our ability to raise additional capital by issuing additional shares of our common stock. There are several reasons for these effects. First, the internal policies of many institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, our shareholders will pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

Terrorist attacks and other attacks or acts of war may adversely affect the markets on which our common stock trades, which could have a materially adverse effect on our financial condition and our results of operations.

     On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. In March 2003, the United States and allied nations commenced a war in Iraq. These attacks and the war in Iraq caused global instability in the financial markets. There could be further acts of terrorism in the United States or elsewhere that could have a similar impact. Armed hostilities or further acts of terrorism could cause further instability in financial markets and could directly impact our financial condition, our results of operations and the price of our common stock.

Existing shareholders will experience significant dilution if we sell shares under the Standby Equity Distribution Agreement, which can only occur upon successful activation of the agreement.

     We are heavily dependent on external financing to fund our operations. Our financial needs may be partially provided from the Standby Equity Distribution Agreement, or SEDA, we entered into with Cornell Capital Partners LP, or Cornell, on April 11, 2007. Under the SEDA, we may, in our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $10 million. The issuance of shares of our common stock under the SEDA will have a dilutive impact on our other shareholders and the issuance or even potential issuance of such shares could have a negative effect on the market price of our common stock. However, the conditions for the activation of the SEDA, namely, the effectiveness of a registration statement with the SEC to register the shares issuable under the SEDA, have not yet been satisfied by us, and may never be satisfied. As a result, Cornell is not currently obliged to provide any funding under the SEDA. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of our common stock we will have to issue under the SEDA to draw down the full amount. If our stock price is lower, then our existing shareholders would experience greater dilution.

If the SEDA is activated and we elect to sell our shares, Cornell will pay less than the then-prevailing market price of our common stock, and therefore will have an incentive to sell our shares which could cause the price of our common stock to decline.

     Our common stock to be issued under the SEDA, if any, will be issued at a 4% discount to the lowest closing bid price of our common stock during the five consecutive trading day period immediately following the date we notify Cornell that we desire to access the SEDA. In addition, Cornell will be paid a 5% retainer fee from each advance it makes for a total discount of 9%. The 5% retainer fee is paid by us from the proceeds we receive from each advance and is not reflected in the conversion formula in calculating the number of shares issued to Cornell each time we draw upon the equity line. Based on this discount, Cornell could elect to sell immediately to realize the gain on the 4% discount. These sales could cause the price of our common stock to decline, based on increased selling of our common stock. In addition, dilutive pressures caused by issuances of additional shares of our common stock under the SEDA could also contribute to a decline in the price of our common stock.

We may not be able to obtain a cash advance under the SEDA if Cornell holds more than 9.9% of our common stock.

     In the event the SEDA is activated, but Cornell beneficially owns more than 9.9% of our then-outstanding common stock (based on public filings, Cornell beneficially owns less than 5% as of May 8, 2008), we will be unable to obtain a cash advance under the SEDA. A possibility exists that Cornell may beneficially own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to request an advance under the SEDA. In that event, if we are unable to obtain additional external funding, we could be forced to curtail or cease our operations. In addition, in the event that Cornell beneficially owns more than 9.9% of our outstanding common stock, Cornell may sell shares in order to provide new cash advances, which could decrease the price of our common stock.

The sale of our common stock under the SEDA, once activated, could encourage short sales by third parties, which could contribute to the future decline of our stock price.

     In many circumstances, the provisions of the SEDA have the potential to cause a significant downward pressure on the price of our common stock. This would especially be the case if the shares being placed into the market exceed the market's ability to absorb our shares or if we had not performed in such a manner to show that the equity funds raised will be used for growth. Such events could place further downward pressure on the price of our common stock. We may request numerous draw downs pursuant to the terms of the SEDA, if it becomes effective. Even if we use the proceeds from sales under the SEDA to invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our stock, the price decline that would result from this activity in turn may cause holders of our stock to sell their shares, thereby contributing to sales of our stock in the market. If there is an imbalance on the sell side of the market for our common stock, the price will decline. It is not possible to predict those circumstances whereby short sales could materialize or the extent to which our stock price could drop. In some companies that have been subjected to short sales the stock price has dropped nearly to zero. This could happen to our stock price.

We may not be able to access sufficient funds under the SEDA when needed.

     We are dependent on external financing to fund our operations. Our financing needs may have to be provided largely from the SEDA over the next two years. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because the SEDA is not effective (and we cannot assure you that conditions for its effectiveness will be met), the amount of each advance is subject to a maximum advance amount of the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of our common stock for such period by the average daily volume over the same period, and we may not submit any request for an advance within five trading days of a prior request. In addition, if Cornell becomes unable or unwilling to honor its obligations under the SEDA, should it become effective, we would be at grave risk. Finally, in order for the SEDA to become effective, we must obtain an effective registration statement for the shares to be sold under the SEDA, and there can be no assurance that such registration statement will be declared effective.

Cornell may sell shares of our common stock after we deliver an advance notice during the pricing period, which could cause our stock price to decline.

     Cornell is deemed to beneficially own the shares of our common stock corresponding to a particular advance on the date that we deliver an advance notice to Cornell, which is prior to the date the shares are delivered to Cornell. Cornell may sell such shares any time after we deliver an advance notice. Accordingly, Cornell may sell such shares during the pricing period. Such sales may cause our stock price to decline and if so would result in a lower volume weighted average price ("VWAP") during the pricing period, which would result in us having to issue a larger number of shares of our common stock to Cornell in respect of the advance.

Certain current shareholders own a large portion of our voting stock which could influence decisions that may adversely affect other investors.

     As of May 8, 2008, our officers and directors (eight persons) beneficially own or control approximately 8.9% of our outstanding common stock. Joseph F. Longo, our Chief Executive Officer and President and Chairman of the Board of Directors, owns approximately 6.6% of our outstanding common stock. Arthur J. Steinberg, not individually, but solely in his capacity as the Receiver of Northshore Asset Management, LLC and related entities, and Connecticut Banking Commissioner Howard F. Pitkin, (successor to John P. Burke), not individually, but solely in his capacity as Receiver of Circle Trust Company, may be deemed to share beneficial ownership of approximately 20.7% of our outstanding common stock. FB U.S. Investments, L.L.C. beneficially owns approximately 17.4% of our outstanding common stock. Francisco J. Rivera Fernandez beneficially owns approximately 8.5% of our outstanding common stock. These shareholders may be able to influence matters requiring shareholder approval and thereby, our management and business.

     This concentration of ownership could delay or prevent another person or persons from acquiring control or causing a change in control, even if such change would increase the price of our common stock or our value. Preventing a change in control in favorable circumstances may affect your ability to sell your securities at a higher price.

Our stock price fluctuates and accordingly, you could lose all or part of the value of your shares of our common stock.

     The market price of our common stock has historically been highly volatile. The market price of our common stock has fluctuated and may continue to fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

     o sales of our common stock by shareholders because our business profile does not fit their investment objectives;

     o    actual or anticipated fluctuations in our operating results;

     o developments relating to our Plasma Converter System and related proprietary rights;

     o    announcements relating to our performance;

     o    government regulations and changes thereto;

     o announcements of our competitors or their success in the waste management business;

     o the operating and stock price performance of other comparable companies;

     o    developments and publicity regarding our industry; and

     o    general economic conditions.

     In addition, the stock market in general has experienced volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual performance, and could enhance the effect of any fluctuations that do relate to our operating results.

     On May 5, 2008, prior to the effectiveness of the registration statement with respect to the shares of our common stock being sold under this prospectus, we announced that Joseph F. Longo, our CEO, was interviewed by The Wall Street Transcript on April 18, 2008 and that a copy of the interview is available on The Wall Street Transcript's website or upon request to us and will be posted on our website. In the transcript from that interview, Mr. Longo made certain statements in isolation that the shares of our common stock were available at an attractive price and at a price low enough to sell later without losing money, and that buyers can buy stock with a good margin of safety, and did not disclose the related risks and uncertainties associated with owning or investing in shares of our common stock described in this prospectus. As a result, the statements made by Mr. Longo should not be considered in isolation and you should make your investment decision only after reading this entire prospectus carefully. No assurances can be made that the shares of our common stock will not decrease in value nor can any assurances be made that the shares or our common stock will increase in value or that you will make money on your investment in us.

Future sales of a significant number of shares of our common stock may have an adverse effect on our stock price.

     We intend to file, or have filed, one or more registration statements with the SEC, including a resale registration statement for certain of Cornell's shares, as well as others' shares, pursuant to one or more registration rights agreements, so that many of the shares of our common stock which are issuable upon the exercise of outstanding warrants may be sold in the public market. The sale of common stock issued or issuable upon the exercise of the warrants described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

     We filed a registration statement on June 1, 2007 in accordance with the Cornell registration rights agreement and filed amendments to that registration statement on October 31, 2007, March 11, 2008 and May 12, 2008. The 150 day deadline for the registration statement to be declared effective passed in early September 2007. We intend to file, or have filed, an amendment to that registration statement in response to the SEC's comments. However, this amended registration statement will still be subject to additional SEC review.

     There are currently a large number of shares of our common stock that are eligible for sale and additional shares which may become eligible for sale in connection with the effectiveness of future registration statements. The market price of our common stock could drop as a result of sales of a large number of shares of our common stock in the market, or the perception that such sales could occur. These factors could also make it more difficult for us to raise funds through future offerings of our common stock.

     Shares issuable upon the conversion of warrants or the exercise of outstanding options may substantially increase the number of shares available for sale in the public market and may depress the price of our common stock.

     Cornell, FB U.S. Investments, L.L.C. and Northshore Asset Management, LLC (Arthur J. Steinberg is the Receiver for Northshore Asset Management, LLC) are three of our significant shareholders who hold shares of our common stock that are also in the process of being registered for resale under the Securities Act of 1933. If these shares are registered, sales of these shares by Cornell, FB U.S. Investments, L.L.C. and Northshore Asset Management, LLC could result in a decrease in the price of our common stock.

     In addition, in connection with most of our private placements, we grant piggyback registration rights in respect of the shares of our common stock purchased in such private placements, as well as the shares of our common stock issuable upon the exercise of warrants issued in such private placements. Certain investors in these private placements were entitled to, but not provided with, piggyback registration rights in respect of the shares of common stock and the shares issuable upon exercise of warrants purchased in such private placements in connection with the filing of this registration statement as well as other registration statements that we have filed in the past. Accordingly, we may be in breach of our registration obligations to certain of these shareholders; however, most of the shares of common stock purchased in these private placements are currently eligible for resale in compliance with Rule 144 under the Securities Act and most of the warrants issued in such private placements are either out-of-the-money and/or otherwise scheduled to expire in the near future.

Shares issuable upon the conversion of warrants or the exercise of outstanding options may substantially increase the number of shares available for sale in the public market and depress the price of our common stock.

     As of May 8, 2008, we had outstanding warrants exercisable for an aggregate of 8,389,952 shares of our common stock at a weighted average exercise price of $3.96 per share. In addition, as of May 8, 2008, options to purchase an aggregate of 1,730,000 shares of our common stock were outstanding at a weighted average exercise price of $4.73 per share. We submitted a proposal for approval by our shareholders at our annual meeting of shareholders, which took place on May 7, 2008, to increase the number of authorized shares available for issuance under our 2000 Stock Option Plan by 1,000,000 shares. Such proposal was approved at our annual meeting of shareholders by the required vote of our shareholders. As a result, 1,166,000 shares of our common stock were available on May 8, 2008 for future option grants under our 2000 Stock Option Plan. To the extent any of these warrants or options are exercised and any additional options are granted and exercised, there will be further dilution to investors. Until the options and warrants expire, these holders will have an opportunity to profit from any increase in the market price of our common stock without assuming the risks of ownership. Holders of options and warrants may convert or exercise these securities at a time when we could obtain additional capital on terms more favorable than those provided by the options or warrants. The exercise of the options and warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional shares of our common stock.

     In connection with previous private placements, Cornell holds (1) warrants to purchase 650,000 shares of our common stock issued on September 15, 2005 with an exercise price of $2.53 and an expiration date of September 15, 2008; and (2) warrants to purchase 1,666,666 shares of our common stock issued on April 11, 2007, of which 833,333 had an exercise price of $3.40 and the other 833,333 had an exercise price of $4.40, all of which had an expiration date of April 11, 2011 (collectively the "Cornell Warrants"). The exercise price of the Cornell Warrants are subject to downwards adjustment upon the occurrence of certain events, including if we subsequently sell shares of our common stock for less than a designated consideration per share, in which case the exercise price is adjusted to such consideration per share. In addition, only for the Cornell Warrants issued on September 15, 2005, if the exercise price is adjusted downwards, then the number of shares of our common stock is adjusted upwards, such that the total proceeds that would be paid to us at exercise would remain constant. Due to a subsequent private placement of our common stock, for consideration per share which triggered the adjustment provisions, (1) the Cornell Warrants issued on September 15, 2005 now permit Cornell to purchase 874,734 shares of our common stock at an exercise price of $1.88 per share; and
(2) the Cornell Warrants issued on April 11, 2007 now permit Cornell to purchase 1,666,666 shares of our common stock at an exercise price of $2.20 per share. Further, on May 6, 2008, we reduced to writing our prior oral agreements with Cornell whereby Cornell agreed to waive the anti-dilution provisions in the September 15, 2005 warrants as they relate to the private placement of shares of our common stock that occurred subsequent to September 15, 2005 at a price per share below $2.53, which issuance would have resulted in downward adjustments to the exercise price of those warrants to $1.88 per share and an increase in the number of shares issuable upon exercise of those warrants to 874,734 shares of our common stock. In consideration of this written agreement, we agreed to issue to Cornell new warrants to purchase 30,000 shares of our common stock at an exercise price of $1.50 per share. These warrants will expire three years from the date issued and will have substantially the same terms as the warrants issued on September 15, 2005, except that the full-ratchet anti-dilution rights will expire on September 15, 2008. The Cornell Warrants remain subject to adjustment until exercised or until they expire. Future private placements could trigger the adjustment provisions again and Cornell could be permitted to exercise the Cornell Warrants at exercise prices lower than those currently in effect and Cornell could be permitted to purchase more shares of our common stock pursuant to the Cornell Warrants issued on September 15, 2005 than is currently in effect, thus exacerbating any potential dilution from future private placements.

     The following table summarizes warrant information as of May 8, 2008:

                                         Warrants Outstanding*
                   -------------------------------------------------------------

                                           Weighted Average
                        Number                Remaining              Number
   Exercise           Outstanding          Contractual Life       Exercisable
    Price           at May 8, 2008             (years)           at May 8, 2008
    -----          -----------------           -------         -----------------
  $   2.00              822,250                  0.88                 822,250
  $   2.20            1,666,666                  3.45               1,666,666
  $   3.00              200,000                  4.10                 200,000
  $   3.20               37,500                  0.60                  37,500
  $   3.31               15,000                  0.61                  15,000
  $   3.40            1,280,650                  2.46               1,280,650
  $   4.38               12,500                  0.78                  12,500
  $   4.40            1,280,650                  2.46               1,280,650
  $   4.50               33,670                  0.58                  33,670
  $   4.57               30,857                  0.78                  30,857
  $   4.63               32,051                  0.66                  32,051
  $   5.00            1,365,000                  1.56               1,365,000
  $   6.00            1,365,000                  1.56               1,365,000
  $   6.38               12,500                  0.78                  12,500
  $   6.50               33,670                  0.58                  33,670
  $   6.57               30,857                  0.78                  30,857
  $   6.63               32,051                  0.66                  32,051
  $   8.38               12,500                  0.78                  12,500
  $   8.50               33,670                  0.58                  33,670
  $   8.57               30,858                  0.78                  30,858
  $   8.63               32,052                  0.66                  32,052
                -----------------                          --------------------

                      8,359,952                                     8,359,952
                =================                          ====================

     * This table does not reflect warrants to purchase 30,000 shares of our common stock that we agreed to issue to Cornell at a price of $1.50 per share on May 6, 2008.

     We intend to file, or have filed, one or more registration statements with the SEC, including a registration statement for Northshore's shares pursuant to registration rights agreements, so that substantially all of the shares of our common stock which are issuable upon the exercise of outstanding options and warrants may be sold in the public market. The sale of our common stock issued or issuable upon the exercise of the warrants and options described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

     We filed a registration statement on June 1, 2007 in accordance with the Cornell registration rights agreement and filed amended registration statements on October 31, 2007 and March 11, 2008. The 150 day deadline for the registration statement to be declared effective passed in early September 2007. We intend to file, or have filed, an amended registration statement which responds to the SEC's comments. However, on February 15, 2008, an amendment of Rule 144 under the Securities Act became effective. Consequently, the shares of common stock issued to Cornell are freely tradable without the need for an effective registration statement. The warrants issued to Cornell, however, are not freely tradable without an effective registration statement.

     Pursuant to the registration rights agreement we entered into with Cornell in connection with the April 11, 2007 private placement transaction through a securities purchase agreement, we are obligated to file a registration statement within 45 days of the April 11, 2007 sale to Cornell of 833,333 shares of our common stock and 1,666,666 warrants to purchase our common stock and obtain effectiveness no later than 120 days following April 11, 2007 (or 150 days if the registration statement receives a "full review" by the SEC) and maintain its effectiveness until all the shares may be sold without regard to volume limitations or manner of sale requirements pursuant to Rule 144 under the Securities Act of 1933, as amended. Under the registration rights agreement, in the event we do not file the registration statement or obtain its effectiveness within the time periods described above with regard to the resale of 833,333 shares of our common stock, and if certain other events occur, we could be subject to liquidated damages in an amount in cash equal to one percent of the purchase price paid by Cornell for the shares of our common stock issued pursuant to the securities purchase agreement, plus an additional 1% for each additional month an effective registration for resale of these 833,333 shares of our common stock is delayed, up to a maximum of 12%, or $240,000. However, on February 15, 2008, an amendment of SEC Rule 144 under the Securities Act became effective. Consequently, the shares of common stock issued pursuant to the Cornell registration rights agreement are freely tradable without the need for an effective registration statement. We did not satisfy our obligations under this registration rights agreement. We are not subject to additional liquidated damages in the event we do not file the registration statement or obtain its effectiveness with regard to shares of our common stock issuable upon exercise of the 1,666,666 warrants; however, we may still be liable for liquidated damages up to a maximum of $240,000 with respect to the resale of the 833,333 shares of common stock for which a registration statement was not declared effective prior to the rules changes under Rule 144.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other individuals or entities participating in this offering.

     The price in this offering may fluctuate based on the prevailing market price of our common stock on the NASD Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We have never paid a dividend and have no plans to pay dividends.

     To date, we have not paid any cash dividends on our shares of common stock and we have no plans to pay dividends in the near future.

There is an increased potential for short sales of our common stock due to the sales of shares issued upon exercise of warrants or options, which could materially affect the market price of the stock.

     Downward pressure on the market price of our common stock that likely will result from sales of our common stock issued in connection with an exercise of warrants or options could encourage short sales of our common stock by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security's price. As the holders exercise their warrants or options, we issue shares to the exercising holders, which such holders may then sell into the market. Such sales could have a tendency to depress the price of the stock, which could increase the potential for short sales. Additionally, one or more registration statements for shares/warrants could increase the possibility of such short sales. Although we have not yet filed a registration statement in connection with the April 11, 2007 SEDA we entered into with Cornell, once this registration statement is filed and deemed effective it could further increase the possibility of such short sales.

     In addition, in November 2007, we engaged a service company called Buyins.net to monitor, identify and report short selling activity in our shares of our common stock; however, we cannot be certain that such engagement will reduce short selling in our shares of common stock.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in this prospectus constitute "forward-looking statements". These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different than any expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology.

     We often use these types of statements when discussing:

     o    our business plans and strategies;

     o    the expansion of our manufacturing capabilities;

     o    our anticipation of profitability or cash flow from operations;

     o our anticipation of sources of funds to fund our operations in the future;

     o    the development of our business; and

     o other statements contained in this prospectus regarding matters that are not historical facts.

     These forward-looking statements are only predictions and estimates regarding future events and circumstances and speak only as of the date hereof. Actual results could differ materially from those anticipated as a result of factors described in "Risk Factors" or as a result of other factors. We may not achieve the future results reflected in these statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

     Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

     Since our common stock is considered "penny stock," we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of securities by the selling securityholders hereto. We may receive cash proceeds to the extent any of the warrants are exercised for cash. If all the warrants are exercised in full for cash, we will receive proceeds in the amount of $6,164,807. We would use any such proceeds for working capital and general corporate purposes.

                         PRICE RANGE OF OUR COMMON STOCK

     Our common stock has traded on the NASD Over-The-Counter Bulletin Board under the symbol "STHK.OB" since July 2003. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions. From November 2000 though July 2003, our common stock traded on the NASDAQ Capital Market. The last reported sale price for our common stock on May 12, 2008 was $1.12.

     The table below sets forth the high and low bid prices for our common stock during the periods indicated:

                                                   Bid Range of Common Stock
                                                   -------------------------
        Fiscal Year ended October 31, 2006
        ----------------------------------
        First Quarter                                $2.65           $1.61
        Second Quarter                                4.00            1.65
        Third Quarter                                 4.00            1.90
        Fourth Quarter                                2.20            1.56

        Fiscal Year ending October 31, 2007
        -----------------------------------
        First Quarter                                $3.15           $2.00
        Second Quarter                                3.65            2.20
        Third Quarter                                 2.90            2.03
        Fourth Quarter                                2.40            1.75

        Fiscal Year ending October 31, 2008
        -----------------------------------
        First Quarter                                $2.15           $1.48
        Second Quarter                                1.52            0.90


                                  STOCKHOLDERS

     As of May 8, 2008, there were 23,268,214 shares of our common stock outstanding that were held of record by approximately 531 shareholders.

                                 DIVIDEND POLICY

     We have never declared or paid cash dividends on our shares of common stock. We anticipate that any future earnings will be retained to finance our operations and for the growth and development of our business. Accordingly, we do not anticipate paying cash dividends on our shares of common stock for the foreseeable future. Additionally, our Articles of Incorporation provides that no dividends may be paid on any shares of our common stock unless and until all accumulated and unpaid dividends on our shares of preferred stock have been declared and paid in full. We currently have no outstanding shares of preferred stock, and we currently have no intention of issuing any such shares. While we currently have no intention to pay any dividends on our common stock, the payment of any future dividends will be at the discretion of our board of directors and will depend on our results of operations, financial position and capital requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors our board of directors deems relevant.

                                 CAPITALIZATION

     The following table sets forth our cash and cash equivalents and our consolidated capitalization as of January 31, 2008 on an actual basis and on a pro forma basis to reflect the exercise of the warrants being registered, the related issuance of 2,468,399 shares of common stock and the related receipt of $6,164,807 of proceeds.


     You should read the information below in conjunction with our consolidated financial statements and their notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                              STARTECH ENVIRONMENTAL CORPORATION
                                        Capitalization

                                                                     As of January 31, 2008
                                                                  ----------------------------
                                                                     Actual        Pro Forma
                                                                  ------------    ------------

Cash and cash equivalents                                         $ 11,096,288    $ 17,261,095
                                                                  ============    ============

Stockholders' equity:
   Preferred stock, no par value, 10,000,000 shares authorized;
      none issued and outstanding                                         --              --
   Common stock, no par value; 800,000,000 shares authorized;
      23,088,675 issued and outstanding, actual; and
      25,557,074 issued and outstanding, proforma                   33,964,500      40,129,307
   Additional paid-in capital                                        5,565,797       5,565,797
   Deferred leasing costs                                             (197,251)       (197,251)
   Accumulated deficit                                             (36,151,908)    (36,151,908)
                                                                  ------------    ------------

           Total stockholders' equity                                3,181,138       9,345,945
                                                                  ------------    ------------

Total capitalization                                              $  3,181,138    $  9,345,945
                                                                  ============    ============


The number of shares of our common stock reflected as issued in the table above, both on an actual basis and on a pro forma basis, does not reflect the following:

(a) 1,745,000 shares of our common stock issuable as of January 31, 2008 upon the exercise of options issued at a weighted average exercise price of $4.74 per share, pursuant to our 1995 Stock Option Plan and our 2000 Stock
     Option Plan.

(b) 6,949,722 shares of our common stock issuable as of January 31, 2008 upon the exercise of warrants issued at a weighted average exercise price of $4.79 per share,




                                       38

                                    DILUTION

     You will incur immediate and substantial dilution of $2.13 per share in net tangible book value per share of our common stock from the price you paid. Net tangible book value per share is determined by dividing the total number of shares outstanding of our common stock into the difference between total tangible assets less total liabilities. This dilution will reduce the value of your investment.

     At January 31, 2008, our net tangible book value was $3,181,138, or $0.14 per share on an actual basis. After giving effect to the issuance of all of the 2,468,399 common shares at an average price of $2.50 per share, and after deducting offering expenses, if this offering had been completed as of January 31, 2008, our pro forma net tangible book value on January 31, 2008 would have been approximately $9,345,945, or $0.37 per share.

     This represents an immediate increase in the net tangible book value of approximately $0.23 per share to our existing shareholders, and an immediate and substantial dilution of $2.13 per share to new investors. The following table illustrates this per-share dilution:

     Weighted average price of our common stock warrants...............$2.50
              Net tangible book value as of January 31, 2008...........$0.14
              Increase attributable to new investors...................$0.23
     Pro forma net tangible book value after this offering.............$0.37

     Dilution to new investors.........................................$2.13

     The following table summarizes, as of January 31, 2008 on a pro forma basis described below, the number of warrants exercised in this offering, the aggregate cash consideration paid and the average price per share paid by officers, directors, promoters and affiliated persons ("existing shareholders") for our common stock acquired since 1995 and by new investors purchasing shares of our common stock in this offering:

                          Shares Purchased      Total Consideration     Average
                        --------------------   ----------------------  Price per
                          Number     Percent     Amount       Percent    Share
                        ----------   -------   -----------    -------    -----

 Existing shareholders  23,088,675     90.3%   $33,964,500      84.6%    $1.47
 New investors           2,468,399      9.7%    $6,164,807      15.4%    $2.50
                        ----------    -----    -----------     -----
 Total                  25,557,074    100.0%   $40,129,307     100.0%
                        ==========    =====    ===========     =====

     The discussion and tables above give no effect to the exercise of 6,949,722 warrants outstanding as of January 31, 2008 at an average exercise price of $4.79 per share. As of January 31, 2008, options to purchase an aggregate of 1,745,000 shares were issued at a weighted average exercise price of $4.74 per share. They have not been included in the above tables and discussion. In addition, as of January 31, 2008, 166,000 shares are available for future option grants under our stock option plans. To the extent any of these options are exercised and any additional options are granted and exercised, there will be further dilution to new investors.


                             SELECTED FINANCIAL DATA

     The following selected financial information should be read in connection with, and is qualified by reference to, our consolidated financial statements and their related notes and "Management's Discussion and Analysis of Financial
Condition and Results of Operations", included elsewhere in this prospectus, which are incorporated herein by reference. The statement of operations data for the fiscal years ended October 31, 2005, 2006 and 2007 and the balance sheet data as of October 31, 2006 and 2007 are derived from audited consolidated financial statements included elsewhere in this prospectus. The statement of operations data for the fiscal years ended October 31, 2003 and 2004 and the balance sheet data as of October 31, 2003, 2004 and 2005 have been derived from audited consolidated financial statements not included in this prospectus. The statement of operations data for the three months ended January 31, 2007 and 2008 and the balance sheet data as of January 31, 2008 are derived from our unaudited condensed consolidated financial statements, included elsewhere in this prospectus or in our previously filed quarterly reports on Form 10-Q. The balance sheet data as of January 31, 2007 is derived from unaudited consolidated financial statements, not included in this prospectus.

                                          Three Months
Statement of operations data:           Ended January 31,                       Years Ended October 31,
-----------------------------         --------------------    --------------------------------------------------------
                                          (unaudited)              (in thousands, except share and per share data)
                                     (in thousands, except
                                      share and per share
                                            data)
                                        2007        2008        2003        2004        2005        2006        2007
                                      --------    --------    --------    --------    --------    --------    --------
Revenue                               $     66    $    108    $     70    $  1,709    $    290    $    949    $    746
Cost of revenue                             51         103          49         629          69         308         301
                                      --------    --------    --------    --------    --------    --------    --------
Gross profit                                15           5          21       1,080         221         641         445
Operating expenses:
General and administrative expenses        587       1,270       1,999       2,460       3,073       3,140       3,543
Research and development expenses           86          51         310         353         338         325         261
Selling expenses                           165         192         789         929         871         683         728
                                      --------    --------    --------    --------    --------    --------    --------
Total operating expenses                   838       1,513       3,098       3,742       4,282       4,148       4,532
                                      --------    --------    --------    --------    --------    --------    --------
Loss from operations                      (823)     (1,508)     (3,077)     (2,662)     (4,061)     (3,507)     (4,087)
                                      --------    --------    --------    --------    --------    --------    --------

Interest expense                           (16)       --            (7)         (2)        (18)       (155)        (16)
Other income and (expense)                 (34)        108        (338)         30         423      (2,955)        219
                                      --------    --------    --------    --------    --------    --------    --------
Total other income (expense)               (50)        108        (345)         28         405      (3,110)        203
                                      --------    --------    --------    --------    --------    --------    --------
Loss before income taxes                  (873)     (1,400)     (3,422)     (2,634)     (3,657)     (6,617)     (3,885)
Income tax expense                        --          --          --            12          22           3           5
                                      --------    --------    --------    --------    --------    --------    --------
Net (loss)                            $   (873)   $ (1,400)   $ (3,422)   $ (2,646)   $ (3,679)   $ (6,620)   $ (3,890)
                                      ========    ========    ========    ========    ========    ========    ========
Net (loss) per share - basic and
diluted                               $  (0.04)   $  (0.06)   $  (0.29)   $  (0.16)   $  (0.21)   $  (0.34)   $  (0.18)
                                      ========    --------    ========    ========    ========    ========    ========
Weighted-average shares outstanding
- basic and diluted                     20,720      23,078      11,641      16,872      17,921      19,643      22,039


                               As of January 31,                As of October 31,
                               -----------------  ------------------------------------------------
                                  (unaudited)                    (in thousands)
                                 (in thousands)

Balance Sheet Data:            2007       2008      2003      2004      2005       2006       2007
------------------             ----       ----      ----      ----      ----       ----       ----
Cash and cash equivalents    $ 1,243    $11,096   $ 2,602   $ 2,401   $ 2,490    $ 2,280    $11,613
Working capital                 (555)     1,149     1,446     1,461    (1,069)      (661)     2,349
Total assets                   4,218     18,551     4,886     4,957     5,634      5,174     17,603
Total stockholders' equity     1,691      3,181     3,388     3,622     1,653      1,506      4,412
Long-term obligations           --         --           4      --        --         --         --


                                       40

Supplementary Quarterly Financial Data (unaudited):

                                         For the Quarter Ended
                      --------------------------------------------------------
                        1/31/07         4/30/07       7/31/07        10/31/07
                      -----------    -----------    -----------    -----------
Total Revenues        $    65,976    $   191,976    $   354,958    $   132,988
Gross Profit (Loss)   $    14,719    $   155,473    $   277,361    $    (2,942)
Net (Loss)            $  (872,697)   $(1,026,985)   $  (773,509)   $(1,216,343)
Basic and Diluted
Net (Loss) per share  $     (0.04)   $     (0.05)   $     (0.03)   $     (0.05)


                                                For the Quarter Ended
                               -------------------------------------------------------
                                 1/31/06        4/30/06        7/31/06       10/31/06
                               -----------    -----------    -----------   -----------

Total Revenues                 $   364,197    $   111,464    $   286,131   $   187,002
Gross Profit                   $   311,094    $    28,826    $   219,387   $    82,179
Net (Loss) Income              $  (439,462)   $(4,620,815)   $   337,902   $(1,897,332)
Basic and Diluted
Net (Loss) Income per share    $     (0.02)   $     (0.25)   $      0.02   $     (0.09)

















                                       41

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our financial statements and the related notes appearing at the end of this prospectus. Our discussion contains forward-looking statements based upon our current expectations that involve risks, and our plans, objectives, expectations and intentions. As discussed under "Cautionary Note Regarding Forward-Looking Statements," actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus.

Recent Developments

     The following provides updates to certain projects and other events.

Sales Agreements

     On May 10, 2007, we entered into a purchase agreement with Envirosafe Industrial Services Corporation (EIS) whereby we sold to EIS two 10 ton-per-day (rated capacity), or TPD, and one 5 TPD (rated capacity) Plasma Converter Systems to process various solid, liquid and gaseous feeds, including hazardous waste, for an aggregate sales price of $19,275,000. On May 23, 2007, we received a down payment in the amount of $1,927,500. We have received additional installment payments of $5,782,500 through October 31, 2007 and an additional $1,445,500 thereafter. The remainder of the purchase price for these systems is payable in installments, the last of which is payable upon the issuance of certificates of completion once the installation of these three Plasma Converter Systems has been completed. As of May 8, 2008, scheduled installment payments due under this customer contract aggregating $3,373,250 were past due and we are currently evaluating our rights under the contract. There can be no assurance that these payments or other payments contemplated by this contract will be made, that we will be able to retain the payments previously made under these contracts or that we will deliver the Plasma Converter Systems covered by this purchase agreement. However, if we can successfully renegotiate this contract, we expect to complete delivery of the Plasma Converter Systems to EIS during the fourth calendar quarter of 2008.

     On August 10, 2007, we entered into a purchase agreement with Plasma Processing Technologies Ltd of England and Wales (PPT) for a 10 TPD (rated) Plasma Converter System to process municipal solid waste material, for an aggregate sales price of $5,400,000. On August 20, 2007, we received a down payment of $540,000. The remainder of the purchase price for this system is payable in installments, the last of which is payable upon the issuance of a certificate of completion once the installation of the Plasma Converter System has been completed, which was previously anticipated to take place in our first fiscal quarter of 2009. As of March 5, 2008, we negotiated a revised payment schedule with PPT, and received $810,000 of installment payments subsequent to January 31, 2008. We now expect to complete delivery of the PCS to PPT during the first calendar quarter of 2009.

Purchase Commitment

     On December 14, 2007, we executed a purchase order agreement to purchase certain inventory items for a total purchase price of $3,230,000 and paid a deposit of $646,000. The remaining payments, including $484,500 paid subsequent to January 31, 2008, are scheduled to be paid in installments over twenty-six weeks commencing December 14, 2007.

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

Private Placements

     On March 13, 2007, we received net proceeds of $500,002 from an investor in consideration of the sale of 208,334 shares of our common stock, the issuance of 208,334 warrants to purchase our common stock exercisable at $3.40 per share and 208,334 warrants to purchase our common stock exercisable at $4.40 per share. In addition, we issued 20,834 shares of our common stock, warrants to purchase 20,834 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 20,834 shares of our common stock at an exercise price of $4.40 per share to a placement agent in connection with this transaction.

     On March 16, 2007, we received net proceeds of $259,200 from an investor in consideration of the sale of 108,000 shares of our common stock. We also issued warrants to purchase 108,000 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 108,000 shares of our common stock at an exercise price of $4.40 per share. In addition, we issued 12,000 shares of our common stock, warrants to purchase 12,000 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 12,000 shares of our common stock at an exercise price of $4.40 per share to a placement agent in connection with this transaction.

     On March 21, 2007, we received gross proceeds of $555,555 from an investor in consideration of the sale of 231,482 shares of our common stock. We also issued warrants to purchase 231,482 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 231,482 shares of our common stock at an exercise price of $4.40 per share. In addition, we paid a cash commission in the amount of $55,555 as a finder's fee to a placement agent.

     On April 11, 2007, we entered into a Standby Equity Distribution Agreement, or SEDA, with Cornell Capital Partners L.P., or Cornell, pursuant to which we may, at our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $10 million. For each share of our common stock purchased under the SEDA, Cornell will pay us 96% of the lowest closing bid price of our shares of common stock, as quoted by Bloomberg, L.P., on the Over-the-Counter Bulletin Board or other principal market on which our shares of common stock are traded during the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the SEDA. Cornell's obligation to purchase shares of our common stock under the SEDA is subject to certain conditions, including our obtaining an effective registration statement covering the resale of shares of our common stock issuable to Cornell under the SEDA, which condition has not been satisfied as of the filing date of the registration statement of which this prospectus forms a part, and is limited to the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of our common stock for such period by the average daily volume over the same period. All shares of our common stock issuable pursuant to the SEDA will contain transferability restrictions until such time that the registration statement providing for the resale of such shares is declared effective by the Securities and Exchange Commission. We paid $5,000 to Newbridge Securities Corporation as a placement agent fee under a Placement Agent Agreement relating to the SEDA.

     Simultaneously with the execution of the SEDA, we entered into a Securities Purchase Agreement with Cornell, or the 2007 Cornell SPA, pursuant to which we issued and sold to Cornell 833,333 shares of our common stock at a price per share of $2.40 and issued Class A Warrants and Class B Warrants (the "Cornell Warrants"), each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40 per share, respectively, for an aggregate purchase price of $2,000,000. These Cornell Warrants are scheduled to expire on April 11, 2011. The exercise price of these Cornell Warrants is subject to downwards adjustment upon the occurrence of certain events, including if we subsequently sell shares of our common stock for a consideration per share less than $2.70, in which case the exercise price is adjusted to such consideration per share. As described in detail below, on May 10, 2007 we sold our common stock for a consideration per share of $2.20, at

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

which time the exercise price of all these Cornell Warrants to purchase an aggregate of 1,666,666 shares of our common stock was adjusted to $2.20 per share. Due to a subsequent private placement of our common stock, for consideration per share which triggered the adjustment provisions, the Cornell Warrants issued on April 11, 2007 now permit Cornell to purchase 1,666,666 shares of our common stock at an exercise price of $2.20 per share. We also entered into a registration rights agreement in connection with the 2007 Cornell SPA to register for resale the shares of our common stock issued to Cornell and the shares of our common stock issuable upon exercise of these Cornell Warrants. Pursuant to this registration rights agreement we are obligated to file a registration statement and obtain its effectiveness by early September 2007. We have filed a registration statement for Cornell's shares and certain of its warrants related to the 2007 SPA, which is not yet effective. We did not satisfy our obligations under this registration rights agreement. Since we did not obtain effectiveness of this registration statement, with regard to the resale of 833,333 shares of our common stock, within the time periods prescribed by this registration rights agreement, we are subject to liquidated damages in an amount in cash equal to one percent of the purchase price paid by Cornell for the shares of our common stock issued pursuant to the securities purchase agreement, plus an additional 1% for each additional month an effective registration is delayed, up to a maximum of 12%, or $240,000. However, on February 15, 2008, an amendment of SEC Rule 144 under the Securities Act became effective. Consequently, the shares of common stock issued pursuant to the 2007 Cornell SPA are freely tradable without the need for an effective registration statement. We are not subject to additional liquidated damages in the event we do not file the registration statement or obtain its effectiveness with regard to shares of our common stock issuable upon the exercise of the 1,666,666 warrants. In connection with the 2007 Cornell SPA, we paid Cornell an origination fee, which fee was paid in the form of 41,666 shares of our common stock at a price per share of $2.40 and a cash payment of $95,000.

     On May 10, 2007, we entered into a Stock Purchase and Registration Rights Agreement with Francisco J. Rivera Fernandez for the private placement of shares of our common stock pursuant to which we issued and sold at a closing that took place on May 17, 2007, a total of 700,000 shares of our common stock for aggregate gross proceeds of $1,540,000, as well as warrants to purchase an additional 1,400,000 shares of our common stock, of which 700,000 have an exercise price of $3.40 per share and the other 700,000 have an exercise price of $4.40 per share. The warrants became exercisable on the date of issuance and are scheduled to expire on May 10, 2010.

Other

     During the fiscal year ended October 31, 2007, the previously announced strategic alliance with Future Fuels, Inc. ("FFI"), which contemplated cooperation in identifying and pursuing business opportunities in which our products and equipment would be integrated with FFI's equipment and production process to operate waste-to-ethanol conversion facilities, was terminated.

     In February 2008, our board of directors adopted a resolution for us to reincorporate from Colorado to Delaware, and submitted such proposal to our shareholders for approval at our annual meeting of shareholders, which took place on May 7, 2008. The proposal to reincorporate to Delaware did not receive the requisite number of votes required to approve the reincorporation. Accordingly, we will not be reincorporating in Delaware at this time.

     In addition, in February 2008, our board of directors adopted a resolution to amend our 2000 Stock Option Plan to increase the number of shares with respect to which stock options may be granted by 1,000,000 shares, subject to the approval of our shareholders at our annual meeting of shareholders, which took place on May 7, 2008. At the annual meeting, we received the requisite vote of our shareholders to approve the increase of the number of shares that may be issued under our 2000 Stock Option Plan.

     On March 23, 2008, we entered into a strategic alliance with Hydrogen Engine Center, Inc., or HEC, to combine HEC's alternative gas energy conversion technology and our Plasma Converter processing technology. HEC expects to deliver a hydrogen power generator system to us for demonstration purposes at our Bristol, Connecticut facility in or around May 2008. As of May 8, 2008, the hydrogen power generator system has not been delivered to us. In connection therewith, we announced our plan to produce and market a carbonless power system for "Green Electricity" in stationary facilities. It is expected that HEC's internal combustion engines will generate clean power for stationary facilities using the hydrogen produced by our Plasma Converter systems.

     On April 7, 2008, we announced that "waste2greenenergy," our distributor for the United Kingdom and the Republic of Poland intends to install its first Plasma Converter System at a designated facility in Bytom, Poland to process 10 tons of industrial waste per day. As of May 8, 2008, we have not entered into a purchase agreement for this system.

     On April 21, 2008, we announced that EIS, of San Juan, Puerto Rico, intends to install three Plasma Converter Systems, purchased last year from us, in an existing, former pharmaceutical-industry-facility also located in Puerto Rico.

     On April 30, 2008, we received a letter from Plasco Energy Group Inc., or Plasco, indicating that Plasco filed a complaint against us in the United States District Court for the Southern District of Texas, Houston Division, alleging that our Plasma Converter System infringes a January 1994 U.S. patent entitled "Municipal Solid Waste Disposal Process" issued to Carter and Tsangaris of Ottawa, Canada. We have not yet been served in this lawsuit. As set forth in the complaint, Plasco seeks a declaration of infringement as well as other remedies and relief. Based on the facts available to us at this time, our management believes the claims made by Plasco are without merit; however, we have engaged legal counsel to review the complaint and advise us of our options with respect to this claim. We are not able to estimate the outcome of this matter at this time.

     On May 6, 2008, we entered into an agreement with Cornell, whereby Cornell agreed to waive the anti-dilution provisions of the warrants issued to Cornell on September 15, 2005 as the same relates to the issuance of shares of our common stock at a price per share of $1.88 on September 20, 2005. In consideration of such waiver, we agreed to issue to Cornell a new warrant to purchase 30,000 shares of our common stock at an exercise price of $1.50 per share. The warrant will expire three years from the date issued and will have substantially the same terms as the warrants issued on September 15, 2005, except that the full-ratchet anti-dilution rights will expire on September 15, 2008.

Results of Operations


Comparison of Three Months Ended January 31, 2008 and 2007

Operations

     Revenues. Our total revenues were $107,988 for the three months ended January 31, 2008, compared to $65,976 for the same period in fiscal 2007, representing an increase of $42,012, or 63.7%. The increase was primarily due to $75,000 of revenues for manufactured parts and installation recognized during the first fiscal quarter of 2008, of which there were none in the first fiscal quarter of 2007. This revenue is attributable to an overhaul project for Mihama, Inc., whereby their PCS was recently relocated near Kobe, Japan, for which we are providing field service support and replacement parts. Partially offsetting the aforementioned revenue increase was a $32,988 decline in the amortization of distributor fees, to $32,988 from $65,976, because the 36-month amortization period ended in fiscal 2007 for two of the four distributor fees that were being amortized during the three months ended January 31, 2007. Distribution fees that have been received but are not yet amortized are included in customer deposits and deferred revenue on the consolidated balance sheet. Unamortized distribution fees declined to $199,476 at January 31, 2008, compared to $234,964 at October 31, 2007 and both amounts include $150,000 of fees received that are not yet being amortized, pending receipt of the remaining balance from the customer.

     Gross Profit. Gross profit was $4,940 for the three months ended January 31, 2008, compared to $14,719 in the same period in fiscal 2007, or a decrease of $9,779, or 66.4%, due to a shift in the business mix.

     General and Administrative Expenses. General and administrative expenses for the three months ended January 31, 2008 were $1,214,733, compared to $541,512 for the same period in fiscal 2007, an increase of $673,221, or 124.3%.

Salary costs increased by $173,355, from $294,495 to $467,850, primarily due to an increase in headcount in our engineering and design departments. Professional fees expense increased by $386,719, from $66,545 to $453,264, primarily due to additional resources required to comply with existing and new SEC filing requirements, (including new rules for executive compensation disclosures), as well as two registration statement amendments.

     Research and Development Expenses. Research and development expenses for the three months ended January 31, 2008 were $51,115, compared to $85,524 for the same period in the prior year, a decrease of $34,409 or 40.2%, primarily due to a decrease in the number of personnel devoted to research and development activities.

     Selling Expenses. Selling expenses for the three months ended January 31, 2008 were $191,644, compared to $164,818 for the same period in the prior year, an increase of $26,826, or 16.3%, primarily due to certain deferred selling costs being charged off because signing up the prospective client is no longer deemed to be probable.

Other Income (Expense)

     Interest Income. Interest income for the three months ended January 31, 2008 was $107,352, compared to $14,748 in the same period in fiscal 2007, an increase of 628%, which is due to higher cash balances from the receipt of purchase deposits and private placement proceeds.

     Other Income. Other income for the three months ended January 31, 2008 was zero, compared to $92,256 in the same period in fiscal 2007, which is due to the completion of the Department of Energy program.

     Other Expense. Other expense (including interest expense, amortization of deferred financing costs, amortization of deferred debt discount and change in the value of warrants and conversion option) for the three months ended January 31, 2008 was zero, compared to $157,194 in the same period in fiscal 2007, due to the convertible notes being fully paid-off or converted and due to the termination of Cornell's 2005 registration rights.


Comparison of Fiscal Years Ended 2007 and 2006

Operations

     Revenues. Our total revenues were $745,898 for the fiscal year ended October 31, 2007, compared to $948,794 for the same period in 2006, a decrease of $202,896, or 21.4%. The decrease was primarily due to a lack of consulting and design revenues for 2007, which amounted to $152,083 in 2006. A contributing factor was a $43,991 decline in the amortization of distributor fees, to $219,898 from $263,889, because the 36 month amortization period ended in fiscal 2007 for two of the four distributor fees that were being amortized throughout the entire fiscal 2006 period. Distribution fees that have been received but are not yet amortized are included in customer deposits and deferred revenue on the consolidated balance sheet. Unamortized distribution fees declined to $232,464 at October 31, 2007, compared to $452,373 at October 31, 2006 and both amounts include $150,000 of fees received that aren't yet being amortized, pending receipt of the remaining balance from the customer. Revenues for manufactured parts and installation remained relatively flat, at $526,000 for fiscal 2007, compared to $532,822 for fiscal 2006, and for both periods are entirely attributable to successive overhaul projects for Mihama, Inc., whereby their PCS was recently relocated near Kobe, Japan, for which we are providing field service support and replacement parts.

     Gross profit. Our gross profit was $444,611 for the fiscal year ended October 31, 2007, compared to a gross profit of $641,486 for the fiscal year ended October 31, 2006, a decrease of $196,875, or 30.7%. The decrease in gross profit for fiscal 2007 was primarily attributable to the decline in the higher margin revenues associated with engineering designs as well as distributor fees.

     General and administrative expenses. Our general and administrative expenses for the fiscal year ended October 31, 2007 were $3,234,976, compared to $2,947,838 for the same period in 2006, an increase of $287,138, or 9.7%. The increase was primarily attributable to (1) increased professional fees (approximately $358,000) primarily attributable to capital raising activities and the preparation of related registration statements, (2) the amortization of deferred leasing costs (approximately $217,000) due to warrants issued to the landlord for our new executive offices, and (3) a decline in the amortization of stock-based compensation expense (approximately $475,000) due to a reduction in the number of option grants being amortized.

     Research and development expenses. Our research and development expenses for the fiscal year ended October 31, 2007 were $261,305, compared to $324,834 for fiscal 2006, a decrease of $63,529, or 19.6%. This decrease is attributable to a reallocation of resources.

     Selling expenses. Our selling expenses for fiscal year ended October 31, 2007 were $728,284, compared to $682,984 for the same period in 2006, an increase of $45,300, or 6.6%. The increased selling expenses were primarily attributable to an increase of approximately $55,000 in marketing expenses associated with expanded new business development efforts in the U.S. and abroad.

     Other operating expenses. Our other operating expenses for fiscal year ended October 31, 2007 represented a $126,000 asset impairment charge associated with our StarCell project.

Other Income (Expense)

     Interest income. Our interest income for the fiscal year ended October 31, 2007 was $195,352, compared to $98,594 in the same period in 2006, an increase of $96,758, or 98.1%. The increase was primarily attributable to higher average cash balances, partially offset by reduced average short-term interest rates.

     Other expenses. Our other expenses (interest expense, amortization of deferred financing costs, amortization of deferred debt discount, terminated offering costs, loss of disposition of asset, and the change in value of warrants and conversion option) for the fiscal year ended October 31, 2007 were $239,514, as compared to $3,272,870 in fiscal 2006, a decrease of $3,033,356, or
92.7%. The decrease was primarily attributable to the fact that (1) a substantial portion of the convertible debentures issued to Cornell on September 15, 2005, which are associated with the interest expense, deferred financing costs, the deferred debt discount and the change in the value of the warrants and conversion option, were converted or paid off in fiscal 2006, and (2) the January 2007 termination of the Standby Equity Distribution Agreement entered into with Cornell on September 15, 2007, resulted in the recognition of the terminated offering costs as of October 31, 2006.

     Other income. Our other income for the fiscal year ended October 31, 2007 was $246,866, compared to $64,508 in fiscal 2006, an increase of $182,358, or 282.7%. The increase was primarily attributable to higher grant proceeds received in fiscal 2007 from the U.S. Department of Energy.

Comparison of Fiscal Years Ended 2006 and 2005

Operations

     Revenues. Total revenues were $948,794 for the fiscal year ended October 31, 2006, as compared to $290,087 for the same period in 2005, an increase of $658,707, or 227%. This increase was attributable to three principal elements. The first element was our amortization of distribution agreements during fiscal 2006 of approximately $264,000. Distribution fees that have been received but aren't yet amortized are included in customer deposits and deferred revenue on the consolidated balance sheet. Unamortized distribution fees declined to $452,373 at October 31, 2006 compared to $768,345 at October 31, 2005 and both amounts include $150,000 of fees received that aren't yet being amortized, pending receipt of the remaining balance from the customer. The second element was the continuing support of the Mihama project in Japan from which we grossed over $532,000 in revenue. The third element was the initiation of engineering specs for a project in China which netted $100,000. In fiscal 2005, our revenues were derived primarily from the amortization of distributorship agreements established for Australia, China and the Caribbean.

     Gross profit. Gross profit for the fiscal year ended October 31, 2006 was $641,486, compared to $221,369 for the fiscal year ended October 31, 2005, an increase of $420,117, or 190.0%. The increase was primarily attributable to revenues from the Mihama project, as well as increased consulting services provided during the year.

     General and administrative expenses. General and administrative expenses for the fiscal year ended October 31, 2006 were $2,947,838, compared to $2,672,781 for the same period in 2005, an increase of $275,057, or 10.3%. The increase was mainly attributable to additional leased space in Bristol, Connecticut ($45,000), professional fees ($60,000) and various operational items.

     Research and development expenses. Research and development expenses for the fiscal year ended October 31, 2006 were $324,834, compared to $337,898 for fiscal 2005, a decrease of $13,064, or 3.9%. This decrease was attributable to lower allocation expenses.

     Selling expenses. Selling expenses for fiscal year ended October 31, 2006 were $682,984, compared to $871,246 for the same period in 2005, a decrease of $188,262, or 21.6%. This decrease was a direct result of lower outside consulting expenses.

Other Income (Expense)

     Interest income. Interest income for the fiscal year ended October 31, 2006 was $98,594, compared to $26,071 in the same period in 2005, an increase of $72,523, or 278.2%. The increase was attributable to higher average cash balances resulting from several private placements consummated in fiscal 2006 and higher interest rates.

     Other expenses. Other expenses (interest expense, amortization of deferred financing costs, amortization of deferred debt discount, terminated offering costs, the change in value of warrants and conversion option and the loss on disposition of asset) for fiscal 2006 were $3,272,870, compared to $75,227 in fiscal 2005, an increase of $3,197,643, or 4,250.7%. The increase is primarily attributable to the fact that (1) a substantial portion of the convertible debentures issued to Cornell on September 15, 2005, which are associated with the interest expense, deferred financing costs, the deferred debt discount and the change in the value of the warrants and conversion option, were converted or paid off in fiscal 2006, and (2) the January 2007 termination of the Standby Equity Distribution Agreement entered into with Cornell on September 15, 2005, resulted in the recognition of the terminated offering costs as of October 31, 2006.

     Other income. Other income for the year ended October 31, 2006 was $64,508, compared to $454,035 in the same period in 2005, a decrease of $389,527, or 85.8%. The decrease was a direct result of our lower grant proceeds received in 2006 from the Department of Energy.

Effects of Inflation

     Due to the low rate of inflation there has been very little effect on our net revenues.

Liquidity and Capital Resources

For the Three Months Ended January 31, 2008

     We have historically incurred net losses from operations. For the three months ended January 31, 2008, net cash used in operating activities was $465,041, despite the receipt of a $1,445,500 purchase deposit. As of January 31, 2008, we had cash and cash equivalents of $11,096,288 and had working capital of $1,148,610. Subsequent to January 31, 2008, we received additional deposits of $810,000 in connection with sales agreements and we made $484,500 of additional payments in connection with a purchase commitment.

     We have historically raised funds through the sale of equity and debt instruments. No funds were raised during the three months ended January 31, 2008. We are currently seeking to raise additional capital in the form of an incremental equity investment in order to increase our shareholders' equity so that shares of our common stock may become eligible for trading on a national securities exchange. We have engaged a placement agent in this regard. Based on the current share price of our common stock, if we raise additional capital by issuing equity securities, we expect that our shareholders will experience significant dilution of their shareholdings. There can be no assurance that we will be able to raise additional capital in the form of an incremental equity investment on favorable terms, or at all. See "Risk Factors."

     Although we believe that we have sufficient liquidity to sustain our existing business activities for at least the next twelve months, there is no assurance that unforeseen circumstances will not have a material effect on our business that could require us to raise additional capital or take other measures to conserve liquidity in order to sustain operations. Based on the current share price of our common stock, if we issue additional equity securities, we expect that our shareholders will experience significant dilution.

     Operating activities used $465,041 of cash and cash equivalents during the three months ended January 31, 2008, primarily due to a net loss of $1,400,435, offset by $225,109 of non-cash charges, plus a $646,000 cash outflow associated with a deposit toward the purchase of certain inventory items, partially offset by the receipt of a $1,445,500 customer deposit. Operating activities used $777,969 of cash and cash equivalents during the three months ended January 31, 2007, primarily due to a net loss of $872,697, offset by $311,111 of non-cash charges.

     Investing activities resulted in $51,534 and $70,827 of cash outflows during the three months ended January 31, 2008 and 2007, respectively, due to the purchase of equipment.

     There were zero financing activities during the three months ended January 31, 2008. Financing activities used $188,351 of cash for convertible debenture repayments during the three months ended January 31, 2007.

     On December 14, 2007, we executed a $3,230,000 purchase order agreement to purchase certain inventory items for which we paid the aforementioned $646,000 deposit plus an additional $484,500 subsequent to January 31, 2008. Payments are scheduled to be paid in installments over twenty-six weeks commencing December 14, 2007.

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

     We have been, and will continue to be, dependent upon the deposits and progress payments from the sale of distributorship agreements, sales of our products and sales of our securities. It is anticipated that our capital requirements for future periods will increase and our future working capital needs will be obtained from the sources described above, as well as demonstration and testing programs, joint development programs, build, own and operate facilities and cash generated from the operation of our business. However, there can be no assurances that we will be able to obtain sufficient capital to meet our working capital needs.

     We believe that continuing operations for the longer term will be supported primarily through anticipated growth in revenues and, if necessary, through additional sales of our securities. Management is currently seeking to raise additional capital in the form of an incremental equity investment in order to increase our shareholders' equity so that shares of our common stock may become eligible for trading on a national securities exchange. We have engaged a placement agent in this regard. Based on the current share price of our common stock, if we raise additional capital by issuing equity securities, we expect that our shareholders will experience dilution of their shareholdings. There can be no assurance that we will be able to grow our revenues or sell any of our securities on terms acceptable to us or at all or raise sufficient capital in the future.

For the Fiscal Year Ended October 31, 2007

     We have historically incurred net losses from operations. For the fiscal year ended October 31, 2007, net cash provided by operating activities was $5,042,260. As of October 31, 2007, we had cash and cash equivalents of $11,612,863 and had working capital of $2,348,568.

     We have historically raised funds through the sale of equity and debt instruments. During the fiscal year ended October 31, 2007, we received net cash proceeds of approximately $4,699,000 from various investors in consideration of the sale of 2,081,149 shares of our common stock pursuant to various private placement transactions. In addition, through October 31, 2007, we received deposits of $8,250,000 in conjunction with two sales agreements.

     Although we believe that we have sufficient liquidity to sustain our existing business activities, there is no assurance that unforeseen circumstances will not have a material adverse effect on our business that could require us to raise additional capital or take other measures to conserve liquidity in order to sustain operations.

     Operating activities generated $5,042,260 of cash and cash equivalents during the fiscal year ended October 31, 2007, primarily due to a $10,921,352 increase in customer deposits, which was partially offset by a $2,891,250 increase in accounts receivable and a net loss of $3,889,534, offset by non-cash charges of $1,194,602.

     Investing activities resulted in the payment of $216,656 of cash and cash equivalents during the fiscal year ended October 31, 2007, due to the purchase of equipment.

     Financing activities generated $4,507,345 of cash and cash equivalents during the fiscal year ended October 31, 2007, primarily due to net cash proceeds of $4,699,202 from various investors in consideration of the sale of 2,081,149 shares of our common stock pursuant to the aforementioned private placement transactions.

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

Off-Balance Sheet Arrangements

     As of May 8, 2008, we did not have any off-balance sheet debt nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have a material current or future effect on financial conditions, changes in financial conditions, result of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

Contractual Obligations

     In connection with our operating activities, we enter into certain contractual obligations. Our future cash payments associated with these contractual obligations as of January 31, 2008, are summarized below:

                                               Payments due in
                            --------------------------------------------------------
For the twelve months ended              2010-       2012-
January 31,                   2009       2011        2013      Thereafter    Total
--------------------------- --------   --------   ----------   ----------   --------
Office leases               $221,000   $ 37,000   $     --     $     --     $258,000
                            --------   --------   ----------   ----------   --------
              Total         $221,000   $ 37,000   $     --     $     --     $258,000
                            ========   ========   ==========   ==========   ========

Critical Accounting Policies

     Use of Estimates in the Preparation of Financial Statements--Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.
The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, our management evaluates its estimates and judgments, including those related to revenue recognition, accounts receivable reserves, marketable securities, valuation of long-lived and intangible assets and accounting for joint ventures and software development.
Our management bases its estimates on historical experience and on various other factors that they believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     The following accounting policies are deemed critical to the understanding of our consolidated financial statements appearing in this prospectus.

     Inventories--Inventories, which are stated at the lower of cost or net realizable value, consist of inventory held for resale to customers. Cost is determined on the first-in, first-out basis and includes freight and other incidental costs incurred. Judgment is involved in evaluating backlog and in assessing the recoverability of inventory held at the balance sheet date. We provide inventory allowances based on the determination of excess and obsolete inventories as determined through the evaluation of future sales and changes in technology.

     Revenue Recognition--We recognize revenue on the sale of our manufactured products at completion of the contract, unless the contract terms dictate otherwise. Progress payments associated with manufactured products are recorded as customer deposits and deferred revenue until such time that the revenue is recognized. Revenues earned from consulting and design services are recognized when the services are completed. For distributorship agreements, the distribution rights are amortized over a three year period.

                                       51

     Stock Based Compensation--Prior to November 1, 2005, we accounted for stock based compensation under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). Accordingly, we generally recognized compensation expense only when we granted options with an exercise price below market price at the date of grant. Any resulting compensation expense was recognized ratably over the associated service period, which was generally the option vesting term. Prior to November 1, 2005, we provided pro-forma disclosure amounts in accordance with Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," as if the fair value method defined by SFAS No. 123 (revised 2004), "Share-Based Payment ("SFAS 123R") had been applied to its stock-based compensation.

     Effective November 1, 2005, we adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method and therefore have not restated prior periods' results. Under this transition method, stock-based compensation expense after the adoption of SFAS 123R includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of November 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Stock-based compensation expense for all share-based payment awards granted after November 1, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. We recognize these compensation costs over the requisite service period of the award, which is generally the option vesting term.

     Derivative Financial Instruments--Warrants and embedded conversion options are accounted for under EITF issue No. 00-19 "Accounting for Derivative Financial Instruments Index to and Potentially Settled in a Company's Own Stock" and EITF 05-4, View A "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument." Due to certain factors and the liquidated damage provision in the registration rights agreement with Cornell, in September 2005 we determined that the embedded conversion option and the warrants were derivative liabilities. Accordingly, the warrants and the embedded conversion option were marked to market through earnings at the end of each reporting period until the registration rights agreement was terminated on January 17, 2007. The warrants and the conversion option were valued using the Black-Scholes valuation model. Actual period closing common stock prices, applicable volatility rates and period close risk-free interest rates for the contractual remaining life of the contracts are key components used in the Black-Scholes valuation model.

     Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of--We review the valuation of long-lived assets, including property and equipment and capitalized equipment, under the provisions of Statement of Financial Accounting Standards, also referred to in this prospectus as SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). We are required to assess the recoverability of long-lived assets and capitalized equipment costs whenever events and circumstances indicate that the carrying value may not be recoverable. Factors we consider important that could trigger an impairment review include the following:

     o significant underperformance relative to expected historical or projected future operating results;

     o significant changes in the manner of our use of the acquired assets or the strategy of our overall business;

     o    significant negative industry or economic trends; and

     o    significant decline in our stock price for a sustained period.

     In accordance with SFAS 144, when we determine that the carrying value of applicable long-lived assets may not be recoverable based upon the existence of one or more of the above factors, we evaluate whether the carrying amount of the asset exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of that asset. If such a circumstance exists, we measure an impairment loss to the extent the carrying amount of the particular long-lived asset or group exceeds its fair value. We determine the fair value based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model. In accordance with SFAS 144, if we determine that the carrying value of certain other types of long-lived assets may not be recoverable, we evaluate whether the unamortized cost exceeds the expected future net realizable value of the products. If the unamortized costs exceed the expected future net realizable value of the products, the excess amount is written off.

     Impact of Recently Issued Accounting Standards.

In June 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN 48"), which clarifies the accounting for uncertainty in tax positions. This Interpretation requires an entity to recognize the impact of a tax position in its financial statements if that position is more likely than not to be sustained on audit based on the technical merits of the position. The provisions of FIN 48 are effective for us as of the beginning of fiscal 2008, with earlier application encouraged. Any cumulative effect of the change in accounting principle will be recorded as an adjustment to the opening accumulated deficit balance. The adoption of the provisions of FIN 48 did not have a material impact on our consolidated financial position and results of operations.

     In September 2006, the Financial Accounting Standards Board ("the FASB") issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are in the process of evaluating the impact that the adoption of SFAS 157 will have on its consolidated financial position results of operations and financial condition.

     In December 2006, the FASB issued FASB Staff Position EITF 00-19-2 "Accounting for Registration Payment Arrangements", which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS 5, "Accounting for Contingencies." Adoption of EITF 00-19-2 is required for fiscal years beginning after December 15, 2006. We adopted EITF 00-19-2 during the year ended October 31, 2007 and established a contingency reserve as a result of the guidance in EITF 00-19-2. See Note 13 to financial statements for the year ended October 31, 2007 included elsewhere in this prospectus.

     In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"), to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS 157. An entity is prohibited from retroactively applying SFAS 159, unless it chooses early adoption. SFAS 159 also applies to eligible items existing at November 15, 2007 (or early adoption date). We are currently evaluating the impact of adopting SFAS 159 on our financial statements and we are not currently in a position to determine such effects.

Qualitative and Quantitative Disclosures about Market Risk

     We are primarily exposed to foreign currency risk, interest rate risk and credit risk.

     Foreign Currency Risk - We develop products in the United States and market our products in North America, Japan, Europe, Asia, Africa, the Middle East, South America and other parts of the world. As a result, our financial results could be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets. Because all of our revenues are currently denominated in U.S. dollars, we have taken no steps to hedge against risks in currency exchange rates. A strengthening of the dollar could make our products less competitive in foreign markets.

     Interest Rate Risk - Interest rate risk refers to fluctuations in the value of a security resulting from changes in the general level of interest rates. Investments that are classified as cash and cash equivalents have original maturities of three months or less. Our interest income is sensitive to changes in the general level of U.S. interest rates, particularly since the majority of our investments are in short-term instruments. Due to the short-term nature of our investments, we believe that there is not a material risk exposure and, accordingly, we have taken no steps to hedge against risks in interest rates.

     Credit Risk - Our accounts receivables are subject, in the normal course of business, to collection risks. We regularly assess these risks and have established policies and business practices to protect against the adverse effects of collection risks.

                                    BUSINESS

Overview

     We are an environmental technology company that fabricates and sells a recycling system for the global marketplace using components manufactured by third parties. We believe that our plasma processing technology, known as the Plasma Converter System, achieves closed-loop elemental recycling that destroys hazardous and non-hazardous waste and industrial by-products and is capable of converting them into useful commercial products. These products could include a synthesis gas called PCG (Plasma Converted Gas), surplus energy for power, hydrogen, metals and silicate for possible use and sale by users of the Plasma Converter System.

     Our activities during the four fiscal years beginning November 1, 1992 and ending October 31, 1995 consisted primarily of the research and development of the Plasma Converter System. On November 17, 1995 Kapalua Acquisitions, Inc., a Colorado corporation, completed the acquisition of all of the issued and outstanding shares of the our common stock of Startech Corporation, a Connecticut corporation, and then changed its name to Startech Environmental Corporation.

     On November 18, 1995, our Board of Directors unanimously approved a change of the business purpose of Kapalua Acquisitions Inc. from one seeking an acquisition candidate to one engaged in the business of manufacturing and selling the Plasma Converter System to recover, recycle, reduce and remediate hazardous and nonhazardous waste materials.

Background

     Until January 2004, we were engaged solely in the manufacture and sale of equipment for use by others. Since then, we have attempted to broaden the scope of our available revenues. This change was brought about by our decision to attempt to expand our market penetration strategies and opportunities. Rather than only market and sell our products for use by others, we are now seeking opportunities to become directly involved in the operation and use of our products.

     We did not achieve our sales goals which we anticipated would occur during our last four fiscal years. However, we believe this new way of approaching the market will help us achieve better market penetration.

     We believe specific events will drive demand for our Plasma Converter System. They include:

     o Increases in waste, and in particular hazardous waste, due to rising consumer/industrial consumption and population growth in most nations;

     o Current waste disposal and remediation techniques such as landfills and incineration becoming regulatorily, socially and environmentally less acceptable;

     o A need for critical resources, such as power and water, to sustain local economies; and

     o The emphasis being placed upon the production of distributed power and the need to provide alternatives to fossil fuels.

     We believe that our core plasma technology addresses these waste and resource issues by offering remediation solutions that are integrated with a range of equipment solutions and services. We believe our products will add value to our potential customers' businesses as they could possibly realize revenue streams from disposal or processing fees, as well as from the sale of resulting commodity products and services.

     We have been actively educating and promoting to our potential customers the benefits of the Plasma Converter System over other forms of waste remediation technologies. Our efforts to educate the public and governments are continuing. Like most new technologies, we have been met with varying degrees of resistance. We believe that there is a rising comfort level with our Plasma Converter System technology, resulting in part from our educational and informational efforts.

     Our business model and our market development strategies arise from our mission, which is to change the way the world views and employs discarded materials. We expect to achieve this objective by strategically marketing a series of products and services emanating from our core Plasma Converter System technology, that could possibly produce saleable fossil fuel alternatives while possibly providing a safer and healthier environment. We expect to implement this strategy through sales of our Plasma Converter System with our providing after-sales support and service, build own and operate/build own and transfer of ownership facilities, joint development projects and engineering services.

Markets

     We view the future of our business as divided into three key market segments: power/energy, waste remediation and engineering services; however, our business is presently too small to account for any of our revenues on a segment-by-segment basis. Projects will generally be categorized according to whether the specific or stated objective of the potential customer is waste remediation or power generation. A potential customer may need to remediate a particularly onerous waste such as PCBs but no need to produce commodity products. The goal is to simply get rid of waste. That would be considered a waste remediation project. Conversely, a potential customer in an area with limited or high cost power may want to select a waste stream that will provide the greatest amount of PCG with which to produce power to run its system or for other power uses. The production of power is the desired benefit and the feedstock (i.e., waste material) selected is chosen for the highest quality commodity product produced. That would be considered a power/energy generation project. The market for our Plasma Converter System is for on-site use by industrial, institutional and government facilities, and also for commercial facilities that process waste under contract.

     Possible customers of our Plasma Converter Systems include:

     o    Generators of waste; and

     o    Processors of waste.

     o Further, we believe that our business can benefit from the following possible alternatives:

     o the sale of our Plasma Converter Systems that may also include a continuing, revenue-producing "tolling fee" for each pound of material processed; and

     o our building and owning commercial Plasma Converter System facilities operated separately by us or in a partnership or joint venture with other parties.

Power/Energy

     This segment includes projects that incorporate equipment that create power/energy products to work in conjunction with our core Plasma Converter System technology. With energy prices reaching record levels in the recent past, we believe our technology is more attractive to energy producers and companies that require a large amount of energy.

Waste Remediation

     This segment includes projects where the emphasis of our potential customers is to dispose of waste material in an environmentally responsible and cost-effective manner. Waste material disposal costs vary greatly depending on the composition of the waste. We are specifically targeting customers that will receive the most economic gain from using our technology.

     Examples of such waste streams are:

     o    Medical waste

     o    Pharmaceutical waste

     o    Municipal solid wastes

     o    Incinerator ash

     o    Biological contaminants

     o    Sewer and power-plant-scrubber sludge

     o    Paints and solvents

     o    Electronic industry waste

     o    Contaminated soils

     o    Asbestos and other hazardous waste streams

     We further delineate these markets into the following categories:

     o    Onsite Treatment, which includes:

          -    Hospitals and medical centers;
          - Industrial hazardous waste generators such as petrochemical, chemical, refining, and metals companies;
          -    Industrial hazardous waste processors; and
          - Government agencies such as the Department of Defense and the Department of Energy.

     o Offsite Treatment (at an integrated waste management facility), which includes waste management and/or transport companies.

     o Mobile Treatment, which includes all of the above who value the ability to move quickly from site to site.

Engineering Services

     This segment consists of the provision of services involving the preparation of technical documents (drawings, functional descriptions, criteria, specification, etc.) in support of waste stream testing and the review of specialized equipment configurations for the Plasma Converter System. In addition, these services consist of analysis and generation of test reports of PCG to support development of future projects.

Sales Strategy

     Central to our strategy is increasing market penetration and reducing the barriers of entry while optimizing our revenue sources. To achieve those objectives, we have identified three key marketing strategies that make up our overall business model. They are:

     1. Equipment Sales: We are actively pursuing direct sales of our products to customers who prefer to purchase and operate our equipment. We will sell our Plasma Converter System and associated equipment to a customer without retaining an ownership interest in the project. However, we intend to offer long-term service agreements to possibly create residual or ongoing revenue in this area.

     2. Build Own and Operate/Transfer of Ownership Projects: We are actively seeking to develop opportunities to own and operate Plasma Converter System facilities in various markets. These projects are attractive where long-term agreements with guaranteed waste streams and processing and/or disposal fees are contracted for because we can diversify our revenue stream and we can establish long-term sources of cash flow.

     3. Joint-Development Projects: In a joint development project, we would expect to have an ownership interest in the entity owning our system in return for a reduced purchase price on our equipment and associated engineering and management services. An advantage of this strategy is that we would expect to receive the certainty of revenue from a direct sale along with the ability to realize future ongoing revenue from the operations of the project.

     An important part of our development of world markets is our sales network. We look to sell systems through independent representatives and distributors, which we believe will keep sales costs variable and low. Representatives are paid a commission on sales. Distributors purchase systems, mark them up, and re-sell them to customers. Distributors are also responsible for supplying after-sales parts and service.

     We are currently party to the following six distributorship agreements:

     1 - Mihama, Inc., initiated on 4/16/03

     2 - Plasmatech Caribbean, initiated on 7/23/04

     3 - Materiales Spain, initiated 4/7/05

     4 - Global China, initiated 9/12/05

     5 - COGIM spa, initiated 5/23/06

     6 - Waste 2 Green, initiated 9/10/07

     We grant to the distributor the rights to sell and support our proprietary Plasma Converter System ("PCS") for a specific geographic region or country. The distributor's responsibility under the agreement is to provide an up-front $250,000 non-refundable fee for the rights or other consideration acceptable to us. Additionally, we reserve the right to cancel the distribution rights if negotiated performance goals are not met. In connection with a distributorship agreement we entered into during September 2005 with Global China, Global China provided us with $300,000 as well as a note in the principal amount of $385,000 as a deposit on the purchase of a PCS system; however, no contract has been executed to purchase or construct this system. Global China has been in default under the $385,000 note provided to us and in connection therewith, on April 14, 2008, Global China requested to make, and we agreed to accept, monthly $50,000 installment payments on this note beginning on May 25, 2008 and concluding with a final $135,000 payment on October 25, 2008. However, there can be no assurance that we will receive all or any portion of these payments.

     Our marketing activities have increased substantially in the recent past primarily due to expansion in the distributor base and our own marketing efforts. The expansion has required an increase in printing, translating, audio visual, website services and shipping of marketing material. Our customer prospect and outside sales force have expanded during this period, as a result of which, demonstration and presentations have increased. Our revenues were $745,898 for the fiscal year ended October 31, 2007 and $107,988 for the three months ended January 31, 2008 due, in part, to the amortization of our distributorship agreements.

     Our senior management also markets products directly to potential customers, in addition to seeking out projects for build, own and operate and build, own and transfer of ownership facilities.

     We require down payments and scheduled progress payments for direct sales.

     We also expect to generate revenues from engineering services and testing. We have performed paid-for engineering services where we believe those services may lead to equipment sales

Primary Customer

     Historically, sales concentrations have been with a single customer. While we have signed sales agreements on May 10, 2007 and August 10, 2007 with two new significant customers, through October 31, 2007, we have not recognized revenue from these two customers.

     For the three months ended January 31, 2008, approximately 70% of our revenue was generated from the sale and installation of manufactured parts to one customer, Mihama, Inc. In addition, approximately 30% of our revenue was derived from the amortization of distributorship agreements.

     For the fiscal year ended October 31, 2007, 71% of our revenue was generated from the sale and installation of manufactured parts to one customer, Mihama, Inc. In addition, 29% of our revenue was derived from the amortization of distributorship agreements.

     For the fiscal year ended October 31, 2006, 28% of our revenue was derived from the amortization of distributorship agreements. In addition, 56% of our revenue was generated from the sale and installation of manufactured parts to one customer, while 16% of our revenue was generated from consulting and design services for one customer, Mihama, Inc., in both cases.

     For the fiscal year ended October 31, 2005, 63% of our revenue was derived from the amortization of distributorship agreements. In addition, 19% of our revenue was generated from the sale and installation of manufactured parts to one customer, while 18% of our revenue was generated from consulting and design services for one customer, Mihama, Inc., in both cases.

Demand for Plasma Converter System

     The primary factors we believe will result in demand for our Plasma Converter Systems include the need for our potential customers to:

     o    Reduce the costs for hazardous and toxic waste disposal;

     o Eliminate personal and organizational liability associated with hazardous and toxic waste disposal;

     o Comply with present and anticipated environmental regulations in a cost-effective manner;

     o    Recover products for use or sale; and

     o    Destroy waste completely, safely and irreversibly.

     We believe our Plasma Converter Systems will meet our potential customers' needs because we believe our system:

     o Reduces the cost and risk associated with hazardous waste generation and disposal;

     o    Performs safer than prevailing environmental standards;

     o    Converts wastes into products for use or for sale;

     o    Destroys wastes safely and irreversibly; and

     o Comes in small and large system capacities, in stationary and mobile configurations.

     A device generally referred to as a plasma torch, although there is no fire involved in the device, produces the plasma lightening-like arc in the Plasma Converter System vessel to produce a plume of radiant energy. The Plasma Converter System, therefore, is an electrically driven system that produces an intense field of radiant energy within the plasma vessel that causes the dissociation of the molecular bonds of solid, liquid, and gaseous compounds for materials of both hazardous and non-hazardous wastes. We refer to this destruction process as "molecular dissociation."

     Molecular dissociation causes the molecules of the waste material to be separated into their elemental components (atoms), and reformed by the Plasma Converter System into special, recoverable commodity products. The process is not a combustion or burning process.

     The Plasma Converter System vessel operates at normal atmospheric pressure quietly. While the interior temperature of the plasma plume is about 30,000 degrees Fahrenheit, the temperature of the refractory walls inside the vessel is maintained at about 3,000 degrees Fahrenheit and is the lowest temperature experienced within the vessel. On the average, most waste material will be dissociated or melted at temperatures exceeding 6,000 degrees Fahrenheit.

     The Plasma Converter System consists of many process components currently used in the metallurgical and chemical industries. Solid wastes being fed to our system are automatically fed through an air-locked infeed port. Liquids, gases and sludges can also be fed or pumped directly into the vessel through a pipe port. Bulk solids, liquids, gases and sludge may be fed in and processed simultaneously.

     PCG, a synthesis gas recovered from our system, is drawn out of the vessel and put through our gas-polishing unit. The molten silicates, inorganics and metals, if any, are removed at the lower side of the Plasma Converter System vessel through a melt discharge port and recovery procedure.

     Recovered products could possibly be used or sold as commodities for use in various manufacturing processes. It is expected that most of the PCG will be used as a fuel gas and to a lesser degree, as a chemical feed stock; silicate materials recovered could possibly be used in the ceramics, abrasives or the construction industries; and the metallic components could possibly be used or be readily available for sale with little or no additional processing. We believe that there is a newly developing interest in PCG to produce hydrogen by use of our system.

Recovered Commodity Products

     The Plasma Converter System processes the waste in such a way that the elemental components of the feedstock can be recovered from one to three distinct phases:

     (1)  PCG that exits the chamber;

     (2) inorganic, glass-like (obsidian-like) silicates which form a separate layer above the liquid metal (if there is a sufficient quantity of metal in the feedstock, with small quantities of metal encapsulated in the silicate stone); and

     (3) liquid metallic elements, if in sufficient quantities, which collect and are automatically discharged at the base of the vessel.

     Depending on the composition of the feedstock, any one phase may be produced, any two phases may be produced, or all three may be produced. However, our experience indicates that the most likely commodity-product recover-phase will be in two parts:

     (1)  the PCG GAS-PHASE; and

     (2) the SOLID-PHASE in which the inorganic silicate, containing metals, will be produced.

Energy Produced and Volume Reduced

     Carbon is abundantly present in the products and the wastes of the industrial world. Such materials are inherently rich in latent chemical energy such as one would find in fuel. We believe that when carbonaceous waste feedstocks of industrial waste, infectious hospital waste, municipal solid waste, shipboard waste, and similar waste are processed, the Plasma Converter System will consume one unit of electrical energy while producing about four units of energy residing in the PCG. With improved efficiencies of electrical generating units, we believe the four units of energy residing in the PCG can be used to create two units of electrical energy.

     Materials such as scrap tires, for example, will produce recovered commodity products in two phases: the PCG gas phase and the metal phase, if metal exists. Because materials such as plastics, solvents, and tires are so rich in energy, we believe they will produce a relatively large amount of PCG with a high-energy content resulting in approximately 6-8 units of recovered PCG energy for each unit of electrical energy used in the process.

     In some applications, the Plasma Converter System could possibly produce enough energy for its own needs, and produce a surplus that can be sold to the local electrical grid or used in the customer's facility to reduce the need for purchased power or fuel. Not all wastes produce PCG. For example, processing contaminated soil will produce no appreciable amount of PCG.

     The volume reduction of these solid wastes, when processed in the Plasma Converter System, is approximately 300-to-1. Waste streams composed primarily of hazardous or non-hazardous paper, cloth, plastic, food, pharmaceuticals, explosives, paints, solvents, PCBs, confiscated drugs, filters, oils, and similar materials will result in so few solids as to produce very significant volume reductions. Materials such as these are also very rich in elements such as carbon, oxygen, and hydrogen and the processing results almost entirely in PCG synthesis gas. In addition to the volume reduction, we believe that none of the remaining materials, if any, are hazardous in nature.

     Waste feedstocks that have a relatively high metal content will likely produce a separate liquid metal phase that can be recovered directly from the system for resale or reuse in the metallurgical industry.

     Our system may also achieve volume reductions on low-level radioactive surrogate waste of approximately 300-to-1. Other present methods of volume reduction include compaction and incineration that produce overall volume reductions of approximately 8-to-1. Our system, we believe, will not reduce the radioactivity of the low-level radioactive waste. Industries that may benefit from this process are utilities, research laboratories and hospitals that store the reduced low-level radioactive waste material on-site until it can be shipped off-site to a special repository.

What is Plasma?

     Plasma is simply a gas (air) that the Plasma Converter System ionizes. It becomes an effective electrical conductor and produces a lightning-like arc of electricity that is the source of the intense energy transferred to the waste material as radiant energy. The arc in the plasma plume within the vessel can be as high as 30,000 degrees Fahrenheit or three times hotter than the surface of the Sun. When waste materials are subjected to the intensity of the energy transfer within the vessel, the excitation of the waste's molecular bonds is so great that the waste materials' molecules break apart into their elemental components (atoms). It is the absorption of this energy by the waste material that forces the waste destruction and elemental dissociation.

How the Process Works

     The basic Plasma Converter System consists of the following:

     o    In-feed System
     o    Plasma Vessel
     o    Cooling Process
     o    Filtration Process
     o    Neutralization Process

Figure 1. Process Overview of Plasma Converter System

                                   Feed System
                                (Graphic Omitted)


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

     The feed mechanism can simultaneously accommodate any proportion or combination of solid, liquid and gaseous feedstocks. Solid wastes, depending upon their composition, can be pumped, screw fed, or ram fed into the plasma vessel. A shredder ahead of the feed system may be appropriate to achieve size reduction or object separation prior to direct system feed.

     Liquid wastes, including sludges, can be pumped directly into the Plasma Converter System through the wall of the plasma vessel using a special infeed nozzle. The liquid feed system is also designed to accommodate any entrained solids that may be present.

     Similarly, gaseous feedstocks may also be introduced into the plasma vessel through a specially designed nozzle.

     The plasma vessel is a cylindrical two-part container made of stainless steel with an opening in the roof through which the plasma torch is inserted. The vessel is lined with insulation and refractory to allow both maximum retention of internal energy and protect the stainless steel container from the intense heat inside the vessel. The plasma vessel is equipped with inspection ports (including a video camera) so the operator can view real time images inside the vessel to assist in Plasma Converter System operation, openings for introduction of feedstocks, and an exit port for removal of excess molten material. The smaller vessels are designed to remove molten material periodically through an automated tipping mechanism during which time the vessel may or may not remain in continuous operation. A design enhancement incorporated into the most recently constructed system is a continuous melt extraction feature which maintains the level of molten material in the plasma vessel at or below a preset limit without interrupting the operation of the system. This melt extraction system can be deployed with all sizes of Plasma Converter Systems.

     The plasma vessel is specially designed to ensure that no feedstock material is able to reach the exit port without first passing through the plasma energy field and undergoing complete molecular dissociation. In addition, the plasma vessel is maintained at a slight negative pressure to ensure that no gases can escape into the atmosphere.

     The plasma torch system is a commercially available product that we can purchase from any number of reputable vendors. We believe that comparable plasma systems have been used extensively in the metallurgical industry for decades. The most maintenance-intensive aspect of the Plasma Converter System is the need to periodically replace electrodes, which we expect to occur approximately every 300 to 500 hours of operation. Electrode replacement can be accomplished in approximately thirty minutes minimizing the downtime of the Plasma Converter System.

     The Plasma Converter System is also equipped with a torch positioner system that allows the operator to aim the torch at different points within the plasma vessel. This aspect of the Plasma Converter System allows the operator to quickly and efficiently treat feedstocks as they enter the vessel and avoid any build-up of solidified melt that may occur on the vessel walls.

     The Plasma Converter System that is being used for our demonstration and training unit in our Bristol, Connecticut facility continues to be a very active marketing tool in showcasing our technology to potential customers, investors and governmental agencies. Additionally, the Mihama system has been relocated to a new site to facilitate the processing of additional feedstocks. In conjunction with this Plasma Converter System relocation, Mihama has contracted with us to incorporate a new feed system and vessel enhancements. We are currently manufacturing this new equipment which we anticipate will be installed and systemized during the first half of our 2008 fiscal year.

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

StarCell(TM) Development and Technology

     StarCell is our hydrogen selective membrane device that separates hydrogen from PCG. In our Plasma Converter System, we believe that organic wastes and other feedstocks are dissociated and reformed to create a synthesis gas, predominantly hydrogen and carbon monoxide. The synthesis gas produced in the dissociation process of these materials, particularly the hydrogen component, we believe could lead to enhanced demand for our products. Single step gasification and reforming of feedstocks utilizing the Plasma Converter System is one potential answer to both distributed and large scale hydrogen production. The gasification process is especially favorable when gasifying organic waste including pesticides, tires, medical waste and municipal solid waste into high purity hydrogen fuel.

     To enhance the fuel production capability of the Plasma Converter System, we have developed StarCell, a ceramic membrane technology for the isolation and purification of hydrogen from a mixed gas stream. We believe that this technology has many applications for virtually any hydrogen purification application.

     During our fiscal year 2005, we continued the capability of our StarCell product with Department of Energy projects in the development and testing of varied waste streams to define and establish baseline information in the performance and yield of the StarCell membrane. We have completed the first phase of testing and have issued the technical report to the Department of Energy. During our fiscal year 2006, we continued the performance evaluation of the ceramic membrane with equipment modifications and provided additional testing and independent analysis of alternative feedstocks for the Department of Energy. During our fiscal year 2007, we continued Phase II testing utilizing multiple feedstocks. We have completed this Phase II Department of Energy program and have issued our final technology report to the Department of Energy.

     In March 2008, we announced a strategic alliance with Hydrogen Engine Center, Inc., or HEC, to combine HEC's alternative gas energy conversion technology and our Plasma Converter Processing technology. HEC expects to deliver a hydrogen power generator system to us in May 2008. As of May 8, 2008, the hydrogen power generator system has not been delivered to us. It is expected that HEC's internal combustion engines will generate clean power using the hydrogen produced by our Plasma Converters.

     Our perception of the increasing importance of the need for alternative energy sources and the possible emergence of the "Hydrogen Economy" drove our development of StarCell.

     There are essentially two principal uses of energy:

     o    stationary energy for electrical power generation and heating; and

     o mobile energy such as that used for transportation propulsion systems, or the energy you can put in a fuel tank and take with you.

     Any discussion on energy-related issues, such as air pollution, dependable energy supplies and global climate change, further illuminates the need for alternative fuels. Hydrogen offers very large benefits by eliminating polluting emissions and greenhouse gases, and, we believe that with the StarCell technology, hydrogen can become a more readily and cheaply available alternate primary energy fuel. Hydrogen, like electricity, is a premium-quality energy carrier. It can be used with high efficiency and with zero tailpipe and zero stack emissions.

     In addition to producing the Plasma Converter System, we have developed equipment that can recover hydrogen from a variety of feedstocks including coal and various wastes.

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

     Hydrogen has gained increased recognition as an alternative to fossil fuel. More than that, when used as a fuel, it produces only water vapor (fresh water) as a by-product. Although energy production is not our main objective, the ability to separate hydrogen could help us to achieve market acceptance of our primary product, the Plasma Converter System.

     StarCell is not a fuel cell; it is a ceramic membrane filtration system that extracts hydrogen from PCG. Because hydrogen is such a small molecule, smaller than all the others in the PCG gas mixture, it can be pushed through the filtering membrane to allow the hydrogen to be separated from the PCG.

     PCG is produced from wastes; it is a gas mixture containing a large quantity of hydrogen.

     We believe that StarCell Hydrogen can feed fuel cells and hydrogen engines. We believe that StarCell Hydrogen is a fuel that can produce clean electricity and clean propulsion systems. We also believe that the combination of the Plasma Converter System with StarCell could possibly produce hydrogen on a large scale from the wastes of the world at a low cost. Our potential customers who use a Plasma Converter System with StarCell can seek to get paid for processing the incoming waste at the front end and for the hydrogen at the back end.

     Hydrogen is a valuable commercial gas that is produced by various thermo-chemical industrial methods. Hydrogen gas is used in many industrial processes to make products, including cooking oils, peanut butter, soap, insulation, metals, drugs, vitamins, adhesives, cosmetics, ammonia, fuels, and plastics. Hydrogen is also used to propel spacecraft, because it is very light and has very high energy content. Hydrogen is used as a fuel to produce pollution-free electricity in fuel cells.

     While hydrogen is the most abundant material in the universe, it is not readily accessible. Expensive and sophisticated chemical-industry processes must extract it. Nearly all of the hydrogen produced today is made from fossil fuels. These fuels consist primarily of molecules made up of carbon and hydrogen. To produce hydrogen from these fossil fuel molecules, they must be "reformed" with steam and/or oxygen in a complex thermo-chemical process consisting of many steps. The products of reformation are hydrogen gas and carbon-gas species. The traditional industrial process further purifies and separates the hydrogen from the rest of the stream by various methods. This reformation process is what our Plasma Converter System accomplishes in the process of destroying most feedstock, which we believe can be done at a low cost.

Competition

     We believe that we are uniquely situated due to our employment of plasma technology to dispose of waste and/or create alternative power sources and industrial products. There are other plasma-based technologies in various stages of development that may achieve some, but not all, of the benefits achieved by our Plasma Converter System. However, the fact that the commercial use of plasma for waste destruction resulting in power and product creation is in its early stages, makes competitive comparisons difficult.

     We believe we are positioned to take advantage of the recognition of plasma technology as an alternative to conventional forms of waste disposal. We have incurred significant costs, time and effort educating the public and private sectors on the benefits of our technology and we continue to remain optimistic that these efforts will ultimately result in sales of our Plasma Converter System.

     We believe the following are our principal competitive advantages:

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

     o Low total system operational cost that may allow our customers to generate revenues from our system;
     o    Operating performance that exceeds prevailing environmental standards;
     o    The ability to process solids, liquids, and gases simultaneously;
     o Versatile feed systems and vessel openings that allow a wide variety of feed streams;
     o    Advanced stage of power-producing peripheral equipment;
     o    Advanced design and operating performance of our complete system;
     o Our management's experience with plasma and its commercial application;
     o    Fully trained distributors and representatives; and
     o    Multiple modes of operations.

     We believe the following are our principal competitive disadvantages;

     o Our cash position relative to other companies that may enter this field as it grows; and
     o General resistance of potential customers to new technologies when dealing with issues of public health and safety.

     We believe many potentially competitive technologies are limited to a narrow number of waste feed-streams. In some of those technologies, if the system does not receive exactly what it expects, even something as benign as water or metals, the process may be ineffective and possibly dangerous. In the waste industry, it is difficult to specify the exact composition of a waste stream. By their very nature, waste streams are sometimes made up of unknown and unpredictable materials. We believe that for any processing system to be commercially successful it must be able to safely and effectively process unpredictable waste streams without system upsets. Though there are very few Plasma Converter Systems currently in operation and very few such systems have been tested, we believe that our Plasma Converter System can handle great deviations in the waste stream content. We believe many of the potentially competitive technologies have yet to demonstrate capabilities beyond small laboratory or bench scale devices that use precisely controlled waste streams under precisely controlled conditions.

     We believe the following companies are potential competitors in the plasma industry:

     1) Integrated Environmental Technologies, or IET; and

     2) MSE Technology Applications, Inc., or MSE.

     IET offers a very different system from our technology. IET uses a carbon rod plasma arc system whereas we use a plasma torch based system. MSE like Startech, uses a plasma torch based system.

     There are difficulties in comparing technologies in our industry that are not present in established industries. The commercial nature of any plasma-based system is based upon the performance data received and the versatility of the material feedstock that can be processed. Further, in addition to the performance data and versatility of feedstock, the commercial uses for the system can be greatly enhanced by the number of peripheral devices that can be added to the system to make use of the saleable gas, silicate and metals that the system produces to create a total solution. Because this industry is just beginning to develop, there is very little empirical evidence in the public domain regarding the performance data of each competing technology. Therefore, performance comparisons are not available.

     Besides the companies mentioned above, there are a number of other companies that advertise a capability using plasma technology. Since many of them are small, private companies it is very difficult to know what, if any, capabilities are ready for the commercial market. We are not aware of any competitive company that has a commercial site up and operating other than those we have named above.

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

     In addition, we believe that other waste disposal methods are competitive to our business. These methods include, among many others, the following:

     o Landfill Dumping: the least expensive in the short term and widely employed.

     o Incineration: this method of disposal is still presently accepted and widely used.

Intellectual Property

     We have developed and acquired proprietary technology. Our technologies are comprised of a variety of overall coordinated system and subsystem concepts, detailed mechanical engineering calculations, detailed engineering design features, data compilations and analyses, complex chemical engineering calculations, business methods and market information. Since our formation, we have developed a substantial amount of intellectual property.

     We are the licensee on one patent. The inventions and related know-how associated with this license could enhance the commercial capability of our core Plasma Converter System for certain applications. The patent relates to a Hydrogen-Selective Ceramic Membrane that was developed by Media and Process Technology, Inc., and its predecessor, ALCOA Corporation. This technology provides for the high temperature dehydrogenation of our PCG and forms the basis for our StarCell system. The license includes the payment of fees to Media and Process Technology, Inc. should we utilize their proprietary membrane within the StarCell system. The term of the licensing is for a period of 15 years which is due to expire in 2014.

     Our success depends, in part, on our ability to maintain trade secrecy for our proprietary information that is not patented, obtain patents for new inventions and operate without infringing on the proprietary rights of third parties. There can be no assurance that the patents of others will not have an adverse effect on our ability to conduct business, that we will develop additional proprietary technology which is patentable or that any patents issued to us will provide competitive advantages or will not be challenged by third parties. We also protect our trade secrets and proprietary know-how and technology by generally executing non-disclosure agreements and non-compete agreements with our collaborators, employees and consultants. However, there can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

     On April 30, 2008, we received a letter from Plasco Energy Group Inc., or Plasco, indicating that Plasco filed a complaint against us in the United States District Court for the Southern District of Texas, Houston Division, alleging that our Plasma Converter System infringes a January 1994 U.S. patent entitled "Municipal Solid Waste Disposal Process" issued to Carter and Tsangaris of Ottawa, Canada. We have not yet been served in this lawsuit. As set forth in the complaint, Plasco seeks a declaration of infringement as well as other remedies and relief. Based on the facts available to us at this time, our management believes the claims made by Plasco are without merit; however, we have engaged legal counsel to review the complaint and advise us of our options with respect to this claim. We are not able to estimate the outcome of this matter at this time.

Government Regulation

     We are, and customers would be, required to comply with a number of federal, state, local and foreign laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act, as amended, and the Occupational Safety and Health Act of 1970, which may require us, our prospective working partners or our or their customers to obtain permits or approvals to utilize the Plasma Converter System and related equipment on job sites or incur substantial costs. In addition, because we are marketing the Plasma Converter System internationally and expect those sales to represent a significant portion of our revenues, our customers will be required to comply with laws and regulations and, when applicable, obtain permits or approvals in other countries. There is no assurance that these required permits and approvals will be obtained. Furthermore, particularly in the environmental remediation market, we may be required to conduct performance and operating studies to assure government agencies that the Plasma Converter System and its by-products are not environmental risks. There is no assurance that these studies will not be more costly or time-consuming than anticipated or will produce acceptable

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

conclusions. Further, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended or are interpreted or enforced differently, our prospective working partners and/or our or their customers may be required to meet stricter standards of operation and/or obtain additional operating permits or approvals. There can be no assurance that our system's performance will satisfy all of the applicable regulatory requirements.

Environmental Matters

     Our customers' and our operations are subject to numerous federal, state, local and foreign regulations relating to the storage, handling and transportation of regulated materials. Although our role has historically been generally limited to the sale or leasing of specialized technical equipment for use by our customers, there is always the risk that equipment failures could result in significant claims against us. Any claims against us could materially adversely affect our business, financial condition and results of operations as well as the price of our common stock.

Manufacturing Operations

     Most of the components required to build a Plasma Converter System are manufactured by third party vendors, while some components are manufactured in-house at our 30,000 square foot manufacturing facility located in Bristol, Connecticut, at which we also assemble, ship and test our systems. Upon receipt of these components, we assemble the Plasma Converter System for factory testing prior to shipment.

Research and Development

     While the principal research and development to produce commercial Plasma Converter Systems has been completed, we continue to perform research and development activities with respect to product improvement and new product development, utilizing internal technical staff as well as independent consultants. These activities have, to date, been entirely paid for and sponsored by us.

     We expect to continue to develop and design operational improvements that will be primarily in the area of the use of PCG produced by the Plasma Converter System also used by StarCell. We expect that expenditures for research and development will be geared to achieving lower cost designs and higher efficiencies. During the fiscal year ended October 31, 2007, we expended $261,305 for research and development compared to $324,834 and $337,898 in development during the year ended October 31, 2006 and 2005, respectively. During the three months ended January 31, 2008, expenditures for research and development were $51,115, compared to $85,524 for the same period in the prior year.

Employees

     As of May 8, 2008, we had eighteen full-time employees and one part-time employee. Of the full-time employees, nine are in engineering, one is in research and development, three are in sales and marketing and five are in management or administrative positions. We believe that we have been successful in attracting experienced and capable personnel. All officers and directors have entered into agreements requiring them not to disclose any proprietary information, assigning all rights to inventions made during their employment (other than Mr. Longo, our Chairman, Chief Executive Officer and President) and prohibiting them from competing with us. Our employees are not represented by any labor union or collective bargaining agreement, and we believe that our relations with our employees are good. We are continuing to develop a succession plan for our Chief Executive Officer, Joseph Longo.

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

Properties

     We lease office space under non-cancelable operating leases expiring through 2009.

     Our corporate headquarters is currently located at 88 Danbury Road, Wilton, Connecticut 06897-2525 where we lease 5,612 square feet of office space. The monthly base rent payments are $11,224 to December 2008, when the lease expires; however, we have the option to extend it for another three years at substantially the same price and we currently intend to exercise that option. On December 4, 2006, in connection with the lease agreement, we issued a warrant to our landlord for the right to purchase 200,000 shares of our common stock at an exercise price of $3.00 per share, valued at approximately $473,000 using the Black-Scholes model, which will be amortized over the life of the lease. During the three months ended January 31, 2008 and the fiscal year ended October 31, 2007, we incurred charges to operations in the amounts of $59,175 and $216,975, respectively, relating to these warrants. These warrants expire on December 11, 2011.

     Our product showroom is located at 190 Century Drive, Bristol, Connecticut, 06010, where we lease 16,291 square feet of office space. On July 13, 2007, we signed an amendment to the original lease agreement whereby we increased the space by roughly 50% and extended the lease such that the expiration is now June 15, 2009. The lease provides for monthly base rent payments of $8,145.

     Our assembly facility is located at 545 Broad Street, Bristol, Connecticut, 06010, where we lease 30,000 square feet of manufacturing space. The lease provided for monthly base rent payments of $5,775 through the December 31, 2007 expiration date. The lease arrangement is currently on a month-to-month basis for a rent payment of $4,775 per month.

     The following table shows our future lease commitments under our operating leases for the twelve months ending January 31:

                          Year             Annual Rent
                          ----             -----------

                          2009               $221,204
                          2010                 36,652
                                             --------
                          Total              $257,856
                                             ========

Legal Proceedings

     We were sued in an action entitled Ann C. Ritson, et al v. Startech Environmental Corporation and other parties, CV-06-5005444-S, in the Superior Court, Jurisdiction of Hartford, Connecticut, which was commenced on or about July 13, 2006 (the "Primary Action").

     By their complaint, Ann and John Ritson, or the Ritsons, alleged that our agent made false representations to them in connection with the purchase of shares of our common stock and warrants in a private placement that took place in December 2004, and that those representations led them to purchase the shares and suffer investment losses. Specifically, the Ritsons alleged that we did not disclose to them the potential investigation by the SEC of an entity unrelated to us which shared two common directors with us, and did not disclose to them the preliminary status of negotiations regarding a potential investment by an unaffiliated third party investor. The Ritsons further alleged that our agent was not registered with the State of Connecticut to transact business in securities as our agent, and that we and our agent thus violated the Connecticut Uniform Securities Act ("CUSA") and our agent's failure to register as our agent caused the Ritsons to suffer damages. The Ritsons asserted claims against us and our agent for alleged violations of CUSA, as well as common law claims of fraud and negligence. We denied the allegations and asserted special defenses against the Ritsons. The parties attempted to settle the dispute during a mediation on

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

August 7, 2007, and on October 9, 2007 the parties agreed on a final settlement, the terms of which the parties agreed to keep confidential. The litigation has been fully and finally settled by the parties for an immaterial amount with no admission of liability by us.

     On April 30, 2008, we received a letter from Plasco Energy Group Inc., or Plasco, indicating that Plasco filed a complaint against us in the United States District Court for the Southern District of Texas, Houston Division, alleging that our Plasma Converter System infringes a January 1994 U.S. patent entitled "Municipal Solid Waste Disposal Process" issued to Carter and Tsangaris of Ottawa, Canada. We have not yet been served in this lawsuit. As set forth in the complaint, Plasco seeks a declaration of infringement as well as other remedies and relief. Based on the facts available to us at this time, our management believes the claims made by Plasco are without merit; however, we have engaged legal counsel to review the complaint and advise us of our options with respect to this claim. We are not able to estimate the outcome of this matter at this time.



























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                                   MANAGEMENT

     Our executive officers and directors are as follows:

     Name                           Title
     ----                           -----

     Joseph F. Longo                Chairman, Chief Executive Officer, President
                                    and Director
     Peter J. Scanlon               Chief Financial Officer, Vice President,
                                    Treasurer and Secretary
     Ralph N. Dechiaro              Vice President of Business Development
     Stephen J. Landa               Vice President of Sales and Marketing
     John J. Fitzpatrick (1)        Director
     Joseph A. Equale (1) (2)       Director
     Chase P. Withrow III (1) (2)   Director
     L. Scott Barnard (2)           Director

----------------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

Board of Directors

     L. Scott Barnard, age 65, has served as a director since April 1, 2005. Mr. Barnard is currently the owner and Managing Partner of Programmix, LLC, a sales and marketing firm based in Norwalk, CT, which he founded in January 2001. Programmix is one of the largest European importers of uncoated free-sheet paper in the United States. From 1998 through 2000, Mr. Barnard served as Executive Vice President, Sales and Distribution of Champion International Corporation (which merged with International Paper in June 2000), and President of Champion Export Corporation. From 1996 to 1998, Mr. Barnard served as Executive Vice President, Sales for Champion International Corporation, and from 1992 to 1996, he served as Executive Vice President, Paper Sales for Champion International Corporation. Mr. Barnard also served as a Corporate Officer of Champion International Corporation from 1992 to June 2000. Mr. Barnard has an extensive background in sales and marketing (both domestic and international). Mr. Barnard serves on the Board of Trustees and Executive Committee of Gannon University, is on the Board of Trustees of Norwalk Hospital and the Norwalk Hospital Foundation in Norwalk, CT, serves on the Board of Overseers of the University of Connecticut's School of Business Administration and serves on the Board of Directors and the audit committee of Nashua Corporation (NNM: NSHA).

     Joseph A. Equale, CPA, age 63, has served as a director since November 2003. Mr. Equale is the founder and Managing Partner of Equale & Cirone, LLP (CPAs and advisors), which he founded with Mr. Cirone in January 1999. Prior to the formation of the partnership, and beginning in February 1994, Mr. Equale operated as a sole practitioner. Mr. Equale has spent over ten years in other professional practice units, including a predecessor firm of what is presently Deloitte & Touche LLP. In addition to his responsibilities as Managing Partner, Mr. Equale is in charge of the firm's quality control program. Mr. Equale has also spent over ten years in private industry, including an assignment as an Assistant Controller of Xerox Corporation. Mr. Equale is active in the

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

accounting profession, where he served as President and member of the Board of Governors of the 6,500 member Connecticut Society of CPAs (CSCPA). Mr. Equale is also a member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants. Mr. Equale has served as an Adjunct Assistant Professor of Accounting at Sacred Heart University, Graduate School of Business in Fairfield, Connecticut. Mr. Equale also serves as a director of IWT Tesoro Corporation (IWTT.OB).

     John J. Fitzpatrick, age 69, has served as a director since April 2005. Mr. Fitzpatrick is an independent management consultant, having retired in 1995 from the "old" Dun & Bradstreet Corporation as an executive officer and Senior Vice President-Global Human Resources, where he was employed since 1983. His responsibilities at D&B, in addition to providing counsel and guidance to the CEO and the Compensation and Nominating Committees of the Board of Directors, included strategic planning, acquisitions & divestitures, executive staffing, compensation & benefits, and HR information systems. Prior to joining D&B, Mr. Fitzpatrick held international sales, marketing, human resources and administrative management positions with Celanese Corporation, Rockwell International, Burroughs Corporation and Procter & Gamble.

     Joseph F. Longo, age 76, has served as a director and as Chairman since November 1995. Since November 2004, Mr. Longo has served as Chief Executive Officer and President, positions he also served in from November 1995 to January 2002. From July 2003 until December 2004, Mr. Longo served as Chief Operating Officer, and from August 2003 to August 2004, as Secretary and Treasurer. Mr. Longo is the founder of Startech Corporation, a predecessor of the Company. Mr. Longo was founder and Chief Operating Officer of the International Dynetics Corp., a waste industry capital equipment manufacturing company with multinational customers from 1969 to 1990. Prior thereto, he was Manager of New Product and Business Development for AMF from 1959 to 1969. He has been awarded many waste industry equipment patents, all of which have been successfully commercialized. He is a mechanical engineer and operating business executive, with more than 25 years of waste industry management experience.

     Chase P. Withrow III, age 64, has served as a director since May 2006. Mr. Withrow has over 35 years of experience working in the securities industry. He is presently employed as a financial advisor with Investar Capital Management, LLC in Edgewater, MD, since 2000. Mr. Withrow's broad range of financial services expertise include: assessing compliance with NYSE and NASD regulations; integrating back office and margin processes; establishing sales methodologies; and, advising senior management. Mr. Withrow served as Branch Manager for several brokerage firms, including Advest, Inc., from 1982 to 1986, and Evans & Company, Inc, from 1986 to 1988. During his tenure as a manager at Advest, his office set records for gross commission production as well as gross sales production per broker. Mr. Withrow consistently was named a member of the President's Club, which signified superior sales production across the nationwide firm.

     All directors are elected for a period of one year at our annual meeting of shareholders and serve until their successors are duly elected and qualified. Officers are appointed and serve at the pleasure of the Board of Directors.

     During fiscal year 2007, those members of the Board of Directors who were considered "independent" (as defined in Rule 10A-3 of the Securities Exchange
Act), acted on compensation matters concerning salaries and incentive compensation for our executive officers and administered our employee stock option plans. In addition to the foregoing, our directors discharge their responsibilities throughout the year through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern.

Meetings of the Board of Directors

     The Board of Directors has a standing Audit Committee and a standing Compensation Committee; however, the Board of Directors does not presently have a standing nominating committee, which functions are carried out by the entire Board of Directors. The Board of Directors believes that their processes effectively serve the functions of a nominating committee and do not believe that there is a need for a separate, formal nominating committee at this time.

     The Board of Directors held three meetings during the fiscal year ended October 31, 2007 and acted by written consent on two occasions. All of our directors that currently serve on the Board of Directors attended at least 75% of the meetings of the Board of Directors and any applicable committee. We encourage directors to attend the our annual meeting of shareholders. Last year all of our directors attended our annual meeting of shareholders.

Audit Committee

     During fiscal 2007, the Audit Committee consisted of Messrs. Joseph A. Equale (Chairman), L. Scott Barnard and John J. Fitzpatrick. The Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee performs the functions set forth in a written charter of the Audit Committee and is responsible for policies, procedures and other matters relating to accounting, internal, financial controls and financial reporting, including the engagement of independent registered public accountants and the planning, scope, timing and cost of any audit and any other services that the auditors may be asked to perform, and review with the auditors their report on our financial statements following completion of each audit.

     Messrs. Equale, Fitzpatrick and Barnard are each considered "independent," as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and Securities and Exchange Commission (SEC) regulations. The Board of Directors has determined that based on the credentials of Mr. Equale, the Chairman of the Audit Committee, Mr. Equale qualifies as an "audit committee financial expert" within the meaning of SEC regulations. During fiscal 2007, the Audit Committee held four meetings.

Compensation Committee

     The Compensation Committee consists of three directors. The Compensation Committee is responsible for, among other things, ensuring that our senior executives are compensated effectively in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Compensation Committee is also responsible for communicating to our shareholders compensation policies and the reasoning behind such policies as required by the SEC.

     During fiscal 2007, the Compensation Committee consisted of John J. Fitzpatrick (Chairman), Joseph A. Equale and Chase P. Withrow III. During the 2007 fiscal year, the Compensation Committee held three meetings.

     Messrs. Fitzpatrick, Equale and Withrow are each considered "independent," as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and SEC regulations.

     The objectives of our Compensation Committee are to correlate executive compensation with our business objectives and performance, and to enable us to attract, retain, inspire and reward executive officers who contribute to our long-term success.

     Our Compensation Committee adheres to the following philosophy regarding compensation of our executive officers:

     o to provide competitive total pay opportunities in order to attract, retain and motivate high quality executive talent critical to our success;

     o to pay for performance through a compensation mix that emphasizes competitive cash incentives and merit-based salary increases and de-emphasizes entitlements and perquisites;

     o to create a mutuality of interest between executives and stockholders through a stock option program; and

     o to focus the executive's attention on overall corporate objectives as well as the executive's specific operational objectives.

     Our Compensation Committee believes that the compensation program for executive officers should be designed to retain and motivate talented executives responsible for our success, and should be determined within the competitive environment within which we are situated and based on the achievement of business objectives, individual contribution and financial performance. The goals of our Compensation Committee are to provide a total compensation package that considers the compensation practices of companies with which we compete for executive officers, provides variable compensation that is linked to achievement of financial and individual performance goals, and aligns the interests of the executive officers with those of our stockholders by providing them with an equity stake in us. Compensation is designed to fall within the central tendency of the range of that paid to comparable executives in other similarly sized and like industry corporations.

Executive Officers

     Joseph F. Longo serves as Chief Executive Officer and President. Information concerning Mr. Longo is set forth above under "Board of Directors."

     Peter J. Scanlon, age 59, serves as Vice President, Chief Financial Officer, Treasurer and Secretary. Mr. Scanlon joined us as Controller in December 1998 until October 2003. In November 2003, Mr. Scanlon was appointed to his current position of Chief Financial Officer. Since August 2004, Mr. Scanlon has also served as Treasurer and Secretary. Prior to joining us, Mr. Scanlon was Director of Financial Services for Vivax Medical Corporation, a publicly traded manufacturing company located in Bristol, Connecticut, from November 1996 to December 1998. Prior to Vivax, Mr. Scanlon's extensive corporate financial and systems background includes 18 years with the IBM Corporation in the accounting, finance and financial systems areas. As Manager of International Finance Systems Development, Mr. Scanlon was successful in the development and installation of the reporting system being used by IBM's six largest international subsidiaries. While on a three-year assignment in London, England, he also developed and implemented financial procedures and controls for IBM's European manufacturing headquarters in Brentford, England.

     Ralph N. Dechiaro, age 59, serves as Vice President of Business Development. Mr. Dechiaro joined us as Vice President of Business Development in February 2002. Prior to joining us, he was the Commercial Program Manager at JFK International Air Terminal where he participated in the Terminal 4 Redevelopment Program from December 2000 to January 2002. Prior to JFK International, he was a Project Manager at Burns and Roe Enterprises from January 1975 to September 1984 and from September 1990 to December 2000 where he managed government, domestic and international projects. From September 1984 to September 1990 he was a System Manager at ITT Avionics where he was responsible for the development and implementation of applied business systems. Mr. Dechiaro also brings extensive government experience, where he served 28 years in the US Army culminating in retirement as a Lieutenant Colonel. In this capacity, Mr. Dechiaro completed varied command and staff assignments at all management levels culminating in the assignment as Assistant Chief of Staff for Information Management. He served as the Principal Staff Officer to the Commanding General providing contracting services, long range planning and implementation of all functions relative to communications, information services, contracting, and advanced technologies.

     Stephen J. Landa, age 44, serves as Vice President of Sales and Marketing. Mr. Landa joined us in May 2004. Mr. Landa is also the founder of Mighty Oak Management LLC, a securities brokerage and registered investment advisory firm. Prior to joining us, Mr. Landa was a financial news talk show host broadcasting from New York to Boston. Mr. Landa has held many securities industry licenses over his fifteen year career in the securities sales business including thirteen years at American Express and Royal Alliance. Mr. Landa has a degree in Architecture and Civil Engineering, a certificate in Real Estate Development and Financial Analysis, Project Management, a Construction Supervisor's License, and a General Securities Principal license. In addition, Mr. Landa is the recipient of an award for academic excellence in the Boston Architectural Center's work study program.

Succession Plan

     Our board of directors is in the process of evaluating and developing a succession plan for management personnel, including Mr. Longo, who is 76 years old. However, there can no assurance that a succession plan will be established or that any succession plan, if established, will be sufficient to replace Mr. Longo when and if his services to us are no longer available.

Family Relationships

     There are no family relationships among our executive officers or directors or any individual nominated for election as a director.

                             EXECUTIVE COMPENSATION

                      Compensation Discussion and Analysis

Overview of Our Executive Compensation Program

     The Compensation Committee of our Board of Directors is responsible for establishing, implementing and continually monitoring adherence to our compensation philosophy. The Compensation Committee is currently composed of three (3) non-employee directors. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and stock option grants. The objectives of the Compensation Committee are to correlate executive compensation with our business objectives and performance, and to enable us to attract, retain and reward executive officers who contribute to our long-term success.

     Throughout this compensation discussion and analysis, our Chief Executive Officer and Chief Financial Officer, as well as the other individuals included in the "2007 Summary Compensation Table" on page 81 are referred to as the "Named Executive Officers".

  Executive Compensation Philosophy

     Our overall compensation program seeks to fairly and competitively compensate our Named Executive Officers, as well as provide incentive compensation that aligns their interests with those of our stockholders.

     The Compensation Committee believes that the compensation program for Named Executive Officers should be designed to retain and motivate talented executives responsible for our success, and should be determined within the competitive environment within which we are situated based on the achievement of our business objectives, individual contribution and financial performance. The goals of the Compensation Committee are to provide a total compensation package that considers the compensation practices of companies with which we compete for the Named Executive Officers, taking into account the achievement of financial and individual performance goals, and aligning the interests of the executive officers with ours by providing them with an equity stake. Compensation is designed to fall within the central tendency of the range of that paid to comparable executives in other similarly sized and like industry corporations.

     In furtherance of this philosophy, the Compensation Committee believes that the Named Executive Officers should primarily be compensated through a competitive salary. Incentive compensation, based on our or individual achievement, is utilized to a limited extent. Perquisites and personal benefits are kept to a minimum.

     More specifically, the Compensation Committee believes that equity compensation is significant in that it aligns the interests of the Named Executive Officers with those of our shareholders, but annual grants are not necessary to achieve this goal. The Compensation Committee reserves the right to award bonuses after the end of each fiscal year, to the extent it believes it appropriate. In general, bonuses have been awarded infrequently.

  Peer Group

     We do not compare our compensation arrangements to a formal peer group of companies since we do not believe that an adequate peer group exists for which compensation data is publicly available. Most of the companies in our industry are privately held, so that there is limited, if any, financial data in the public domain regarding the performance of competing companies.

     We continue to investigate whether there may be an appropriate peer group of similar companies for compensation purposes. Currently, the Compensation Committee believes that Integrated Environmental Technologies (IET) and MSE Technology Applications, Inc. (MSE) may be sufficiently similar to us to be peer group companies. Both IET and MSE are in the same industry as us, although IET offers a very different system from our technology (using a carbon rod plasma arc system whereas we use a plasma torch-based system). Both companies also are similar in size and development stage to us.

  Objectives of Executive Compensation

     Overall, our compensation program is designed to attract, retain, inspire and reward executive officers who contribute to our overall success. The specific objectives of our executive compensation program are to:

     o provide competitive total pay opportunities in order to attract, retain and motivate high-quality executive talent critical to our success;
     o pay for performance through compensation that emphasizes competitive, merit-based salary increases and de-emphasizes entitlements and perquisites;
     o create a mutuality of interest between executives and stockholders through a stock option program; and
     o focus the executives' attention on overall corporate objectives as well as each executive's specific operational objectives.

     The Compensation Committee, together with our Board of Directors, sets our corporate goals and objectives, as well as objectives for each of the Named Executive Officers. At least annually, the Compensation Committee evaluates the Chief Executive Officer's and the other Named Executive Officers' performance in light of these goals and objectives and takes this evaluation into account in setting their annual compensation.

     Mr. Longo, our Chief Executive Officer, has an employment agreement with us. Nevertheless, significant aspects of Mr. Longo's compensation still are within the Compensation Committee's ongoing discretion. Any bonus and stock option grants are fully within the Compensation Committee's discretion. With respect to base salary, the agreement specifies Mr. Longo's salary, but the Compensation Committee has discretion to increase it, as the Compensation Committee did in August 2007, when it increased Mr. Longo's base salary from $185,000 to $210,000. See "2007 Summary Compensation Table" and "Potential Payments Upon Termination of Employment."

  Executive Compensation Components

     The compensation program for the Named Executive Officers consists of the following three primary components:

     o    base salary;
     o    stock options; and
     o    incentive bonus.

     Base Salary. We primarily compensate our Named Executive Officers with a competitive base salary. The Compensation Committee annually reviews and approves salaries for the Named Executive Officers. When setting salary levels, consideration is given to the executive's overall responsibilities, professional qualifications, level of experience, individual performance, technical expertise and contribution to the business, and the combined value of these factors to our long-term performance and growth. The Compensation Committee applies these factors based upon its discretion and judgment; no specific formula is applied to determine the weight of each factor.

     Stock Options. The Compensation Committee provides the Named Executive Officers with long-term incentive compensation through grants of options to purchase the our common stock. Stock options align the interests of the Named Executive Officers with our stockholders and provide the recipient with a significant incentive to manage us from the perspective of an owner with an equity stake in the business. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value.

     Stock options are not granted annually, but at the discretion of the Compensation Committee. When granting stock options, the Compensation Committee ties the number of stock options awarded to our performance and to the individual contribution of the specific executive. In practice, the Compensation Committee establishes a target option award for each named executive officer, based on the officer's position, responsibilities, and historical and expected future contributions to us. The target award is then adjusted as appropriate to conform to actual company and individual performance.

     Incentive Bonus. Bonuses are awarded by the Compensation Committee in its discretion, based on the gross sales for the applicable year. In most years, including our 2007 fiscal year, no bonuses were paid to the Named Executive Officers. The possibility of an incentive bonus provides an additional incentive to maximize our company's and individual performance.

     The Compensation Committee is responsible for reviewing and approving bonuses for each named executive officer. Our Chief Executive Officer's bonus is determined by the Compensation Committee, in accordance with the terms of his employment agreement, without participation by him. Bonus payments to the other Named Executive Officers are determined by the Compensation Committee in consultation with our Chief Executive Officer.

     The Compensation Committee determines the aggregate amount available for bonuses each year based on the gross sales for the year, as compared to the expectation for the year. Gross sales measures the growth of our business, both organically and through acquisitions, and provides an indication of future success. The aggregate bonus pool is then allocated among the eligible individuals based on:

     o the performance of the individual's function measured against corporate goals; and
     o the individual's individual performance during the year, measured against individual goals.

     Although actual performance measured against pre-established goals is the key component in determining both company and individual performance, our Compensation Committee may exercise discretion when determining whether company and/or a Named Executive Officer's individual goals have been attained. During our 2007 fiscal year, no bonuses were paid to any of the executive officers.

Other Policies and Practices Related to Our Executive Compensation Program

  Benefits Upon Termination of Employment

     The Compensation Committee believes that it is appropriate to provide key officers reasonable severance benefits in the event of certain terminations of employment. Accordingly, Mr. Longo's employment agreement provides for severance and we have severance agreements with Messrs. Scanlon and Dechiaro. Messrs. Scanlon and Dechiaro are each entitled to four weeks of base salary for each year of service us. Mr. Scanlon has been with us for nine years and Mr. Dechiaro has been with us for five years. Additionally both executives are entitled up to 12 months of benefit continuation. Mr. Dechiaro will receive the severance in the event of an involuntary termination other than for cause, and Mr. Scanlon will receive the severance in the case of any termination, voluntary or involuntary, other than for cause. Mr. Longo is entitled to six months of base salary and benefits continuation. Mr. Longo will receive the severance in the event of any termination, voluntary or involuntary, other than death. If the termination is due to disability or is involuntary for any reason other than for cause, after the six-month severance period, Mr. Longo (and his surviving spouse) will receive additional termination benefits and lifetime reimbursement of gap medical insurance premiums to cover expenses not covered by Medicare or Medicaid. These severance payments and additional termination benefits are described in more detail below under the heading "Potential Payments Upon Termination of Employment."

  Pension and Retirement Benefits

     We maintain a 401(k) plan and provide employer matching contributions (subject to certain limitations) for employee contributions. The Named Executive Officers also are eligible to participate in the 401(k) plan. We do not provide the Named Executive Officers with any pension or other retirement benefits.

  Perquisites and Other Personal Benefits

     We provide the Named Executive Officers with certain limited perquisites and personal benefits that we and the Compensation Committee believe are reasonable and consistent with the general practice of similarly situated companies. These additional benefits do not, and are not intended to, comprise a significant portion of the Named Executive Officers' compensation.

     In addition to participation in our health plan and 401(k) plan (including the receipt of matching contributions), which apply to the same extent as to other employees, we provide the Named Executive Officers with directors and officers liability insurance and a monthly car allowance.

     The personal benefits described above are included in the "All Other Compensation" column of the "2007 Summary Compensation Table" on page 81.

Tax and Accounting Implications

  Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits to $1 million the annual tax deduction for compensation paid to each of the chief executive officer and any of the four highest paid other executive officers. However, compensation that qualifies as performance-based compensation is deductible even in excess of $1 million. The Named Executive Officers' salary and bonus currently are not anticipated to exceed $1 million. Any compensation from stock options is expected to qualify as performance-based compensation and therefore be exempt from the Section 162(m) restrictions.

  Nonqualified Deferred Compensation

     On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, adding Section 409A to the Internal Revenue Code, which changed the tax rules applicable to nonqualified deferred compensation arrangements. A violation of these new rules could result in the imposition of a 20% penalty tax on the affected executives. We believe that we are operating in compliance with Section 409A and the Treasury Regulations thereunder. The Compensation Committee, through its legal counsel, is monitoring compliance with Section 409A.

                         2007 Summary Compensation Table

                                                            All
                                                           Other
   Name and Principal                     Salary       Compensation      Total
        Position                Year       ($)              ($)           ($)
--------------------------------------------------------------------------------
Joseph F. Longo
Chairman of the Board,
Chief Executive Officer
and President                   2007    $191,731 (1)         $0         $191,731

Peter J. Scanlon
Vice President, Chief Financial
Officer,  Treasurer and         2007     138,731 (2)      99,929 (3)     238,660
Secretary

Ralph N. Dechiaro
Vice President of Business
Development                     2007     136,038 (4)      44,713 (5)     180,751

Stephen J. Landa
Vice President of
Sales and Marketing             2007     136,038 (6)      13,688 (7)     149,726


     (1) Representing an annual base salary of $185,000 until August 2007 and an annual base salary of $210,000 beginning August 1, 2007.

     (2) Representing an annual base salary of $130,000 until August 2007 and an annual base salary of $155,000 beginning August 1, 2007.

     (3) Representing (i) a monthly automobile allowance of $1,300, (ii) a monthly incentive payment of $6,000 through July 31, 2007, and $4,800 per month beginning on August 1, 2007, and (iii) 401(k) matching contributions of $15,929. The incentive payment is a monthly amount paid as an additional incentive to the executive to remain in our employ, but which may be reduced or eliminated at any time.

     (4) Representing an annual base salary of $130,000 until August 2007 and an annual base salary of $145,000 beginning August 1, 2007.

     (5) Representing (i) one-time automobile allowance for 2006 fiscal year of $6,000 paid in 2007 fiscal year, (ii) a monthly automobile allowance of $1,700, (iii) a monthly incentive payment of $1,250 per month beginning September 1, 2007, and (iv) 401(k) matching contributions of $15,813. The incentive payment is a monthly amount paid as an additional incentive to the executive to remain in our employ, but which may be reduced or eliminated at any time.

     (6) Representing an annual base salary of $130,000 until August 2007 and an annual base salary of $145,000 beginning August 1, 2007.

     (7)  Representing 401(k) matching contributions of $13,688.


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

     Messrs. Longo, Scanlon and Dechiaro have written agreements with us.

     Mr. Longo's employment agreement (the "CEO Agreement") originally was effective as of January 1, 2004 for a three-year term. The CEO Agreement is automatically extended for one-year renewal terms unless Mr. Longo or we give written notice of non-renewal within 90 days before January 1. The term of the CEO Agreement has been extended through 2008. Under the CEO Agreement, Mr. Longo will serve as our Chief Executive Officer and President, with an annual base salary of $185,000, which was increased by the Compensation Committee to $210,000 on August 1, 2007.

     In the event that Mr. Longo's employment terminates, we will pay Mr. Longo (or, if applicable, his surviving spouse or, if none, his estate or other legal representative) any accrued but unpaid compensation, unreimbursed reasonable business-related expenses and any benefits or payments due under any of our benefit, fringe benefit or arrangement with respect to the period prior to such date of termination. In addition, if Mr. Longo's employment terminates for any reason other than death, Mr. Longo shall receive continued payment of his base salary and continued eligibility for benefits, both for six months following the date of termination. If the termination is due to disability or is involuntary for any reason other than for cause, after the six-month severance period, Mr. Longo (and his surviving spouse) will receive additional termination benefits and lifetime reimbursement of gap medical insurance premiums to cover expenses not covered by Medicare or Medicaid. On January 28, 2008, the parties executed an amendment to clarify provisions with respect to such agreement. These severance payments and additional termination benefits are described in more detail below under the heading "Potential Payments Upon Termination of Employment."

     On December 1, 2005, we entered into an agreement with Mr. Dechiaro, pursuant to which we agreed to pay Mr. Dechiaro severance in the event that his employment involuntarily terminates other than for cause. The severance payments equal four weeks of base salary for each year of service. Mr. Dechiaro has been with us for five years. In additional, Mr. Dechiaro is entitled up to a maximum of 12 months of benefit continuation. These severance payments are described in more detail below under the heading "Potential Payments Upon Termination of Employment."

     On December 13, 2005, we entered into an agreement with Mr. Scanlon, pursuant to which we agreed to pay Mr. Scanlon severance in the event that his employment terminates other than for cause. Mr. Scanlon will receive the severance in the case of any termination, voluntary or involuntary, other than for cause. The severance payments equal four weeks of base salary for each year of service. Mr. Scanlon has been with us for nine years. Additionally, he is entitled up to a maximum of 12 months of benefit continuation. These severance payments are described in more detail below under the heading "Potential Payments Upon Termination of Employment."




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

     The following table shows the base pay levels of our Named Executive
Officers and the increases recently implemented.

               Annualized Base Pay for Our Named Executive Officers Table

                      Annualized    Annualized                   Annualized
                       Base Pay      Base Pay                     Base Pay
                    Calendar Year Calendar Year   Percentage   Calendar Year   Percentage
     Name                2006          2007        Increase         2008        Increase
-----------------------------------------------------------------------------------------
Joseph F. Longo        $185,000      $210,000        13.5%        $210,000        0.0%
Peter J. Scanlon       130,000       155,000         19.2%        155,000         0.0%
Ralph N. Dechiaro      130,000       145,000         11.5%        145,000         0.0%
Stephen J. Landa       130,000       145,000         11.5%        145,000         0.0%

             Outstanding Equity Awards at Fiscal Year End 2007 Table

                                                       Option Awards
                                    ----------------------------------------------------
               Name                  Number of Securities    Option          Option
                                    Underlying Unexercised   Exercise      Expiration
                                            Options          Price ($)        Date
                                        (#) Exercisable
----------------------------------- ------------------------ ----------- ---------------
Joseph F. Longo -                             15,000             $2.400      10/31/2015
Chairman, Chief Executive Officer             10,000              0.930      12/31/2012
and President                                 10,000              2.030      12/13/2011
                                              40,000              5.625      12/20/2010
                                             250,000              6.000      11/01/2009

Peter J. Scanlon -                            15,000              2.400      10/31/2015
Vice President, Chief Financial               30,000              2.300      08/05/2015
Officer, Treasurer and                        15,000              2.030      12/13/2011
Secretary                                     25,000              5.625      12/20/2010
                                              20,000              6.000      11/01/2009

Ralph N. Dechiaro -                           15,000              2.400      10/31/2015
Vice President of Business                    25,000              1.900      12/14/2014
Development                                    3,000              3.000      02/20/2012

Stephen J. Landa -                            15,000              2.400      10/31/2015
Vice President of Sales and
Marketing

There were no options exercised by any of our Named Executive Officers during the 2007 fiscal year. To date, we have not made restricted stock grants to our Named Executive Officers.


                                       83

Potential Payments Upon Termination of Employment

     Other than matching 401(k) contributions, we provide no pension benefits to our Named Executive Officers. We do, however, have agreements with certain of our Named Executive Officers providing severance payments. In the event that Messrs. Longo, Scanlon and Dechiaro had terminated their employment on October
31, 2007, the last day of our fiscal year, they would have received the following severance benefits:

          Name                Amount                    Payment schedule
    ------------------ ----------------------- ------------------------------------
    Joseph F. Longo         $115,000 (1)       $105,000 paid in a lump sum six
                                               months after termination of
                                               employment. (2) (3)

    Peter J. Scanlon        $127,308 (4)       $107,308 paid in a lump
                                               sum six months after termination of
                                               employment. (5)

    Ralph N. Dechiaro       $75,769 (6)        $55,769 paid in a lump sum within 30
                                               days following termination of
                                               employment. (7)

     (1) Representing $105,000 of cash severance, equal to six months of base salary and $10,000 of medical/health benefits continuation for 6 months, based on the current cost to us of providing such benefits.
          Mr. Longo will receive the severance in the event of any termination, voluntary or involuntary, other than death.

     (2) The cash severance would be paid over the six-month severance period, but pursuant to Section 409A of the Internal Revenue Code no payments will be made until six months after the termination of employment. The benefits continuation would be provided over the six-month period following the termination of employment.

     (3) Mr. Longo's employment agreement provides that if his employment is terminated due to disability or he is involuntarily terminated for any reason other than for cause, he is entitled to additional termination benefits, including an annual payment of $97,500, beginning six months after termination of employment (after the severance period), for the remainder of his life. If Mr. Longo is survived by his spouse, she will receive half of that amount ($48,750) for her life. In addition, Mr. Longo (and his surviving spouse) will receive lifetime reimbursement of gap medical insurance premiums to cover expenses not covered by Medicare or Medicaid. The Compensation Committee granted these benefits to Mr. Longo in recognition of his services to us.
          These additional termination benefits will not increase based on Mr.
          Longo's years of service with us. These entitlements are unfunded and Mr. Longo's rights to these benefits are as an unsecured general creditor to us. On January 28, 2008, the parties executed an amendment to clarify provisions with respect to such agreement. Had Mr. Longo been involuntarily terminated or terminated due to disability on October 31, 2007, we estimate that the total future payments associated with Mr. Longo's additional termination benefits would be approximately $1,370,000. This estimate is based on a 10.5 year life expectancy for Mr. Longo and a 16.0 year life expectancy for Mrs.
          Longo, based on their gender and current age, in accordance with the National Vital Statistics Reports, which is published by the U.S.
          National Center for Health Statistics. In addition, we estimated annual cost per person for the lifetime reimbursement of gap medical insurance premiums to be $5,000, based on materials published on www.medicare.gov.

                                       84

     (4) Representing $107,308 of cash severance, equal to nine months of base salary (based on Mr. Scanlon's entitlement to four weeks of base salary for each of his nine years of service with us) and $20,000 of medical/health benefits continuation for 12 months, based on the current cost to us of providing such benefits. Mr. Scanlon will receive the severance in the case of any termination, voluntary or involuntary, other than for cause.

     (5) Although Mr. Scanlon's severance agreement does not specify the form of payment, our intention and that of Mr. Scanlon is that the severance would be paid in a lump sum six months after the termination of employment. We intend to amend the severance agreement to provide for this payment schedule. The benefits continuation would be provided over the 12-month period following the termination of employment.

     (6) Representing $55,769 of cash severance, equal to five months of base salary (based on Mr. Dechiaro's entitlement to four weeks of base salary for each of his five years of service with us) and $20,000 of medical/health benefits continuation for 12 months, based on the current cost to us of providing such benefits. Mr. Dechiaro will receive the severance in the event of an involuntary termination other than for cause.

     (7) Although Mr. Dechiaro's severance agreement does not specify the form of payment, our intention and that of Mr. Dechiaro is that the severance would be paid in a lump sum within 30 days after the termination of employment. We intend to amend the severance agreement to provide for this payment schedule. The benefits continuation would be provided over the 12-month period following the termination of employment.

Director Compensation

     The objectives for our non-employee director compensation program are to attract highly-qualified individuals to serve on our Board of Directors and align our directors' interests with the interests of our shareholders.

     For our 2007 fiscal year, the Compensation Committee reviewed the design of our director compensation program. The Compensation Committee determined not to recommend any changes to our Board of Directors for the 2007 fiscal year. Directors who were our officers and employees received no additional compensation for acting as directors. All independent directors received an annual retainer of $6,000 per year, plus an additional fee of $750 for each meeting attended in per person, or $350 for each meeting via teleconference or videoconference. The chairman of the Audit Committee received an additional fee of $4,000 per annum and all other members of the Audit Committee received an additional fee of $2,000 per year. The chairman of Compensation Committee received an additional $2,000 per year and all other members of the Compensation Committee received an additional $1,000 per year. Upon being appointed to the Board of Directors, independent directors receive an initial option grant of 30,000 options, which options contain a three-year cliff vesting period. Thereafter, each independent director receives an annual option grant of 15,000 options with an annual one-year vesting period. All independent directors are reimbursed for out-of-pocket expenses.

     Our directors aggregate compensation for our 2007 fiscal year was as follows:

                        2007 Director Compensation Table
                        --------------------------------

                                  Fees
                                Earned or
                                 Paid in
                                Cash 2007      Option Awards
            Name                   ($)            ($) (1)            Total
    -------------------------- ------------ -------------------- ---------------
    Joseph A. Equale
                                 $14,750          $45,034           $59,784
    L. Scott Barnard
                                 $11,000          $45,034           $56,034
    John J. Fitzpatrick (2)
                                 $13,750          $45,034           $58,784
    Chase P. Withrow III
                                 $10,750          $74,018           $84,768

     (1) The amounts shown in this column include the amount that we expensed during our 2007 fiscal year for the options granted for the 2006 and 2007 fiscal years. Options granted in the 2006 and 2007 fiscal years vested over 12 months and their grant date fair value was amortized over the service period in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004). Messrs. Equale, Fitzpatrick and Barnard each, as non-employee directors, received options to purchase 15,000 shares for each of our 2006 and 2007 fiscal years. Mr. Withrow received an initial option grant of 30,000 shares in the 2006 fiscal year for being appointed as a director. He received options to purchase 15,000 shares for the 2007 fiscal year. The aggregate number of options held by directors as of October 31, 2007:
          Mr. Equale, 84,000; Mr. Barnard, 69,000; Mr. Fitzpatrick, 69,000; and Mr. Withrow III, 45,000. The assumptions used to determine the value of the stock option grants are set forth in Note 9 to the financial statements for the year ended October 31, 2007 included elsewhere in this prospectus.

     (2) While Mr. Fitzpatrick remained as an audit committee member in the 2007 fiscal year, he also assumed the additional responsibility as Chairman of the Compensation Committee. The Compensation Committee also recommended increases in the amount of our directors' compensation for our 2008 fiscal year.

     For our 2008 fiscal year, the Compensation Committee recommended increases in the amount of our directors' compensation. Directors who will then currently be our officers and employees will receive no additional compensation for acting as directors. All independent directors will receive an annual retainer of $10,000 per year, plus an additional fee of $2,000 for each meeting attended in per person, or $1,000 for each meeting attended by teleconference or videoconference. The chairman of the Audit Committee will receive an additional fee of $6,000 per annum and all other members of the Audit Committee will receive an additional fee of $2,000 per year, plus each will receive an additional fee of $1,000 for each meeting attended in person, or $500 for each meeting via teleconference or videoconference. The chairman of the Compensation Committee will receive an additional $4,000 per year and all other members of the Compensation Committee will receive an additional $1,000 per year, plus each will receive an additional fee of $1,000 for each meeting attended in person, or $500 for each meeting attended by teleconference or videoconference. Upon being appointed to the Board of Directors, independent directors will receive an initial option grant of 30,000 options, which options contain a three-year cliff vesting period. Thereafter, each independent director will receive an annual option grant of 15,000 options with an annual one-year vesting period. All independent directors are reimbursed for out-of-pocket expenses.

                                 CODE OF ETHICS

     We have a Code of Ethics applicable to its Chief Executive Officer, Chief Financial Officer, financial managers and any persons performing similar finance and accounting functions. We will provide to any person, without charge, upon request, a copy of the Code of Ethics. Requests for a copy may be made, in writing, to us at the following address:

                       Startech Environmental Corporation
                                 88 Danbury Road
                                Wilton, CT 06897
                          Attn: Chief Financial Officer

                             EMPLOYEE BENEFIT PLANS


1995 Stock Option Plan

     In November 1995, we authorized 2,000,000 common shares, issuable upon exercise of stock options issued by us under our 1995 Non-Qualifying Stock Option Plan (the "1995 Plan") for employees, directors and other persons associated with us whose services benefited our company. The options must have been issued within 10 years from November 20, 1995. Determination of the option price per share and exercise date was at the sole discretion of the Compensation Committee.

     During the three months ended January 31, 2008 and the years ended October 31, 2007, 2006 and 2005, there were no options granted under the 1995 plan. As of January 31, 2008, 1,095,000 options were outstanding, all of which were exercisable and vested.

2000 Stock Option Plan

     Our 2000 Stock Option Plan (the "2000 Plan") was adopted by our Board of Directors in January 2000, was approved by our stockholders in February 2000, and issuance of employee stock options under the 2000 Plan was registered in October 2002. The 2000 Plan currently authorizes the issuance of up to 1,000,000 shares of our common stock. Our officers, directors, employees and consultants are eligible to receive awards under the 2000 Plan. The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code. At our annual meeting of shareholders, which took place on May 7, 2008, our shareholders approved a proposal to increase the number of shares authorized for issuance under the 2000 Plan by 1,000,000 shares.

     The 2000 Plan authorizes awards of the following type of equity-based compensation: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, annual grants of stock options to directors, stock options to directors in lieu of compensation for services rendered as directors, and other stock-based awards valued in whole or in part by reference to our stock. No awards may be granted on or after January 23, 2010 with respect to the initial 1,000,000 shares authorized under the 2000 Plan.

     The options may be granted at an exercise price greater than or equal to the fair market value of our common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of our voting power. Fair market value for purposes of the 2000 Plan is the closing market price of our common stock on the relevant date.

     The 2000 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret its provisions. The Compensation Committee selects the recipients of awards and determines the number of shares of our common stock covered by the options and the dates upon which the options become exercisable and terminate, subject to provisions of the 2000 Plan. Incentive stock options must terminate within ten years of the grant. Non-statutory options must terminate within fifteen years of the date of grant. The Compensation Committee has the right to alter the terms of any option when granted or while outstanding, pursuant to the terms of the 2000 Plan, except for the option price.

     As of January 31, 2008, 166,000 shares were available to be granted under the 2000 Plan and 650,000 options were outstanding, of which 590,000 were exercisable and vested.

     All options automatically become exercisable in full in the event of a change in control, as defined in the 2000 Plan, death or disability of the option holder or as decided by the Compensation Committee. Upon retirement, options held at least one year become exercisable in full. If an option holder's employment with us is terminated for any reason, except death, disability or retirement, the option holder has three months in which to exercise an option, but only to the extent they were already exercisable as of the termination date, unless the option by its terms expires earlier. Termination or other changes in employment status may affect the exercise period.

401(k) Plan

     On June 1, 2000, we implemented an employee savings plan designed to qualify under Section 401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed at least thirty days of service. Contributions are made in the form of shares of our common stock at the prevailing current market price and vest equally over a three-year period. We will match in our stock the first ten percent (10%) of an employee contribution on a dollar-for-dollar basis up to the maximum contribution allowed under the Internal Revenue Code.

     Contributions for the three months ended January 31, 2008 and the years ended October 31, 2007, 2006, and 2005 were $26,399, $78,403, $65,181, and
$63,073, respectively. These discretionary contributions were paid through the issuance of 15,900, 37,834, 31,340, and 20,857 shares of our common stock, respectively. During the three months ended January 31, 2008 and the years ended October 31, 2007, 2006, and 2005, zero, 726, 1,173, and 452 shares of our common stock, respectively, have been returned to the 401(k) plan due to employee shares that were not vested due to attrition.

Elimination of Monetary Liability for Directors and Officers

     Our articles of incorporation contain provisions permitted under the Colorado Business Corporation Act relating to the liability of directors. Such provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving a breach of the director's duty of loyalty or acts or omissions made not in good faith or involving intentional misconduct or a knowing violation of the law. These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies and injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of securities law, including federal securities laws.

Indemnification of Officers and Directors

     Our Bylaws contain provisions permitting indemnification of our directors to the fullest extent permitted by the Colorado Business Corporation Act. These provisions may have the practical effect of eliminating the ability of shareholders to collect monetary damages from directors. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors. There are also agreements indemnifying our officers to the same extent that directors are indemnified by our Bylaws.

Compensation Committee Interlocks and Insider Participation

     No executive officers serve on the Board of Directors or the compensation committee of another company that has an executive officer serving on our Board of Directors.


                           PRINCIPAL SHAREHOLDERS AND
                          STOCK HOLDINGS OF MANAGEMENT

     The following table sets forth information with respect to beneficial ownership of our common stock as of May 8, 2008 by (i) each person or entity who is known by us to own beneficially 5% or more of the outstanding shares of our common stock, (ii) each director and nominee, (iii) each named executive officer
(as identified in the "2007 Summary Compensation Table") and (iv) all current directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed below, based on a review of filing with the Securities and Exchange Commission and on information furnished to us by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                            Number of
    Name and Address of Beneficial Owner                    Shares (1)          Percent of Total (1)
    ------------------------------------                    ----------          --------------------

    Joseph F. Longo (2) (8)                                 1,556,398                   6.6%

    Peter J. Scanlon (3) (8)                                  157,978                     *

    Ralph N. Dechiaro (4) (8)                                 105,760                     *

    Stephen J. Landa (5) (8)                                   48,300                     *

    L. Scott Barnard (6) (8)                                   69,000                     *

    Chase P. Withrow III (8) (15)                              51,864                     *

    Joseph A. Equale (7) (8)                                   84,000                     *

    John J. Fitzpatrick (6) (8)                                69,000                     *

    Northshore Asset Management, LLC (9) (10) (12)          3,806,391                   16.4%
    c/o Arthur J. Steinberg, not individually
    but solely in his capacity as Receiver
    of Northshore Asset Management, LLC and
    related entities
    c/o Kaye Scholer LLP
    425 Park Avenue
    New York, NY 10022

    Arthur J. Steinberg, not individually                   4,806,391                   20.7%
    but solely in his capacity as Receiver of
    Northshore Asset Management, LLC,
    and related entities (9) (10) (12)
    c/o Kaye Scholer LLP
    425 Park Avenue
    New York, NY 10022

                                       91

                                                            Number of
    Name and Address of Beneficial Owner                    Shares (1)          Percent of Total (1)
    ------------------------------------                    ----------          --------------------

    Connecticut Banking Commissioner Howard F.              4,806,391                   20.7%
    Pitkin (successor to John P. Burke), not
    individually but solely in his capacity as
    Receiver of Circle Trust Company (9) (10) (12)
    c/o State of Connecticut Department of Banking
    260 Constitution Plaza
    Hartford, CT 06103

    FB U.S. Investments, L.L.C.                             4,587,504                   17.4%
    1285 Sable Palms Drive
    Mobile, Alabama 36695 (13)

    Francisco J. Rivera Fernandez                           2,100,000                    8.5%
    PO Box 11852
    San Juan, Puerto Rico 00922 (14)

    All officers and directors as a group (8                2,142,300                    8.9%
    persons) (11)

* Represents less than one percent (1%).

(1) The beneficial ownership is calculated based on 23,268,214 shares of our common stock outstanding as of May 8, 2008. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. In computing the number of shares beneficially owned by a person in the column and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that were exercisable at or within 60 days of May 8, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name.

(2) Includes 332,500 shares subject to options that are currently exercisable and/or options that are exercisable within 60 days of May 8, 2008.

(3) Includes 112,500 shares subject to options that are currently exercisable and/or options that are exercisable within 60 days of May 8, 2008, and 45,478 shares that have vested through May 8, 2008 through our 401(k) plan.

                                       92

(4) Includes 50,500 shares subject to options that are currently exercisable and/or options that are exercisable within 60 days of May 8, 2008, and 44,760 shares that have vested through May 8, 2008 through our 401(k) plan.

(5) Includes 22,500 shares subject to options that are currently exercisable and/or options that are exercisable within 60 days of May 8, 2008, and 19,800 shares that have vested through May 8, 2008 through our 401(k) plan.

(6) Includes 69,000 shares subject to options that are currently exercisable and/or options that are exercisable within 60 days of May 8, 2008.

(7) Includes 84,000 shares subject to options that are currently exercisable and/or options that are exercisable within 60 days of May 8, 2008.

(8)  Address is 88 Danbury Road, Suite 2A, Wilton, Connecticut 06897.

(9)  Arthur J. Steinberg is the Receiver of Northshore Asset Management, LLC, a
     Delaware limited liability company, Saldutti Capital Management, L.P., a
     New York limited partnership, Ardent Research Partners, L.P., a New York limited partnership, and Ardent Research Partners, Ltd., an open-ended limited liability investment company incorporated under the International
     Business Companies Act, 1989 (as amended) of The Commonwealth of The
     Bahamas and certain other related entities (including The Astor Fund, L.P., a Delaware limited partnership). You should read Footnote 10 to this table, which contains additional details as to these matters. Of these shares of our common stock, (a) 3,558,347 are held by Northshore Asset Management, LLC for the benefit of The Astor Fund, L.P. (and The Astor Fund, L.P., is managed by Northshore Asset Management, LLC), (b) 120,772 shares are held by Ardent Research Partners, L.P., and (c) 127,272 shares are held by Ardent Research Partners, Ltd. Ardent Research Partners, L.P. and Ardent
     Research Partners, Ltd. are managed by Saldutti Capital Management, L.P.
     Northshore Asset Management, LLC is the general partner of Ardent Research
     Partners, L.P. and owns Saldutti Capital Management, L.P. Accordingly, (i) the Northshore Receiver may be deemed to share beneficial ownership and the power to dispose of and to vote all of the shares of our common stock beneficially owned by Northshore Asset Management, LLC, Ardent Research
     Partners, L.P., Ardent Research Partners, Ltd. and The Astor Fund, L.P.,
     (ii) The Astor Fund, L.P. may be deemed to share beneficial ownership and the power to dispose of and to vote the 3,558,347 held by Northshore Asset
     Management, LLC, (iii) Saldutti Capital Management, L.P., may be deemed to share the beneficial ownership and the power to dispose of and to vote the 248,044 shares of our common stock beneficially owned in the aggregate by Ardent Research Partners, L.P. and Ardent Research Partners, Ltd., (iv)
     Ardent Research Partners, L.P. may be deemed to share the beneficial ownership and the power to dispose of and to vote 120,772 shares of our common stock, and (v) Ardent Research Partners, Ltd. may be deemed to share the beneficial ownership and the power to dispose of and to vote 127,272 shares of our common stock. Mr. Steinberg expressly disclaims beneficial ownership of any shares of our common stock.

(10) On February 16, 2005, upon application of the Securities and Exchange
     Commission, the United States District Court for the Southern District of
     New York entered an order appointing Arthur J. Steinberg to act as the temporary Receiver of Northshore Asset Management, LLC, Ardent Research
     Partners, L.P., Ardent Research Partners, Ltd., Saldutti Capital
     Management, L.P., and certain other related entities. That court entered subsequent orders appointing Mr. Steinberg as the permanent Receiver of these entities. Based on the powers granted to him pursuant to these and other orders entered by that court, Mr. Steinberg not individually, but solely in his capacity as the Receiver of Northshore Asset Management, LLC, Ardent Research Partners, L.P., Ardent Research Partners, Ltd., Saldutti
     Capital Management, L.P., and certain other related entities, whom we sometimes refer to in this prospectus as the Northshore Receiver, may be deemed to share beneficial ownership and have the shared power to vote and dispose of 3,806,391 shares of our common stock, held in the aggregate by Northshore Asset Management, LLC, Ardent Research Partners, L.P., Ardent
     Research Partners, Ltd., and the other entities described in Footnote 9 to this table. You should read Footnote 9 to this table, which contains

                                       93

     additional details as to these matters. In addition, by virtue of the Settlement Agreement dated as of May 25, 2006, which we sometimes refer to in this prospectus as the Settlement Agreement, between the Northshore
     Receiver and the Circle Receiver, and due to certain other factors, the Northshore Receiver may be deemed to be the beneficial owner and have the shared power with the Circle Receiver to direct the disposition and voting of an additional 1,000,000 shares of our common stock of which the Circle
     Receiver may be deemed to have beneficial ownership. In addition, Mr.
     Steinberg also serves as the Receiver of an entity that owns 94% of the equity interests of Circle Trust Company. Circle Trust Company is in a separate receivership proceeding. You should read Footnote 12 to this table, which contains additional details as to these matters. Mr. Steinberg expressly disclaims beneficial ownership of any shares of our common stock.

(11) Includes 785,000 options that are exercisable within 60 days of May 8, 2008.

(12) On September 30, 2005, pursuant to the provisions of Chapter 664c of the Connecticut General Statutes, the Superior Court for the Judicial District of Hartford, Connecticut, appointed the Connecticut Banking Commissioner,
     John P. Burke, as the Receiver of Circle Trust Company, a Connecticut state chartered limited trust company. On October 1, 2006, Howard F. Pitkin was appointed as the successor to Mr. Burke, to serve as the Connecticut
     Banking Commissioner and the Receiver of Circle Trust Company, upon Mr.
     Burke's retirement. We sometimes refer to Mr. Burke, Connecticut Banking
     Commissioner, solely in his capacity as the Receiver of Circle Trust
     Company through the date of his retirement and to Mr. Pitkin, Connecticut
     Banking Commissioner, solely in his capacity as the Receiver of Circle
     Trust Company after such date, as the Circle Receiver. On August 27, 2004,
     Northshore Asset Management, LLC contributed 1,000,000 shares of our common stock to the capital of Circle Trust Company. Circle Trust Company shared beneficial ownership of 1,000,000 shares of our common stock. The
     Northshore Receiver is the Receiver for the entity which owns 94% of the equity interests of Circle Trust Company. Based on the powers and authority granted to the Circle Receiver by order of the Superior Court for the Judicial District of Hartford, Connecticut, the Circle Receiver, not individually, but solely in his capacity as Receiver of Circle Trust
     Company and as a result of the Settlement Agreement, may be deemed to share beneficial ownership and share the power to vote and dispose of 4,806,391 shares of our common stock due to the following: (i) 1,000,000 shares of our common stock that may be deemed to be beneficially owned by the Circle
     Receiver (which were contributed to Circle Trust Company) and (ii) by virtue of the Settlement Agreement, 3,806,391 shares of our common stock, that may be deemed to be beneficially owned by the Northshore Receiver. You should read footnotes 9 and 10 to this table, which contain additional details as to these matters. Mr. Pitkin and Mr. Steinberg expressly disclaim beneficial ownership of any shares of our common stock.

(13) Includes 3,058,336 warrants that are exercisable within 60 days of May 8, 2008.

(14) Includes 1,400,000 warrants that are exercisable within 60 days of May 8, 2008.

(15) Includes 45,000 shares subject to options that are currently exercisable or that are exercisable within 60 days of May 8, 2008. Includes 3,425 common shares owned by Mr. Withrow's wife for which Mr. Withrow disclaims beneficial ownership.

                                       94

                             SELLING SECURITYHOLDERS

     The selling securityholders may, from time to time, offer and sell shares of our common stock and shares of our common stock issuable upon exercise of the warrants pursuant to this prospectus. "Selling Securityholders" is a term used to identify those for whom shares are being registered. It is not an announcement of the sale of shares. There can be no assurance that any "Selling
Securityholder" will sell any or all of the common stock registered pursuant to this registration statement.

     All of the securities being offered by the selling securityholders were acquired by the holders in private placement transactions in which we granted registration rights with respect to all of our common stock purchased and all of the shares issuable upon exercise of the warrants. None of the selling securityholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, except as may be noted below. To our knowledge, based on information provided by the selling securityholders, none of the selling securityholders have an existing short position in our common stock.

     The following table sets forth certain information, as of May 8, 2008, with respect to our common stock held by the selling securityholders. Information with respect to ownership has been furnished by the respective selling securityholders. The shares of our common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling securityholders described below. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission, or SEC, under the Securities Exchange Act of
1934. Shares of our common stock issuable pursuant to warrants and convertible securities within 60 days of May 8, 2008 are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person. Each person or group identified possesses sole voting and investment power with respect to the shares unless otherwise indicated below. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days of May 8, 2008 are treated as outstanding only for purposes of determining the number of and percent owned by such person.

     Cornell Capital Partners may be deemed an underwriter with respect to the shares of our common stock being offered for resale under this prospectus and is a holder of shares of our common stock. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville
Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of, and controls, Yorkville Advisors.

     To our knowledge, none of the selling securityholders are broker-dealers or affiliates of broker-dealers.


                                       95

These shares are being registered for resale in this offering:

                                                                 Number of
                                                                 Shares of
                                                               Common Stock           Common Stock
                                       Number of Shares of        Offered          Beneficially Owned
                                           Common Stock         Pursuant to      After the Offering (2)
                                        Beneficially Owned     Registration      ----------------------
Name of Beneficial Owner              Before the Offering(1)     Statement        Number     Percentage
------------------------              ----------------------     ---------       --------    ----------

Nutmeg Environmental LP (3)                   721,852              12,500          709,352      3.0%
Robert Vujea (4)                               37,500              37,500                0         -
Petr Lisa (5)                                  30,000              15,000           15,000         *
Cornell Capital Partners LP (6)             3,918,320 (7)       3,054,987          863,333      3.3%
FB US Investments (8)                       4,587,504           1,737,502        2,850,002     10.8%
Steve Peras (9)                               195,000              65,000          130,000         *
88 Danbury Road LLC  (10)                     200,000             200,000                0         -
Paradigm Group II LLC (11)                    875,765             228,000          647,765      2.8%
Nutmeg Mercury Fund LLP (12)                  694,446             462,964          231,482      1.0%

----------------------
*    Represents less than one percent (1%).

(1) Includes shares of our common stock issuable upon exercise of the warrants issued in the private placements.

(2) Assumes that the selling securityholder sells all of the shares of our common stock offered under this prospectus. Percentage of ownership is based on 23,268,214 shares of our common stock outstanding as of May 8, 2008.

(3) Includes 12,500 shares of our common stock issuable upon the exercise of warrants at an exercise price of $4.38 and expiring on August 10, 2008, which is being offered pursuant to this registration statement. In addition, the selling securityholder's beneficial holdings include 591,780 shares of common stock and 117,572 shares of our common stock issuable upon the exercise of warrants at exercise prices per share ranging from $4.57 to $8.57 and expiring on August 10, 2008. Mr. Stephen Jouzapaitis exercises voting and dispositive power over the shares held by Nutmeg Environmental
     LP.

(4) Represents 37,500 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $3.20 and expiring on June 7, 2008.

(5) Includes 15,000 shares of our common stock purchased on June 10, 2005 pursuant to a Securities Purchase Agreement, which is being offered pursuant to this registration statement. In addition, the selling securityholder's beneficial holdings includes 15,000 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $3.31 and expiring on June 10, 2008.

(6) Includes (i) 524,405 shares of our common stock issued to Cornell upon conversion of convertible debentures in the principal amount issued pursuant to a Securities Purchase Agreement entered into on September 15, 2005; (ii) 822,250 shares of our common stock issuable upon the exercise of

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

     warrants issued to Cornell pursuant to the Securities Purchase Agreement entered into on September 15, 2005; (iii) 833,333 shares of our common stock issued to Cornell in a private placement pursuant to a Securities
     Purchase Agreement entered into on April 11, 2007; (iv) 833,333 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $2.20 and expiring on April 11, 2011, which were issued to Cornell in connection with the Securities Purchase Agreement entered into on April 11, 2007; and (v) 41,666 shares of our common stock issued to Cornell as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on April 11, 2007; all of which are being offered pursuant to this registration statement. In addition, the selling securityholder's beneficial holdings includes 833,333 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $2.20 and expiring on April 11, 2011, which were issued to Cornell pursuant to the Securities Purchase Agreement entered into on April
     11, 2007, and 30,000 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $1.50 and expiring on May 6, 2011. All investment decisions of, and control of, Cornell Capital Partners
     LP are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of, and controls, Yorkville Advisors.

(7) Pursuant to Warrant Agreements entered into with Cornell in connection with the private placement transactions dated September 15, 2005 and April 11, 2007, we issued 822,250 and 1,666,666 warrants, respectively, to Cornell.
     Cornell is restricted from exercising any of these 822,250 and 1,666,666 respective warrants which, upon giving effect to such exercise, would cause the aggregate number of shares beneficially owned by Cornell to exceed
     4.99% of the then outstanding shares of our common stock, except if waived by Cornell by providing not less than 65 days prior notice to us. Thus, under these warrant exercise restrictions, Cornell's aggregate beneficial ownership as of May 8, 2008 could not actually exceed 1,180,433 shares of our common stock.

(8)  Includes (i) 1,300,000 shares of our common stock issued to FB US
     Investments pursuant to a Securities Purchase Agreement entered into on May
     23, 2006; (ii) 208,334 shares of our common stock issued to FB US
     Investments in a private placement pursuant to a Securities Purchase
     Agreement entered into on March 13, 2007; (iii) 208,334 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $3.40 and expiring on March 9, 2010, which were issued to FB
     US Investments in connection with the Securities Purchase Agreement entered into on March 13, 2007; and (iv) 20,834 shares of our common stock issued to FB US Investments as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on March 13, 2007; all of which are being offered pursuant to this registration statement. In addition, the selling securityholder's beneficial holdings include another
     2,850,002 shares of our common stock issuable upon the exercise of warrants, of which 1,300,000 shares have an exercise price per share of $5.00 and expire on May 23, 2009; 1,300,000 shares have an exercise price per share of $6.00 and expire on May 23, 2009; 20,834 shares have an exercise price per share of $3.40 and expire on March 9, 2010; and 229,168 shares have an exercise price per share of $4.40 and expire on March 9, 2010. Mr. Filippo Braghieri exercises voting and dispositive power over the shares held by FB US Investments.

(9) Includes 65,000 shares of our common stock purchased on May 23, 2006 pursuant to a Securities Purchase Agreement, which is being offered pursuant to this registration statement. In addition, the selling securityholder's beneficial holdings includes 130,000 shares of our common stock issuable upon the exercise of warrants which expire on May 23, 2009 as follows: 65,000 shares at an exercise price of $5.00 per share, and 65,000 shares at an exercise price of $6.00 per share.

(10) Represents shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $3.00 and expiring on December
     4, 2011. Furst Properties LLC, Scottsdale, Arizona, whose authorized representative is Ms. Beverly Eernisse exercises voting and dispositive power over the shares held by 88 Danbury Road LLC.

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

(11) Includes (i) 108,000 shares of our common stock issued to Paradigm pursuant to a Securities Purchase Agreement entered into on March 16, 2007; (ii)
     108,000 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $3.40 and expiring on March 13, 2010, which were issued to Paradigm in connection with the Securities Purchase
     Agreement entered into on March 16, 2007; and (iii) 12,000 shares of our common stock issued to Paradigm as an origination fee in connection with the signing of the Securities Purchase Agreement entered into on March 16, 2007; all of which are being offered pursuant to this registration statement. In addition, the selling securityholder's beneficial holdings includes another 12,000 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $3.40 and 120,000 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $4.40, both sets of which expire on March 13, 2010, plus 515,765 shares of our common stock remaining from previous private placements of securities. Mrs. Anita Drobny exercises voting and dispositive power over the shares held by Paradigm Group II LLC.

(12) Includes 231,482 shares of our common stock issued to Nutmeg Mercury pursuant to a Securities Purchase Agreement entered into on March 21, 2007 and 231,482 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $3.40 and expiring on March 19, 2010, which were issued to Nutmeg Mercury in connection with the Securities
     Purchase Agreement entered into on March 21, 2007; all of which are being offered pursuant to this registration statement. In addition, the selling securityholder's beneficial holdings includes another 231,482 shares of our common stock issuable upon the exercise of warrants at an exercise price per share of $4.40 and expiring on March 19, 2010. Mr. Randall S. Goulding exercises voting and dispositive power over the shares held by Nutmeg
     Mercury Fund LLP.

Descriptions of Private Placement Transactions in Which the Selling
Securityholders Received Their Securities

     On June 7, 2005, we completed a private placement with Robert Vujea and issued 25,000 shares of our common stock at a price per share of $1.85. In connection with this private placement, we issued warrants to purchase 37,500 shares of our common stock at an exercise price of $3.20 per share. These warrants are set to expire on June 7, 2008. None of these warrants have been exercised.

     On June 10, 2005, we completed a private placement with Petr Lisa and issued 15,000 shares of our common stock at a price per share of $2.30. In connection with this private placement, we issued warrants to purchase 15,000 shares of our common stock. Pursuant to the financing agreement, we issued an aggregate of 15,000 warrants to purchase shares of our common stock at an exercise price of $3.31 per share. These warrants are set to expire on June 10, 2008. None of these warrants have been exercised.

     On September 15, 2005, we entered into a Securities Purchase Agreement, or the 2005 Cornell SPA, with Cornell. The 2005 Cornell SPA provided for Cornell to purchase up to $2,300,000 of secured convertible debentures, or the Debentures, maturing on October 18, 2007. This entire amount was funded during September and October 2005. On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of our common stock. Through January 31, 2007, we made principal payments of approximately $808,000 towards the Debentures. On February
12, 2007, Cornell converted $499,263 of the Debentures into 271,339 shares of our common stock and as of February 15, 2007, the Debentures were paid in full.
In connection with the issuance of the Debentures, we issued to Cornell a warrant to purchase 650,000 shares of our common stock with an exercise price per share of $2.53. The exercise price of these warrants are subject to downwards adjustment upon the occurrence of certain events, including if we

                                       98

subsequently sells shares of our common stock for less than $2.53 of consideration per share, in which case the exercise price is adjusted to such consideration per share. In addition, if the exercise price is adjusted downwards, then the number of shares of our common stock is adjusted upwards, such that the total proceeds that would be paid to the Company at exercise would remain constant. These warrants expire on September 15, 2008. As described below, on May 23, 2006 we sold our common stock for a consideration of $2.00 per share. As such, as of May 23, 2006, these warrants permit the holder to purchase
822,250 shares of our common stock at an exercise price of $2.00 per share.
Further, on May 6, 2008, we reduced to writing our prior oral agreements with Cornell whereby Cornell agreed to waive the anti-dilution provisions in the September 15, 2005 warrants as they relate to the private placement of shares of our common stock that occurred subsequent to September 15, 2005 at a price per share below $2.53, which issuance would have resulted in downward adjustments to the exercise price of the warrants to $1.88 per share and an increase in the number of shares issuable upon exercise of those warrants to 874,734 shares of our common stock. In consideration of this written agreement, we agreed to issue to Cornell new warrants to purchase 30,000 shares of our common stock at an exercise price of $1.50 per share. These warrants will expire three years from the date issued and will have substantially the same terms as the warrants issued on September 15, 2005, except that the full-ratchet anti-dilution rights will expire on September 15, 2008. None of these warrants have been exercised.

     On September 20, 2005, we completed a private placement with Nutmeg
Environmental LP and issued 37,500 shares of our common stock at a price per share of $1.88. In connection with this private placement, we issued warrants to purchase 37,500 shares of our common stock at three equally different tranches.
Pursuant to the first tranche, we issued an aggregate of 12,500 warrants to purchase shares of our common stock at an exercise price of $4.38 per share.
Pursuant to the second tranche, we issued an aggregate of 12,500 warrants to purchase shares of our common stock at an exercise price of $6.38 per share.
Pursuant to the third tranche, we issued an aggregate of 12,500 warrants to purchase shares of our common stock at an exercise price of $8.38 per share. The warrants issued in each tranche are scheduled to expire on September 20, 2008.
None of these warrants have been exercised as of this time. The average warrant price of all warrants outstanding is $4.29 per share.

     On May 23, 2006, we entered into a Stock Purchase and Registration Rights
Agreement (the "FB Agreement") with FB U.S. Investments, L.L.C., (the
"Investor"), pursuant to which the Investor purchased 1,300,000 shares of our common stock at a price per share of $2.00 for aggregate gross proceeds of $2,600,000. In addition to the shares of our common stock, we issued to the Investor warrants to purchase an aggregate of 2,600,000 shares of our common stock (the "Investor Warrants"). Pursuant to the FB Agreement, we granted the Investor piggyback registration rights with respect to the shares of our common stock purchased by the Investor as well as the shares of our common stock issuable upon exercise of the Investor Warrants. In addition, we issued 65,000 shares of our common stock valued at $130,000, 130,000 warrants to purchase our common stock, and paid a cash fee of $130,000 to the placement agent, Steve
Peras, with respect to this transaction.

     On December 4, 2006, in connection with a lease agreement for our new headquarters location at 88 Danbury Road, Wilton, CT 06897, we issued a warrant to our landlord, "88 Danbury Road LLC," for the right to purchase 200,000 shares of our common stock at an exercise price of $3.00. These warrants will expire on March 4, 2011 and no warrants have been exercised to date.

     On March 13, 2007, we issued and sold 208,334 shares of our common stock to FB U.S. Investments, L.L.C. for net proceeds of $500,002. In addition, we issued to FB U.S. Investments, L.L.C. warrants to purchase 208,334 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase an additional 208,334 shares of our common stock at an exercise price of $4.40 per share. In addition, the Company issued 20,834 shares of common stock, warrants to purchase 20,834 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 20,834 shares of common stock at an exercise price of $4.40 per share to a placement agent in connection with this transaction. These warrants will expire on March 9, 2010. None of these warrants have been exercised as of the date of this registration statement.

     On March 13, 2007, we received net proceeds of $500,002 from FB U.S.
Investments, L.L.C. for the sale of 208,334 shares of our common stock. We also issued warrants to purchase 208,334 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 208,334 shares of our common stock at an exercise price of $4.40 per share. These warrants expire March 13, 2010 and to date no warrants have been exercised.

     On March 16, 2007, we received net proceeds of $259,200 from Paradigm Group
II LLC for the sale of 108,000 shares of our common stock. We also issued warrants to purchase 108,000 shares of our common stock at an exercise price of

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$3.40 and warrants to purchase 108,000 shares of our common stock at an exercise price of $4.40. These warrants expire on March 16, 2010 and no warrants have been exercised to date. In addition, the Company granted 12,000 shares of common stock, warrants to purchase 12,000 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 12,000 shares of common stock at an exercise price of $4.40 per share to a placement agent in connection with this transaction.

     On March 21, 2007, we received net proceeds of $555,555 from Nutmeg Mercury
Fund LLP for the sale of 231,482 shares of our common stock. We also issued warrants to purchase 231,482 shares of our common stock at an exercise price of $3.40 and warrants to purchase 231,482 shares of our common stock at an exercise price of $4.40. In addition, we paid a commission in the amount of $55,555 in cash proceeds as a finder's fee. These warrants expire March 22, 2010 and no warrants have been exercised to date.

     On April 11, 2007, we entered into a Securities Purchase Agreement with
Cornell Capital Partners. We issued and sold to Cornell 833,333 shares of our common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of our common stock, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40 respectively. The exercise price of the warrants is subject to downward adjustment upon the occurrence of certain events, including if we subsequently sells shares of our common stock for a consideration per share less than $2.70, in which case the exercise price is adjusted to such consideration per share. As described under "Common Stock" above, on May 10, 2007 we sold our common stock for a consideration per share of $2.20, at which time the exercise price of all of these warrants to purchase an aggregate of 1,666,666 shares of our common stock were adjusted to an exercise price of $2.20 per share. The warrants expire on April 11, 2011.

     We also entered into a Registration Rights Agreement in connection with this private placement to register for resale the shares of our common stock issued to Cornell and the shares of our common stock issuable upon exercise of the warrants. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement within 45 days of the closing and obtain effectiveness no later than 120 days following the closing (or 150 days if the registration statement receives a "full review" by the Securities and Exchange
Commission) and maintain its effectiveness until all the shares may be sold without any volume limitations pursuant to Rule 144(k) under the Securities Act of 1933. In the event we do not file the registration statement or obtain its effectiveness within the time periods described above, and if certain other events occur, we will be subject to liquidated damages in an amount in cash equal to one percent of the purchase price paid by Cornell for the shares of our common stock issued pursuant to the Purchase Agreement up to a maximum of twelve percent. In connection with the Securities Purchase Agreement, we paid an origination fee to Cornell, which origination fee was paid in the form of 41,666 shares of our common stock at a price per share of $2.40 and a cash payment of $95,000.

     On April 11, 2007, we entered into a new Standby Equity Distribution
Agreement ("2007 SEDA") with Cornell. Pursuant to the 2007 SEDA, we may, at our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $10 million. For each share of our common stock purchased under the 2007 SEDA, Cornell will pay us 96% of the lowest closing bid price of our common stock, on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the 2007 SEDA. Cornell's obligation to purchase shares of our common stock under the 2007 SEDA is subject to certain conditions, including us obtaining an effective registration statement for shares of our common stock

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

sold under the 2007 SEDA and is limited to the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of the our common stock for such period by the average daily volume over the same period. We paid to a placement agent $5,000 as a placement agent fee under the Placement Agent Agreement relating to the 2007 SEDA The 2007 SEDA has not yet been activated and is not available for funding.

                    Total Dollar Value of Shares Underlying Warrants Registered for Resale

   ----------------------------------------------------------------------------------------------------------
                                              Market
                                             Price on
                                Warrant      Date of                        Total Dollar
       Warrant Investors         Shares      Issuance      Issue Date          Value         Maturity Date
   ----------------------------------------------------------------------------------------------------------
   Petr Lisa                     15,000       $2.95         06/05/05          $44,250          05/10/08

   Robert Vujea Rev Trust UA     37,500       $2.69         07/05/05          $100,875         06/07/08
   1 24 92

   Cornell Capital Partners     822,250       $2.50         09/15/05         $2,055,625        09/15/08

   88 Danbury Road LLC          200,000       $2.68         12/11/06          $536,000         12/04/11

   FB US Investments            208,334       $3.00         03/13/07          $625,002         03/09/10

   Paradigm Group II            108,000       $3.04         03/16/07          $328,320         03/13/10

   Nutmeg Mercury Fund LLP      231,482       $2.85         03/22/07          $659,724         03/19/10

   Cornell Capital              833,333       $2.95         04/11/07         $2,458,332        04/11/11

   Nutmeg Environmental LP       12,500       $2.44         09/20/05          $30,500          08/10/08



  Total Shares:   2,468,399     Average Market Price on      $2.77     Total Dollar Value:   $6,838,628
                                Date of Issuance:





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         Payments to Selling Securityholders in Connection with Private Placements

---------------------------------------- ---------------------------------------------------------------
           Payment Recipient                                     Payment Amount
---------------------------------------- ---------------------------------------------------------------
                                              Cash       Common Stock/ Market    Warrants/Exercise Price
                                                          Price Per Share on
                                                            Issuance Date
                                         ---------------------------------------------------------------

   FB U.S. Investments, L.L.C. (1)                           20,834/$3.00              20,834/$3.40
                                                                                       20,834/$4.40
---------------------------------------- ---------------------------------------------------------------
   Paradigm Group(2)                                         12,000/$3.04              12,000/$3.40
                                                                                       12,000/$4.40
---------------------------------------- ---------------------------------------------------------------
   Nutmeg Mercury Fund, LLP(3)              $55,555
---------------------------------------- ---------------------------------------------------------------
   Cornell Capital Partners LP(4)           $95,000          41,666/$2.40
---------------------------------------- ---------------------------------------------------------------
   Newbridge Securities Corporation(5)       $5,000
---------------------------------------- ---------------------------------------------------------------


(1)  On March 13, 2007, we received net proceeds of $500,002 from FB U.S.
     Investments, L.L.C. for the sale of 208,334 shares of our common stock, the issuance of warrants to purchase 208,334 shares of our common stock exercisable at $3.40 per share and warrants to purchase 208,334 shares of our common stock exercisable at $4.40 per share. FB U.S. Investments, L.L.C. received the payment as a fee in connection with this transaction.

(2) On March 16, 2007, we received net proceeds of $259,200 from Paradigm Group for the sale of 108,000 shares of our common stock. We also issued warrants to purchase 108,000 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 108,000 shares of our common stock at an exercise price of $4.40 per share. Paradigm Group received the payment as a fee in connection with this transaction.

(3)  On March 21, 2007, we received net proceeds of $555,555 from Nutmeg Mercury
     Fund LLP for the sale of 231,482 shares of our common stock. We also issued warrants to purchase 231,482 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 231,482 shares of our common stock at an exercise price of $4.40 per share. Nutmeg Mercury Fund
     LLP received the commission as a fee in connection with this transaction.

(4)  On April 11, 2007, we entered into a Securities Purchase Agreement with
     Cornell Capital Partners LP, ("Cornell"). We issued and sold to Cornell
     833,333 shares of our common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of our common stock, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40, respectively. The exercise price of the warrants is subject to downward adjustment upon the occurrence of certain events, including if we subsequently sell shares of our common stock for a consideration per share less than $2.70, in which case the exercise price is adjusted to such consideration per share. As described in "Description of Securities, Warrants" below, on May 10, 2007 we sold our common stock for a

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

     consideration per share of $2.20, at which time the exercise price of all of these warrants to purchase an aggregate of 1,666,666 shares of common stock were adjusted to an exercise price of $2.20 per share. The warrants expire on April 11, 2011. Cornell received the payment as an origination fee in connection with the Securities Purchase Agreement.

(5)  On April 11, 2007, we entered into a Standby Equity Distribution Agreement
     (the "2007 SEDA") with Cornell. Pursuant to the 2007 SEDA, we may, at our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $10 million. For each share of our common stock purchased under the 2007 SEDA, Cornell will pay us 96% of the lowest closing bid price of our common stock for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the 2007 SEDA. Cornell's obligation to purchase shares of our common stock under the 2007 SEDA is subject to certain conditions and limitations, including our obtaining an effective registration statement for shares of our common stock sold under the 2007 SEDA.
     Newbridge Securities Corporation received the commission as a placement agent fee in connection with this transaction under the Placement Agent
     Agreement relating to the 2007 SEDA. The 2007 SEDA has not yet been activated and is not available for funding.











                                       103

     Prior Transactions with Selling Securityholders


                                                           Number of                          Percentage of
                                          Number of      Non-Affiliate                        Total Issued
                                        Shares Issued    Shares Issued                             and
                                             and              and            Number of         Outstanding       Market Price
                                         Outstanding      Outstanding      Shares Issued      Shares Issued        Per Share
                          Date of          Prior to        Prior to       or Issuable in     or Issuable in        Prior to
     Shareholder        Transaction      Transaction      Transaction       Transaction      the Transaction      Transaction
     -----------        -----------      -----------      -----------       -----------      ---------------      -----------
Paradigm/Startech        1/29/2003       10,440,849        7,548,381          882,353             9.30%              $1.18
2002 LLP

Paradigm Group II, LLC   12/19/2003      16,089,023        8,721,735          173,913             1.10%              $1.80

Paradigm Millennium      2/8/2004        16,058,855        9,172,127          265,487             1.60%              $3.95
Fund

Paradigm/Environmental   2/9/2004        16,610,280        9,392,348          174,779             1.00%              $3.95
2004 LP

Nutmeg Environmental,    2/9/2004        16,785,059        9,445,906           50,442             0.30%              $3.95
L.P.

Nutmeg Environmental,    3/4/2004        17,143,889        9,618,186          206,018             1.20%              $4.40
L.P.

Paradigm/Environmental   3/4/2004        17,349,907        9,922,551           78,053             0.40%              $4.40
2004 LP

Nutmeg Environmental,    8/11/2005       18,116,260       10,304,481           92,572             0.50%              $2.50
L.P.

Cornell Capital          9/15/2005       18,210,180       10,305,829        3,966,956            21.90%              $2.55
Partners LP

Nutmeg Environmental,    9/20/2005       18,600,136       10,788,357           37,500             0.20%              $2.44
L.P.

Nutmeg Environmental,    1/29/2006       18,653,367       12,575,660          120,000             0.60%              $1.75
L.P.

Cornell Capital          4/22/2006       18,783,055       12,699,660          543,478             2.90%              $3.40
Partners LP

FB US Investments LLC    5/23/2006       19,336,533       13,248,826        1,300,000             6.70%              $3.75


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

                                                           Number of                          Percentage of
                                          Number of      Non-Affiliate                        Total Issued
                                        Shares Issued    Shares Issued                             and
                                             and              and            Number of         Outstanding       Market Price
                                         Outstanding      Outstanding      Shares Issued      Shares Issued        Per Share
                          Date of          Prior to        Prior to       or Issuable in     or Issuable in        Prior to
     Shareholder        Transaction      Transaction      Transaction       Transaction      the Transaction      Transaction
     -----------        -----------      -----------      -----------       -----------      ---------------      -----------

Cornell Capital          1/12/2007       20,724,364       13,188,815          271,339             1.30%              $2.30
Partners LP

FB US Investments LLC    3/13/2007       21,020,703       13,507,149          229,168             1.10%              $3.00

Paradigm Group II, LLC   3/16/2007       21,249,871       13,507,149          120,000             0.60%              $3.04

Nutmeg Mercury Fund      3/22/2007       21,369,871       13,627,149          231,482             1.00%              $2.85
LLP

Cornell Capital          4/11/2007       21,607,275       13,864,553          875,000             4.10%              $3.00
Partners LP

     As of May 12, 2008, the market price per share of the class of securities subject to each of the transactions was $1.12.

     Shares Previously Registered for Resale by Selling Securityholders and/or their Affiliates


     The following shares were registered for resale by the selling shareholders or affiliates of the selling shareholders in prior Registration Statement No.
333-96885:


                                    Shares of Common      Number of
                                         Stock            Shares of
                                   Beneficially Owned   Common Stock           Common Stock
                                       Before the          Offered          Beneficially Owned
                                        Offering         Pursuant to      After the Offering (2)
                                     --------------     Registration    --------------------------
Name of Beneficial Owner               Number(1)          Statement      Number        Percentage
------------------------             --------------    --------------   --------       ----------

Nutmeg Environmental, L.P.              381,946 (2)      381,946 (2)           0             *
Paradigm/Startech 2000 LLP            1,123,607 (3)      253,846 (3)     869,761             5.0%
Paradigm/Startech 2002, L.P.            492,746 (4)      492,746 (4)           0             *
Paradigm Group, LLC                     173,913 (5)      173,913 (5)           0             *
Paradigm Millennium Fund, L.P.          530,974 (6)      530,974 (6)           0             *
Paradigm Environmental 2004, L.P.       505,664 (7)      505,664 (7)           0             *
Robert Vujea Revocable Trust            280,000 (8)      250,000 (8)      30,000             *
The Nutmeg Group, L.L.C.              1,402,934 (9)    1,402,934 (9)           0             *

----------------------
*    Represents less than one percent.

                                       105

(1) Includes shares of our common stock issuable upon exercise of the warrants issued in the private placements.

(2) Includes 190,973 shares of our common stock issuable upon the exercise of warrants.

(3) Includes 126,923 shares of our common stock issuable upon the exercise of warrants, which shares of our common stock were previously registered under Registration Statement No. 333-96885.

(4) Includes 246,373 shares of our common stock issuable upon the exercise of warrants.

(5) Does not include: (i) 1,123,607 shares of our common stock, of which 126,923 are issuable upon the exercise of warrants, beneficially owned by Paradigm/Startech 2000 LLP, for which Paradigm Group, LLC is the general partner; (ii) 538,726 shares of our common stock, of which 246,373 are issuable upon the exercise of warrants, beneficially owned by Paradigm/Startech 2002 L.P., for which Paradigm Group, LLC is the general partner; (iii) 505,664 shares of our common stock, of which 252,832 are issuable upon the exercise of warrants, beneficially owned by Paradigm/Environmental 2004 L.P., for which Paradigm Group, LLC is the general partner; and (iv) 530,974 shares of our common stock, of which 265,487 are issuable upon the exercise of warrants, beneficially owned by Paradigm Millenium Fund L.P., for which Paradigm Group, LLC is the general partner. Sheldon Drobny, in his capacity as Managing Director of Paradigm Group, LLC, may also be deemed to have investment discretion and voting power of the shares held by Paradigm Group, LLC. Mr. Drobny disclaims any beneficial ownership of the shares.

(6) Includes 265,487 shares of our common stock issuable upon the exercise of warrants.

(7) Includes 252,832 shares of our common stock issuable upon the exercise of warrants.

(8) Includes 250,000 shares of our common stock issuable upon the exercise of warrants, which shares of our common stock were previously registered under Registration Statement No. 333-96885.

(9) Includes 701,467 shares of our common stock issuable upon the exercise of warrants.

                              PLAN OF DISTRIBUTION

     The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership or other distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell some or all of the shares of our common stock covered by this prospectus from time to time on the NASD Over-the-Counter Bulletin Board or any stock exchange or automated interdealer quotation system or tracking facility on which the shares are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares of our common stock covered by the prospectus by one or more of the following methods, including, without limitation:

     1. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     2. block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     3. purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

     4. an exchange distribution in accordance with the rules of the applicable stock exchange on which the shares are listed;

     5.   privately negotiated transactions;

     6. short sales, either directly or with a broker-dealer or an affiliate thereof;

     7. broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share;

     8. through the writing or settlement of options or other hedging transactions relating to the shares, whether or not the options are listed on an options exchange or otherwise;

     9. through loans or pledges of the shares to a broker-dealer or an affiliate thereof;

     10. by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

     11. through the distribution of shares of our common stock by any selling stockholder to its partners, members, stockholders, investors, interest holders and/or creditors or to the partners, members, investors, stockholders, interest holders and/or creditors of its affiliates;

     12. one or more underwritten offerings on a firm commitment or best efforts basis;

     13.  a combination of any such methods of sale; or

     14.  any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

     Broker-dealers or underwriters engaged by the selling stockholders may participate in effecting sales of our shares, and any broker-dealers or underwriters may arrange for other brokers-dealers to participate in sales of our shares. These broker-dealers or underwriters may act as principals, or as agents of a selling stockholder. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

     Any broker-dealers or agents engaged by a selling stockholder that are involved in selling the shares covered hereby may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profits on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person who is to distribute our common stock covered hereby.

     We are required to pay certain fees and expenses incurred by us incident to the registration of certain shares covered by this prospectus. We have agreed to indemnify certain of the selling stockholders and their affiliates against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Certain of the selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act. We and certain selling stockholders have also agreed, if these indemnification procedures are unavailable, to contribute to certain liabilities incurred by the others, including in respect of liabilities under the Securities Act.

     Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

     We agreed to register the shares under the Securities Act and to keep the registration statement of which this prospectus is a part, effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations or manner of sale requirements by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of sale (including by compliance with Rule 172 under the Securities Act).

     We will not receive any proceeds from the sale of securities by the selling securityholders hereto. We may receive cash proceeds to the extent any of the warrants are exercised for cash.

     We cannot assure you that the selling stockholders will sell all or any portion of the shares of our common stock offered hereby.

                            DESCRIPTION OF SECURITIES

     We are authorized by our articles of incorporation to issue an aggregate of 800,000,000 shares of our common stock, no par value, and 10,000,000 shares of our preferred stock, no par value.

     Under the terms of our articles of incorporation, our Board of Directors is authorized to issue the shares of preferred stock in one or more series without shareholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

     The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with raising capital as well as for possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

     Only the Board can call an annual meeting of shareholders. A special meeting of shareholders must be held either (i) upon the demand of shareholders holding not less than 10% of the outstanding shares entitled to vote at such meeting, provided that the demand states the purpose for which such meeting is to be held, signed and dated by such shareholders or (ii) in the event that the Board calls such meeting.

     Our board of directors adopted a resolution for us to reincorporate from Colorado to Delaware, which was submitted for a vote of our shareholders at our annual meeting of shareholders, which took place on May 7, 2008; however, we did not receive the requisite vote of our shareholders to approve the reincorporation proposal and accordingly, we will not be reincorporating to Delaware at this time.

Common Stock

     As of May 8, 2008, there were 23,268,214 shares of our common stock outstanding that were held of record by approximately 531 shareholders. Holders of our common stock are entitled to one vote per share for each share held on all matters submitted to a vote of the shareholders. There are no cumulative voting rights in the election of directors and, accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any outstanding preferred stock, holders of our common stock are entitled to receive dividends proportionately as may be declared by our Board of Directors out of funds legally available. In the event of our liquidation, dissolution or winding up, subject to any preferential rights with respect to outstanding preferred stock, holders of our common stock are entitled to share proportionately in our available assets after payments of all debts and other liabilities. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Outstanding shares of our common stock are, and the shares of our common stock offered hereby, will upon completion of the offering, be, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by rights of the holders of shares of currently issued and outstanding preferred stock and any series of preferred stock, which we may designate and issue in the future.

Preferred Stock

     Under the terms of our articles of incorporation, our Board of Directors is authorized to issue shares of preferred stock in one or more series without shareholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

     The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with raising capital as well as for possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Warrants

Fiscal 2005

     On November 4, 2004, we issued 204,778 shares of our common stock to one institutional investor at a price per share of $2.93 for gross proceeds of $600,000. In connection with that transaction, we also issued warrants to purchase 204,778 shares of our common stock at an average exercise price of $7.71 per share. These warrants are scheduled to expire on November 1, 2007. These warrants expired on November 1, 2007 without being exercised.

     On December 8, 2004, we issued 70,930 shares of our common stock to one accredited investor at a price per share of $3.44 for gross proceeds of $244,000. In connection with that transaction we also issued warrants to purchase 70,930 shares of our common stock at an average exercise price of $7.95 per share. These warrants expired on December 8, 2007 without being exercised.

     In connection with the private placement transaction dated May 26, 2005, we issued warrants to Financial Alchemy, LLC to purchase 101,010 shares of our common stock in three tranches. Pursuant to the first tranche, we issued an aggregate of 33,670 warrants to purchase shares of our common stock at an exercise price of $4.50 per share. Pursuant to the second tranche, we issued an aggregate 33,670 warrants to purchase shares of our common stock at an exercise price of $6.50 per share. Pursuant to the third tranche, we issued an aggregate of 33,670 warrants to purchase shares of our common stock at an exercise price of $8.50 per share. The warrants are scheduled to expire on May 26, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated June 7, 2005, we issued warrants to purchase 37,500 shares of our common stock. at an exercise price of $3.20 per share. These warrants are scheduled to expire on June 7, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated June 10, 2005, we issued warrants to Petr Lisa to purchase 15,000 shares of our common stock. Pursuant to the agreement we issued an aggregate of 15,000 warrants to purchase shares of our common stock at an exercise price of $3.31 per share. These warrants are scheduled to expire on June 10, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated June 29, 2005, we issued warrants to Financial Alchemy, LLC to purchase 96,153 shares of our common stock in three tranches. Pursuant to the first tranche, we issued an aggregate of 32,051 warrants to purchase shares of our common stock at an exercise price of $4.63 per share. Pursuant to the second tranche, we issued an aggregate 32,051 warrants to purchase shares of our common stock at an exercise price of $6.63 per share. Pursuant to the third tranche, we issued an aggregate of 32,051 warrants to purchase shares of our common stock at an exercise price of $8.63 per share. These warrants are scheduled to expire on June 29, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated August 11, 2005, we issued warrants to Nutmeg Environmental LP to purchase 92,572 shares of our common stock in three tranches. Pursuant to the first tranche, we issued an aggregate of 30,857 warrants to purchase shares of our common stock at an exercise price of $4.57 per share. Pursuant to the second tranche, we issued an aggregate of 30,857 warrants to purchase shares of our common stock at an exercise price of $6.57 per share. Pursuant to the third tranche, we issued an aggregate of 30,858 warrants to purchase shares of our common stock at an exercise price of $8.57 per share. The warrants are scheduled to expire on September 6, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated September 15, 2005, we issued warrants to Cornell to purchase 650,000 shares of our common stock at an exercise price of $2.53 per share. These warrants are scheduled to expire on September 15, 2008. The exercise price of these warrants is subject to downward adjustment upon the occurrence of certain events, including if we subsequently sells shares of our common stock for less than $2.53 of consideration per share, in which case the exercise price is adjusted to such consideration per share. In addition, if the exercise price is adjusted downward, then the number of shares of our common stock is adjusted upward, such that the total proceeds that would be paid to us at exercise would remain constant. Due to a subsequent private placement of our common stock for consideration per share which triggered the adjustment provisions, the Cornell Warrants issued on September 15, 2005 now permit Cornell to purchase 822,250 shares of our common stock at an exercise price of $2.00 per share. Further, on May 6, 2008, we reduced to writing our prior oral agreements with Cornell whereby Cornell agreed to waive the anti-dilution provisions in the September 15, 2005 warrants as they relate to the private placement of shares of our common stock that occurred subsequent to September 15, 2005 at a price per share below $2.53, which issuance would have resulted in downward adjustments to the exercise price of the warrants to $1.88 per share and an increase in the number of shares issuable upon exercise of those warrants to 874,734 shares of our common stock. In consideration of this written agreement, we agreed to issue to Cornell new warrants to purchase 30,000 shares of our common stock at an exercise price of $1.50 per share. These warrants will expire three years from the date issued and will have substantially the same terms as the warrants issued on September 15, 2005, except that the full-ratchet anti-dilution rights will expire on September 15, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In connection with the private placement transaction dated September 20, 2005, we issued warrants to Nutmeg Environmental LP to purchase 37,500 shares of our common stock in three tranches. Pursuant to the first tranche, we issued an aggregate of 12,500 warrants to purchase shares of our common stock at an exercise price of $4.38 per share. Pursuant to the second tranche, we issued an aggregate 12,500 warrants to purchase shares of our common stock at an exercise price of $6.38 per share. Pursuant to the third tranche, we issued an aggregate of 12,500 warrants to purchase shares of our common stock at an exercise price of $8.38 per share. The warrants are scheduled to expire on September 20, 2008. None of these warrants have been exercised as of the date of this prospectus.

     In addition, during the fiscal year ended October 31, 2005, warrants to purchase 10,577 common shares were exercised, resulting in net proceeds of $35,327.

Fiscal 2006

     On January 29, 2006, we issued 120,000 shares of our common stock to an investor in connection with the exercise of warrants to purchase shares of our common stock. The exercise price of these warrants was $1.80 per share, resulting in net proceeds to us of $216,000.

     On May 23, 2006, we entered into a Stock Purchase and Registration Rights Agreement, also referred to herein as the FB Agreement, with FB U.S. Investments, L.L.C., also referred to herein as the FB Investor, pursuant to which the FB Investor purchased 1,300,000 shares of our common stock for aggregate gross proceeds of $2,600,000. In addition to the shares of our common stock, we issued to the FB Investor warrants to purchase an aggregate of 2,600,000 shares of our common stock, also referred to herein as the FB Investor Warrants, with an exercise price of $5.00 per share with respect to one-half of the FB Investor Warrants and $6.00 for the other half. These warrants expire on May 23, 2009 and none have been exercised as of the date of this prospectus. Pursuant to the FB Agreement, we granted the FB Investor piggyback registration rights with respect to the shares of our common stock purchased by the FB Investor as well as the shares of our common stock issuable upon exercise of the FB Investor Warrants. In addition, we issued 65,000 shares of our common stock valued at $130,000, warrants to purchase 130,000 shares of our common stock, and paid cash to the placement agent of $130,000 with respect to this transaction.

Fiscal 2007

     On December 11, 2006, in connection with a lease agreement for our new headquarters location at 88 Danbury Road, Wilton, CT 06897, we issued a warrant to our landlord, "88 Danbury Road LLC," for the right to purchase 200,000 shares of our common stock at an exercise price of $3.00 per share. These warrants will expire on March 11, 2011 and none have been exercised as of the date of this prospectus.

     On March 13, 2007, we received net proceeds of $500,002 from the FB Investor for the sale of 208,334 shares of our common stock. In connection with this transaction, we also issued warrants to the FB Investor to purchase 208,334 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 208,334 shares of our common stock at an exercise price of $4.40 per share. In addition, we issued warrants to purchase 20,834 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 20,834 shares of our common stock at an exercise price of $4.40 per share to a placement agent in connection with this transaction. These warrants will expire on March 9, 2010. None of these warrants have been exercised as of the date of this prospectus.

     On March 16, 2007, we received net proceeds of $259,200 from Paradigm Group II LLC for the sale of 108,000 shares of our common stock. In connection with this sale, we also issued Paradigm Group II LLC warrants to purchase 108,000 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 108,000 shares of our common stock at an exercise price of $4.40 per share. In addition, we granted warrants to purchase 12,000 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 12,000 shares of our common stock at an exercise price of $4.40 per share to a placement agent in connection with this transaction. These warrants will expire on March 13, 2010. None of these warrants have been exercised as of the date of this prospectus.

     On March 21, 2007, we received net proceeds of $555,555 from Nutmeg Mercury Fund LLP, or Nutmeg, for the sale of 231,482 shares of our common stock. We also issued Nutmeg warrants to purchase 231,482 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase 231,482 shares of our common stock at an exercise price of $4.40 per share. In addition, we paid a commission in the amount of $55,555 in cash as a finder's fee in connection with this transaction. These warrants will expire on March 19, 2010. None of these warrants have been exercised as of the date of this prospectus.

     On April 11, 2007, as previously described herein, we entered into the 2007 Cornell SPA with Cornell. We issued and sold to Cornell 833,333 shares of our common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with this issuance, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40, respectively. These warrants expire on April 11, 2011. The exercise price of these warrants is subject to downward adjustment upon the occurrence of certain events, including if we subsequently sell shares of our common stock for a consideration per share less than $2.70, in which case the exercise price is adjusted to such consideration per share. As described below, on May 10, 2007 we sold our common stock for a consideration per share of $2.20, at which time the exercise price of all of these warrants to purchase an aggregate of 1,666,666 shares of our common stock were adjusted to an exercise price of $2.20 per share. None of these warrants have been exercised as of the date of this prospectus.

     On May 10, 2007, we entered into a Stock Purchase Agreement with Francisco
J. Rivera Fernandez, also referred to herein as the Investor, for the private placement of our common stock, pursuant to which we issued and sold to the

Investor 700,000 restricted shares of our common stock and warrants exercisable for an aggregate of 1,400,000 restricted shares of our common stock, of which half of such warrants have an exercise price of $3.40 per share and the other half of such warrants have an exercise price of $4.40 per share. The warrants are exercisable as of the date of issuance and expire on May 11, 2010. None of these warrants have been exercised as of the date of this prospectus.

Fiscal 2008

     On May 6, 2008, we agreed to issue warrants to Cornell to purchase 30,000 shares of our common stock at an exercise price of $1.50 per share. These warrants will expire three years from the date issued and will have substantially the same terms as the warrants issued to Cornell on September 15, 2005, except that the full-ratchet anti-dilution rights will expire on September 15, 2008. None of these warrants have been exercised as of the date of this prospectus.

     We are currently in the process of registering an additional 4,806,391 shares of our common stock for resale under another Form S-1 registration statement, Registration No. 333-145903, which includes certain shares issuable upon exercise of warrants described above.

     A summary of warrant activity through May 8, 2008 is as follows*:

                                                                  Weighted
                                              Number of           Average
                                              Warrants         Exercise Price
                                            --------------     --------------
 Outstanding, October 31, 2004                  2,868,491        $    3.81
 Granted                                        1,305,442        $    4.68
 Exercised                                       (10,577)        $    3.34
 Forfeited                                      (917,392)        $    3.34
                                            --------------       ---------

 Outstanding, October 31, 2005                  3,245,964        $    4.29
 Granted                                        2,902,250        $    5.50
 Exercised                                      (120,000)        $    1.80
 Forfeited                                      (762,353)        $    1.80
                                            --------------       ---------

 Outstanding, October 31, 2006                  5,265,861        $    5.19
 Granted                                        4,427,966        $    3.22
 Exercised                                              -        $       -
 Forfeited                                              -        $       -
                                            --------------       ---------

 Outstanding, October 31, 2007                  9,693,827        $    4.29
 Granted                                                -                -
 Exercised                                              -                -
 Forfeited                                    (1,333,875)        $    6.28
                                            --------------       ---------

 Outstanding, May 8, 2008                       8,359,952        $    3.97
                                            ==============       =========

 Exercisable, May 8, 2008                       8,359,952        $    3.97
                                            ==============       =========

* This table does not reflect warrants to purchase 30,000 shares of our common stock that we agreed to issue to Cornell at a price of $1.50 per share on May 6, 2008.


The following table summarizes warrant information as of May 8, 2008*:

                                        Warrants Outstanding
                    -----------------------------------------------------------
                                         Weighted Average
                          Number             Remaining              Number
 Exercise              Outstanding       Contractual Life        Exercisable
   Price             at May 8, 2008          (years)           at May 8, 2008
-------------------------------------------------------------------------------
 $  2.00                 822,250               0.88                    822,250
 $  2.20               1,666,666               3.45                  1,666,666
 $  3.00                 200,000               4.10                    200,000
 $  3.20                  37,500               0.60                     37,500
 $  3.31                  15,000               0.61                     15,000
 $  3.40               1,280,650               2.46                  1,280,650
 $  4.38                  12,500               0.78                     12,500
 $  4.40               1,280,650               2.46                  1,280,650
 $  4.50                  33,670               0.58                     33,670
 $  4.57                  30,857               0.78                     30,857
 $  4.63                  32,051               0.66                     32,051
 $  5.00               1,365,000               1.56                  1,365,000
 $  6.00               1,365,000               1.56                  1,365,000
 $  6.38                  12,500               0.78                     12,500
 $  6.50                  33,670               0.58                     33,670
 $  6.57                  30,857               0.78                     30,857
 $  6.63                  32,051               0.66                     32,051
 $  8.38                  12,500               0.78                     12,500
 $  8.50                  33,670               0.58                     33,670
 $  8.57                  30,858               0.78                     30,858
 $  8.63                  32,052               0.66                     32,052
              --------------------                       ----------------------
                       8,359,952                                     8,359,952
              ====================                       ======================

* This table does not reflect warrants to purchase 30,000 shares of our common stock that we agreed to issue to Cornell at a price of $1.50 per share on May 6, 2008.

Limitation on Director's Liability

     Our articles of incorporation contain provisions that allow for the indemnification of directors, officers, employees or other agents of our company to the fullest extent permitted under Colorado law. The articles of incorporation also provide that our directors shall not be personally liable to our company or our shareholders for monetary damages for breach of their fiduciary duty as directors, including gross negligence, except in circumstances involving intentional misconduct. However, a director shall remain liable for any breach of the director's duty of loyalty to our company or our shareholders and for acts or omissions made not in good faith or that involve intentional misconduct or a knowing violation of the law.

     These provisions do not eliminate a director's duty of care nor do they prevent recourse against directors through equitable remedies or injunctive relief. Moreover, the provisions do not apply to claims against a director for violations of securities laws, including federal securities laws.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect trading prices of our common stock from time to time. As of May 8, 2008, 23,268,214 shares of our common stock were issued and outstanding. Of these shares, 5,813,453 shares covered by this registration statement will, upon effectiveness, be freely tradable without restriction or further registration under the Securities Act. Additionally, we are currently in the process of registering 4,806,391 shares of our common stock on behalf of certain other selling shareholders for resale under a Registration Statement on Form S-1, Registration No. 333-145903.

     A registration statement on Form S-8 covering the shares of our common stock issuable pursuant to the exercise of options under the our 401(k) Plan was filed with the SEC on September 24, 2007 and a registration statement on Form S-8 covering shares our of common stock issuable under the 2000 Stock Option Plan was filed with the SEC on October 31, 2002. The shares of our common stock covered by the Form S-8 registration statements generally may be resold in the public market without restriction or limitation, except in the case of our affiliates who generally may only resell such shares in accordance with the provisions of Rule 144 under the Securities Act.

Rule 144

     In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

     A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

                        CHANGES IN CERTIFYING ACCOUNTANTS

There have been no changes in our certifying accountants. Marcum & Kliegman LLP has acted as our independent registered public accounting firm since February 1, 2005 and has audited our financial statements for the fiscal years ending October 31, 2007, 2006 and 2005.

                                  LEGAL MATTERS

     Certain legal matters in connection with this offering were passed upon for us by Schuchat, Herzog & Brenman, LLC, Denver, Colorado.

                                     EXPERTS

     Our consolidated financial statements for the fiscal years ended October 31, 2007, 2006 and 2005 included in this prospectus have been audited by Marcum & Kliegman LLP, as set forth in their report dated January 28, 2008. The consolidated financial statements referred to above are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission, a Registration Statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the Registration Statement or the exhibits to the Registration Statement. For further information relating to us, we refer you to the Registration Statement and its exhibits.

     Statements in this prospectus regarding the terms of any contract or document are not necessarily complete and in each instance, if the contract or document is filed as an exhibit to the Registration Statement, we refer you to the copy of the contract or other document filed as an exhibit. Each statement is qualified in all respects by the relevant reference.

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. We furnish our shareholders with annual reports containing financial statements certified by an independent public accounting firm. All of these filings are available to the public over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. You may read and copy any filed document at the Securities and Exchange Commission's public reference room in Washington, D.C. at 100 F. Street, N.E., Judiciary Plaza, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room.




                                               STARTECH ENVIRONMENTAL CORPORATION

                                                  INDEX TO FINANCIAL STATEMENTS


                                     For The Years Ended October 31, 2007, 2006 and 2005


                                                                                                                      Page
                                                                                                               --------------

Report of Independent Registered Public Accounting Firm                                                                 F-2
Consolidated Balance Sheets at October 31, 2007 and 2006                                                                F-3
Consolidated Statements of Operations for the Years Ended October 31, 2007, 2006 and 2005                               F-4
Consolidated Statements of Stockholders' Equity for the Years Ended October 31, 2007, 2006 and 2005                     F-5
Consolidated Statements of Cash Flows for the Years Ended October 31, 2007, 2006 and 2005                               F-6
Supplemental Disclosure of Cash Flow Information for the Years Ended October 31, 2007, 2006 and 2005                    F-7
Notes to Consolidated Financial Statements                                                                         F-8-F-26

Condensed Consolidated Balance Sheets as of January 31, 2008 (unaudited) and October 31, 2007                          F-27
Condensed Consolidated Statements of Operations for the Three Months Ended January 31, 2008 and 2007 (unaudited)       F-28
Condensed Consolidated Statements of Cash Flows for the Three Months Ended January 31, 2008 and 2007 (unaudited)       F-29
Notes to Condensed Consolidated Financial Statements (uanudited)                                                  F-30-F-35


                                                             F-1




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders of Startech Environmental Corporation

We have audited the accompanying consolidated balance sheets of Startech
Environmental Corporation ("the Company") as of October 31, 2007 and October 31,
2006, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended October 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Startech
Environmental Corporation as of October 31, 2007 and 2006, and the consolidated results of its operations and its cash flows for each of the three years in the period ended October 31, 2007 in conformity with generally accepted accounting principles (United States).

/s/    Marcum & Kliegman LLP

New York, NY
January 28, 2008



                                      F-2


                                           STARTECH ENVIRONMENTAL CORPORATION
                                               Consolidated Balance Sheets
                                               October 31, 2007 and 2006



                                      ASSETS                                           2007                  2006
                                                                                   ------------          ------------
Current assets:

     Cash and cash equivalents                                                     $ 11,612,863          $  2,279,914
     Accounts receivable                                                              2,891,250                  --
     Note receivable                                                                    385,000               385,000
     Inventories                                                                        550,821               338,675
     Prepaid expenses and other current assets                                          100,372                 3,007
                                                                                   ------------          ------------

                  Total current assets                                               15,540,306             3,006,596

Equipment and leasehold improvements, net                                             1,973,757             2,064,454

Deferred financing costs, net                                                              --                  13,783
Other assets                                                                             89,374                89,266
                                                                                   ------------          ------------

                  Total assets                                                     $ 17,603,437          $  5,174,099
                                                                                   ============          ============


                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable and accrued expenses                                         $    260,594          $    243,885
     Convertible notes, net of deferred debt discount
         of $101,858 as of October 31, 2006                                                --                 589,263
     Detachable warrants                                                                   --                 544,286
     Conversion option on convertible notes                                                --                 280,632
     Customer deposits and deferred revenue                                          12,931,144             2,009,792
                                                                                   ------------          ------------

                  Total liabilities                                                  13,191,738             3,667,858
                                                                                   ------------          ------------

Commitments and contingencies (see Note 12)

Stockholders' equity:
     Preferred stock, no par value, 10,000,000 shares authorized;
         none issued and outstanding                                                       --                    --
     Common stock, no par value; 800,000,000 shares authorized;
         23,072,775 issued and outstanding at October 31, 2007 and
         27,915,287 issued and 20,718,387 outstanding at October 31, 2006            33,938,101            28,929,534
     Additional paid-in capital                                                       5,481,497             3,780,197
     Deferred offering costs                                                               --                (341,551)
     Deferred leasing costs                                                            (256,426)                 --
     Accumulated deficit                                                            (34,751,473)          (30,861,939)
                                                                                   ------------          ------------

                  Total stockholders' equity                                          4,411,699             1,506,241
                                                                                   ------------          ------------

                  Total liabilities and stockholders' equity                       $ 17,603,437          $  5,174,099
                                                                                   ============          ============


                               See notes to these consolidated financial statements.

                                                       F-3

                                         STARTECH ENVIRONMENTAL CORPORATION
                                       Consolidated Statements of Operations
                                For the Years Ended October 31, 2007, 2006 and 2005


                                                                                  Year Ended October 31,
                                                                      2007                 2006                  2005
                                                                 ------------          ------------          ------------

Revenue                                                          $    745,898          $    948,794          $    290,087

Cost of revenue                                                       301,287               307,308                68,718
                                                                 ------------          ------------          ------------

Gross profit                                                          444,611               641,486               221,369
                                                                 ------------          ------------          ------------
Operating expenses:

   Selling expenses                                                   728,284               682,984               871,246
   Research and development expenses                                  261,305               324,834               337,898
   General and administrative expenses                              3,234,976             2,947,838             2,672,781
   Asset impairment charge                                            126,000                  --                    --
   Abandoned project costs                                               --                    --                 187,154
   Depreciation and amortization expenses                             181,353               193,092               213,767
                                                                 ------------          ------------          ------------

     Total operating expenses                                       4,531,918             4,148,748             4,282,846
                                                                 ------------          ------------          ------------

Loss from operations                                               (4,087,307)           (3,507,262)           (4,061,477)
                                                                 ------------          ------------          ------------

Other income (expense):

   Interest income                                                    195,352                98,594                26,071
   Interest expense                                                   (16,047)             (154,687)              (18,512)
   Amortization of deferred financing costs                           (13,783)             (237,827)              (35,944)
   Amortization of deferred debt discount                            (101,858)           (1,796,511)             (271,124)
   Terminated offering costs                                             --                (888,044)                 --
   Change in value of warrants and conversion option                 (107,826)             (173,301)              250,353
   Other income                                                       246,866                64,508               454,035
   Loss on disposition of asset                                          --                 (22,500)                 --
                                                                 ------------          ------------          ------------

     Total other income (expense)                                     202,704            (3,109,768)              404,879
                                                                 ------------          ------------          ------------

Loss before income taxes                                           (3,884,603)           (6,617,030)           (3,656,598)
Income tax expense                                                      4,931                 2,677                22,190
                                                                 ------------          ------------          ------------

Net loss                                                         $ (3,889,534)         $ (6,619,707)         $ (3,678,788)
                                                                 ============          ============          ============

Per share data:
Net loss per share - basic and diluted                           $      (0.18)         $      (0.34)         $      (0.21)
                                                                 ============          ============          ============

Weighted average common shares
  outstanding - basic and diluted                                  22,039,254            19,643,127            17,920,582
                                                                 ============          ============          ============


                                   See notes to these consolidated financial statements.

                                                           F-4

                                         STARTECH ENVIRONMENTAL CORPORATION
                                  Consolidated Statements of Stockholders' Equity
                                For the Years Ended October 31, 2007, 2006 and 2005


                                                                                                     Additional
                                                               Common                                 Paid-in
                                                               Shares            Amount               Capital

Balance, October 31, 2004                                    17,560,887        $ 22,442,333        $  1,742,745

Issuance of common stock for cash                               642,944           1,589,580                --
Shares issued for 401(k) plans                                   20,857              63,073                --
Exercise of stock options                                        15,000              22,050                --
Exercise of warrants                                             10,577              35,327                --
Issuance of common stock in
 connection with securities
 agreement                                                      391,304             990,000                --
Issuance of common stock
 to be held in escrow                                         4,480,000                --                  --
Net loss                                                           --                  --                  --
                                                           ------------        ------------        ------------

Balance, October 31, 2005                                    23,121,569          25,142,363           1,742,745

Issuance of common stock for cash                             1,300,000           2,470,000                --
Issuance of common stock
   to placement agent                                            65,000                --                  --
Shares issued for 401(k) plans                                   31,340              65,181                --
Exercise of stock options                                        17,000              35,990                --
Exercise of warrants                                            120,000             216,000                --
Conversion of common stock in
   connection with convertible
   debenture                                                    543,478           1,000,000                --
Reclassification of
   derivative liabilities to
   equity                                                          --                  --             1,267,025
Offering costs related
   to terminated offering                                          --                  --                  --
Amortization of
   option deferred compensation                                    --                  --               770,427
Issuance of common stock
   to be held in escrow                                       2,716,900                --                  --
Net loss                                                           --                  --                  --
                                                           ------------        ------------        ------------

Balance, October 31, 2006                                    27,915,287          28,929,534           3,780,197

Issuance of common stock for cash                             2,081,149           4,699,202                --
Issuance of common stock
   to placement agent                                            74,500                --                  --
Shares issued for 401(k) plans                                   37,834              78,403                --
Issuance of common stock for
   services                                                      25,000              73,250                --
Return of common stock from escrow                           (7,196,900)               --                  --
Conversion of common stock in
   connection with convertible
   debenture                                                    271,339             499,263                --
Reclassification of
   derivative liabilities to
   equity                                                          --                  --               932,745
Issuance of warrants
   as deferred leasing costs                                       --                  --               473,401
Amortization of warrant deferred
   compensation                                                    --                  --                  --
Amortization of
   option deferred compensation                                    --                  --               295,154
Common stock surrendered in
   connection with terminated
   agreement                                                   (135,434)           (341,551)               --
Net loss                                                           --                  --                  --
                                                           ------------        ------------        ------------

Balance, October 31, 2007                                    23,072,775        $ 33,938,101        $  5,481,497
                                                           ============        ============        ============

                                                                                   (Continued on following page)
                                                             F-5

                                               STARTECH ENVIRONMENTAL CORPORATION
                                  Consolidated Statements of Stockholders' Equity (Continued)
                                     For the Years Ended October 31, 2007, 2006 and 2005


                                                             Deferred            Deferred                                   Total
                                                             Offering            Leasing            Accumulated        Stockholders'
                                                              Costs               Costs               Deficit             Equity


Balance, October 31, 2004                                  $       --          $       --          $(20,563,444)       $  3,621,634

Issuance of common stock for cash                                  --                  --                  --             1,589,580
Shares issued for 401(k) plans                                     --                  --                  --                63,073
Exercise of stock options                                          --                  --                  --                22,050
Exercise of warrants                                               --                  --                  --                35,327
Issuance of common stock in
 connection with securities
 agreement                                                     (990,000)               --                  --                  --
Issuance of common stock
 to be held in escrow                                              --                  --                  --                  --
Net loss                                                           --                  --            (3,678,788)         (3,678,788)
                                                           ------------        ------------        ------------        ------------

Balance, October 31, 2005                                      (990,000)               --           (24,242,232)          1,652,876

Issuance of common stock for cash                                  --                  --                  --             2,470,000
Issuance of common stock
   to placement agent                                              --                  --                  --                  --
Shares issued for 401(k) plans                                     --                  --                  --                65,181
Exercise of stock options                                          --                  --                  --                35,990
Exercise of warrants                                               --                  --                  --               216,000
Conversion of common stock in
   connection with convertible
   debenture                                                       --                  --                  --             1,000,000
Reclassification of
   derivative liabilities to
   equity                                                          --                  --                  --             1,267,025
Offering costs related
   to terminated offering                                       648,449                --                  --               648,449
Amortization of
   option deferred compensation                                    --                  --                  --               770,427
Issuance of common stock
   to be held in escrow                                            --                  --                  --                  --
Net loss                                                           --                  --            (6,619,707)         (6,619,707)
                                                           ------------        ------------        ------------        ------------

Balance, October 31, 2006                                      (341,551)               --           (30,861,939)          1,506,241

Issuance of common stock for cash                                  --                  --                  --             4,699,202
Issuance of common stock
   to placement agent                                              --                  --                  --                  --
Shares issued for 401(k) plans                                     --                  --                  --                78,403
Issuance of common stock for
   services                                                        --                  --                  --                73,250
Return of common stock from escrow                                 --                  --                  --                  --
Conversion of common stock in
   connection with convertible
   debenture                                                       --                  --                  --               499,263
Reclassification of
   derivative liabilities to
   equity                                                          --                  --                  --               932,745
Issuance of warrants
   as deferred leasing costs                                       --              (473,401)               --                  --
Amortization of warrant deferred
   compensation                                                    --               216,975                --               216,975
Amortization of
   option deferred compensation                                    --                  --                  --               295,154
Common stock surrendered in
   connection with terminated
   agreement                                                    341,551                --                  --                  --
Net loss                                                           --                  --            (3,889,534)         (3,889,534)
                                                           ------------        ------------        ------------        ------------

Balance, October 31, 2007                                  $       --          $   (256,426)       $(34,751,473)       $  4,411,699
                                                           ============        ============        ============        ============


                                              See notes to these consolidated financial statements

                                                                       F-5

                                               STARTECH ENVIRONMENTAL CORPORATION
                                            Consolidated Statements of Cash Flows
                                      For the Years Ended October 31, 2007, 2006 and 2005


                                                                                               Year Ended October 31,
                                                                                    2007                2006               2005
                                                                               ------------        ------------        ------------
 Cash flows from operating activities:

 Net loss                                                                      $ (3,889,534)       $ (6,619,707)       $ (3,678,788)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Asset impairment charge                                                           126,000                --                  --
  Abandoned project costs                                                              --                  --               187,154
  Stock based compensation                                                          295,154             770,427                --
  Non-cash consulting expenses                                                       73,250                --                  --
  Loss on disposition of assets                                                        --                22,500                --
  401(k) match through issuance of common stock                                      78,403              65,181              63,073
  Depreciation and amortization                                                     181,353             193,092             213,767
  Amortization of deferred financing costs                                           13,783             237,827              35,944
  Amortization of deferred leasing costs                                            216,975                --                  --
  Amortization of deferred debt discount                                            101,858           1,796,511             271,124
  Terminated offering costs                                                            --               888,044                --
  Change in value of warrants and conversion option                                 107,826             173,301            (250,353)

 Changes in operating assets and liabilities:

  Accounts receivable                                                            (2,891,250)             56,106             (56,106)
  Note receivable                                                                      --              (385,000)             50,000
  Prepaid expenses and other current assets                                         (97,365)             37,001             (19,500)
  Inventories                                                                      (212,146)            (12,283)             (1,625)
  Other assets                                                                         (108)               --                  --
  Accounts payable and accrued expenses                                              16,709            (218,149)            (86,966)
  Customer deposits and deferred revenue                                         10,921,352             821,996             416,019
                                                                               ------------        ------------        ------------
 Net cash provided by (used in) operating activities                              5,042,260          (2,173,153)         (2,856,257)
                                                                               ------------        ------------        ------------
 Cash flows from investing activities:
  Purchase of equipment                                                            (216,656)           (138,291)           (471,010)
                                                                               ------------        ------------        ------------
 Net cash used in investing activities                                             (216,656)           (138,291)           (471,010)
                                                                               ------------        ------------        ------------
 Cash flows from financing activities:
  Proceeds from options, warrants and common stock issuance                       4,699,202           2,721,990           1,646,957
  Proceeds from convertible debenture                                                  --                  --             2,300,000
  Repayment of convertible debenture                                               (191,857)           (619,919)               --
  Offering costs related to equity line of credit                                      --                  --              (239,595)
  Capitalized financing costs                                                          --                  --              (287,554)
  Repayment of capital lease payable                                                   --                  (242)             (4,073)
                                                                               ------------        ------------        ------------
 Net cash provided by financing activities                                        4,507,345           2,101,829           3,415,735
                                                                               ------------        ------------        ------------

 Net increase (decrease) in cash and cash equivalents                             9,332,949            (209,615)             88,468

 Cash and cash equivalents, beginning                                             2,279,914           2,489,529           2,401,061
                                                                               ------------        ------------        ------------

 Cash and cash equivalents, ending                                             $ 11,612,863        $  2,279,914        $  2,489,529
                                                                               ============        ============        ============


                               See notes to these consolidated financial statements.

                                                       F-6

                                              STARTECH ENVIRONMENTAL CORPORATION
                                     Consolidated Statements of Cash Flows, continued
                                   For the Years Ended October 31, 2007, 2006 and 2005

                                                                                       Year Ended October 31
                                                                    -----------------------------------------------------
                                                                         2007                 2006                 2005
                                                                    -------------          ------------          --------
Supplemental disclosure of cash flow information:

Cash paid during the period for:
 Interest                                                           $      16,047          $    146,955          $    238
                                                                    =============          ============          ========

 Taxes                                                              $       4,931          $      2,677          $ 22,190
                                                                    =============          ============          ========

 Non-cash investing and financing activities:

 Common stock issued for services:                                  $      73,250          $       --            $   --
                                                                    =============          ============          ========

 Warrants issued in connection with office lease                    $     473,401          $       --            $   --
                                                                    =============          ============          ========
 Common stock surrendered in
   connection with terminated agreement                             $     341,551          $       --            $   --
                                                                    =============          ============          ========

 Convertible notes converted to common stock                        $     499,263          $  1,000,000          $   --
                                                                    =============          ============          ========

 Accrued interest converted to convertible note                     $        --            $     10,542          $   --
                                                                    =============          ============          ========

 Reclassification of derivative liabilities to
 equity                                                             $     932,745          $  1,267,025          $   --
                                                                    =============          ============          ========

 Common stock issued for deferred offering costs                    $        --            $       --            $990,000
                                                                    =============          ============          ========


                                    See notes to these consolidated financial statements.


                                                          F-7

                       STARTECH ENVIRONMENTAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 -- Organization and Liquidity Matters:

Company's Activities
--------------------

         Startech Environmental Corporation (the "Company") is an environmental technology corporation dedicated to the development, production and marketing of low cost waste minimization, resource recovery, and pollution prevention systems that convert waste into valuable commodities.

Liquidity Matters
-----------------

         The Company has historically incurred net losses from operations. For the fiscal year ended October 31, 2007, net cash provided by operating activities was $5,042,260. As of October 31, 2007, the Company had cash and cash equivalents of $11,612,863 and had working capital of $2,348,568.

         The Company has historically raised funds through the sale of equity and debt instruments. During the fiscal year ended October 31, 2007, the Company received net cash proceeds of approximately $4,699,000 from various investors in consideration of the sale of 2,081,149 shares of common stock pursuant to various private placement transactions. In addition, through October 31, 2007, the Company has received deposits of $8,250,000 in conjunction with two new sales agreements. Subsequent to October 31, 2007, the Company received an additional deposit of $1,445,500 in connection with these sales agreements. See
Note 12.

         Although the Company believes that it has sufficient liquidity to sustain its existing business for at least the next twelve months, there is no assurance that unforeseen circumstances will not have a material effect on the business that could require it to raise additional capital or take other measures to conserve liquidity in order to sustain operations.


Note 2 -- Summary of Significant Accounting Policies:

Principles of Consolidation
---------------------------

         The consolidated financial statements of Startech Environmental
Corporation include the accounts of Startech Corporation, its wholly-owned subsidiary. All intercompany transactions have been eliminated in consolidation.

Revenue Recognition
-------------------

         In general, the Company recognizes revenue on the sale of its manufactured products when the contract is completed, unless the contract terms dictate otherwise. Revenues earned from consulting, design and other professional services are recognized when the services are completed. For distributorship agreements, revenue is recognized for services and training upon completion and the distribution rights are amortized over a three year period.

For the years ended October 31, 2007, 2006 and 2005, revenue consisted of the following:

                                           2007            2006           2005
                                          --------       --------       --------

Manufactured parts                        $526,000       $532,822       $ 56,106
Engineering and design                        --          152,083         52,083
Distributorships                           219,898        263,889        181,898
                                          --------       --------       --------
  Total                                   $745,898       $948,794       $290,087
                                          ========       ========       ========

Fair Value of Financial Instruments
-----------------------------------

         The reported amounts of the Company's financial instruments, including debt, accounts payable and accrued liabilities, approximate their fair values due to their short-term maturities.


                                      F-8

Note 2 -- Summary of Significant Accounting Policies, continued:

Use of Estimates
----------------

         The preparation of financial statements in conformity with generally accepted accounting principles (United States) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates include useful life of equipment and leasehold improvement and valuation of derivative instruments.
These estimates and assumptions are based on management's judgment and available information, and consequently, actual results could differ from these estimates.

Reclassifications
-----------------

         Certain reclassifications have been made to the fiscal 2006 and 2005 financial statements to conform to the presentation used in the fiscal 2007 financial statements. The reclassifications had no effect on net losses as previously reported.

Cash and Cash Equivalents
-------------------------

         The Company considers all highly liquid instruments, with a maturity of three months or less when purchased, to be cash equivalents.

Accounts Receivable
-------------------

         Accounts receivable are carried at their estimated collectible amounts.
Accounts receivable are periodically evaluated for collectibility and an allowance for doubtful accounts is recorded accordingly. Management determines collectibility based on their experience and knowledge of the customers.

Inventories
-----------

         Inventories consist of raw materials and work in process. Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Equipment and Leasehold Improvements
------------------------------------

         Equipment and leasehold improvements are stated at cost, less accumulated depreciation. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets, ranging from 3 to 15 years. Leasehold improvements are amortized over the shorter of the useful life or the lease term, ranging from 2 to 5 years. Expenditures for major additions and betterments which extend the useful lives of the equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Deferred Financing Costs
------------------------

         Costs incurred in conjunction with the issuance of the convertible notes payable were capitalized and were amortized over the term of the notes, as adjusted for prepayments and conversions (see Note 7).

Deferred Offering Costs
-----------------------

         Costs were incurred and capitalized in conjunction with the 2005 SEDA
(see Note 7). In January 2007, the 2005 SEDA was terminated and certain costs related to such agreement were written off as of October 31, 2006.

Deferred Leasing Costs
----------------------

         Warrants provided in connection with a new office lease agreement were valued using the Black-Scholes model and are being amortized as a charge to operations over the life of the lease. See Note 12.

Research and Development
------------------------

         The Company charges all costs incurred to establish the feasibility of a product or enhancements to research and development expense in the period incurred. During the years ended October 31, 2007, 2006 and 2005, the Company incurred research and development expenses of $261,305, $324,834, and $337,898, respectively.


                                      F-9

Note 2 -- Summary of Significant Accounting Policies, continued:

Derivative Financial Instruments
--------------------------------

         Warrants and free-standing conversion options bifurcated from the convertible notes payable were accounted for in accordance with EITF issue No.
00-19 "Accounting for Derivative Financial Instruments Index to and Potentially
Settled in a Company's Own Stock" ("EITF 00-19") and EITF 05-4, View A "The
Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument"
("EITF 05-4"), which was applicable at the time of the issuance of the derivative contract. The warrants and free-standing conversion options were valued using the Black-Scholes valuation model. Actual period closing common stock prices, applicable volatility rates and period close risk-free interest rates for the contractual remaining life of the contracts were key components used in the Black-Scholes valuation model. See Note 7.

Income Taxes
------------

         In accordance with Statement of Financial Accounting Standards ("SFAS")
No. 109, "Accounting for Income Taxes," the Company uses an asset and liability approach for financial accounting and reporting for income taxes. The basic principles of accounting for income taxes are: (a) a current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the current year; (b) a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carryforwards; (c) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law and the effects of future changes in tax laws or rates are not anticipated; and (d) the measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized. The Company has had recurring net losses and the resulting deferred tax asset is offset by a corresponding valuation allowance.

Stock-Based Compensation
------------------------

         Prior to November 1, 2005, the Company accounted for stock based compensation under the recognition and measurement provisions of Accounting
Principles Board Opinion No. 25 ("APB 25"). Accordingly, the Company generally recognized compensation expense only when it granted options with an exercise price below market price at the date of grant. Any resulting compensation expense was recognized ratably over the associated service period, which was generally the option vesting term. Prior to November 1, 2005, the Company provided pro-forma disclosure amounts in accordance with SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure" ("SFAS
148"), as if the fair value method defined by SFAS 123 had been applied to its stock-based compensation.

         Effective November 1, 2005, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123
(revised 2004), "Share-Based Payment", ("SFAS 123R"), using the modified prospective transition method and therefore has not restated prior periods' results. Under this transition method, stock-based compensation expense after the adoption of SFAS 123R includes compensation expense for all stock-based compensation awards granted prior to, but not yet vested as of November 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123. Stock-based compensation expense for all share-based payment awards granted after November 1, 2005 is based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes these compensation costs over the requisite service period of the award, which is generally the option vesting term.

         As a result of adopting SFAS 123R, the Company recorded compensation expense of $295,154 and $770,427 for the years ended October 31, 2007 and October 31, 2006, respectively. As a result, basic and diluted loss per share for the years ended October 31, 2007 and 2006 increased by $0.01 and $0.04 per share, respectively.

         As of October 31, 2007, the unamortized value of nonvested options totaled $64,200.

         The fair value of share-based payment awards was estimated using the Black-Scholes option pricing model with the following assumptions and weighted average fair values as follows:

                                                 2007                2006               2005
                                            ----------------    ---------------    ---------------

Risk-free interest rate range                 4.65%-5.00%        4.00%-5.15%        2.89%-4.57%
Expected life of options - years                 10.00               3.47               5.63
Expected stock price volatility range             98%              81%-132%             81%
Expected dividend yield                           N/A                N/A                N/A


                                      F-10


Note 2 -- Summary of Significant Accounting Policies, continued:

Stock Based Compensation, continued
-----------------------------------

         The weighted average estimated fair value of the stock options granted during the years ended October 31, 2007, 2006 and 2005 was $2.14, $3.04 and $2.13 per share, respectively. The estimated fair value of options granted is amortized to expense over the option vesting periods.

         The following table illustrates the pro forma effects on net loss and net loss per common share for the year ended October 31, 2005 as if the Company had applied the fair value recognition provisions of SFAS 123R to stock-based compensation issued to employees.

                                                              For the Year Ended
                                                              October 31, 2005
                                                              -----------------

Net loss - as reported                                           $(3,678,788)
Deduct: Stock-based employee compensation expense
  determined under the fair-value method for all awards          $  (593,430)
                                                                 -----------
Net loss-pro forma                                               $(4,272,218)
                                                                 ===========
Net loss per share - as reported (basic and diluted)             $     (0.21)
                                                                 ===========
Net loss per share - pro forma (basic and diluted)               $     (0.24)
                                                                 ===========

Net Loss Per Share of Common Stock
----------------------------------

         Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted net loss per share includes the potential dilution that could occur if securities such as convertible notes, options and warrants convertible into common stock were exercised or converted into common stock, unless their inclusion in the computation would be anti-dilutive.
Potentially dilutive securities realizable from the exercise of options, warrants and convertible notes are 11,393,827, 7,369,470, and 6,222,964 at October 31, 2007, 2006 and 2005, respectively, are excluded from the computation of diluted net loss per share as their inclusion would be anti-dilutive.

Recently Issued Accounting Pronouncements
-----------------------------------------

         In September 2006, the Financial Accounting Standards Board ("the
FASB") issued SFAS No. 157, "Fair Value Measurements". SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.
The Company is in the process of evaluating the impact that the adoption of SFAS
No. 157 will have on its consolidated financial position results of operations and financial condition.

         In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities", to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an entity that has also elected to apply the provisions of SFAS 157, Fair Value
Measurements. An entity is prohibited from retroactively applying SFAS 159, unless it chooses early adoption. SFAS 159 also applies to eligible items existing at November 15, 2007 (or early adoption date). The Company is currently evaluating the impact of adopting SFAS 159 on its financial statements and is currently not yet in a position to determine such effects.

         In December 2006, the FASB issued FASB Staff Position EITF 00-19-2
"Accounting for Registration Payment Arrangements", which specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with SFAS 5, "Accounting for Contingencies." Adoption of EITF 00-19-2 is required for fiscal years beginning after December 15, 2006. The Company adopted EITF 00-19-2 during the year ended
October 31, 2007 and established a contingency reserve as a result of the guidance in EITF 00-19-2. See Note 13.


                                      F-11

Note 2 -- Summary of Significant Accounting Policies, continued:

         In June 2006, the FASB issued Interpretation No. 48, "Accounting for
Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN
48"), which clarifies the accounting for uncertainty in tax positions. This
Interpretation requires an entity to recognize the impact of a tax position in its financial statements if that position is more likely than not to be sustained on audit based on the technical merits of the position. The provisions of FIN 48 are effective for us as of the beginning of fiscal 2008, with earlier application encouraged. Any cumulative effect of the change in accounting principle will be recorded as an adjustment to the opening accumulated deficit balance. The Company is evaluating the impact of this pronouncement on the Company's consolidated financial position, results of operations and cash flows.

Note 3 - Inventories:

         Inventories consist of the following:

                                                       2007               2006
                                                      --------          --------
          Raw materials                               $263,841          $281,392
          Work in process                              286,980            57,283
                                                      --------          --------
                                                      $550,821          $338,675
                                                      ========          ========


Note 4 -- Equipment and Leasehold Improvements:

         Equipment and leasehold improvements consist of the following:

                                                 Useful Life
                                                  (In years)            2007              2006
                                                 -------------       -----------       -----------

Computer and equipment                               3-5             $   285,994       $   238,779
Demonstrator equipment                               7-15              2,734,335         2,170,797
Furniture and fixtures                               3-7                 159,854           144,383
Leasehold improvements                               2-5                 118,518           109,993
Other                                                4-7                  38,755            23,625
                                                                    ------------      ------------
                                                                       3,337,456         2,687,577
Less: accumulated depreciation                                        (1,363,699)       (1,181,521)
                                                                    ------------      ------------
                                                                       1,973,757         1,506,056
Construction in progress                                                       -           558,398
                                                                     ------------      ------------
Total equipment and leasehold improvements                           $ 1,973,757       $ 2,064,454
                                                                     ===========       ===========

         Construction in progress included the costs of constructing the Company's proprietary ceramic filtration system. Costs included materials, labor, overhead and permits. During the year ended October 31, 2007, the Company deemed certain components of its construction in progress impaired, since in the development of the filtration system, certain components became obsolete and were removed from the system. Accordingly, the Company recorded an impairment charge in the amount of $126,000, which was determined by estimating the carrying value of the components that became obsolete. During the fourth quarter of fiscal 2007, the $492,551 balance attributable to the completed asset was reclassified as demonstrator equipment.

         In October 2006, the Company disposed of an asset, incurring a loss on disposition of $22,500.

         Depreciation and amortization expense totaled $181,353, $193,092 and $213,767 for the years ended October 31, 2007, 2006 and 2005, respectively.


Note 5 -- Note Receivable:

         On October 25, 2006, the Company received a Promissory Note from an entity in the principal amount of $385,000 in conjunction with a sales agreement. As part of the agreement, the Company was scheduled to receive payment on or before September 15, 2007. The entity has requested and the Company agreed to extend the maturity date of this note to February 15, 2008.


                                      F-12

Note 6- Other Assets:

         Other assets consist of the following:

                                            2007               2006
                                           -------            -------

Security deposit                           $69,677            $69,569
Project costs                               19,697             19,697
                                           -------            -------
                                           $89,374            $89,266
                                           =======            =======



Note 7- Convertible Note and Standby Equity Distribution Agreement:

         On September 15, 2005, the Company entered into a securities purchase agreement ("2005 SPA") and a standby equity distribution agreement ("2005 SEDA") with Cornell Capital Partners, L.P. ("Cornell"). The 2005 SPA provides for
Cornell to purchase up to $2,300,000 of Debentures, which were funded during the year ended October 31, 2005. The Debentures were convertible into shares of the Company's common stock by Cornell at any time at a conversion price of $1.84 per share of common stock. The Debentures originally matured in September 2006, required monthly interest payments at a rate of 10% per annum and monthly principal payments commencing March 2006. On September 5, 2006, the Company received notification from Cornell stating that the maturity date of the Debentures was changed to October 18, 2007. The Company had the ability to prepay the Debentures at any time upon three days written notice. If the Company's common stock was trading above the conversion price at the time of the prepayment, the Company was required to pay a 20% premium on the amount of the prepayment. The Debentures were secured by substantially all of the Company's assets and shares of common stock as discussed below. In connection with the issuance of the Debentures, in September 2005, the Company issued to Cornell a three year warrant to purchase 650,000 shares of the Company's common stock with an exercise price per share of $2.53 (see Note 8).

         The gross proceeds of the Debentures in the amount of $2,300,000 were recorded net of a discount of $2,168,995. The debt discount consisted of a $897,121 value related to the warrants and $1,271,874 value related to the embedded conversion option. The warrants and the embedded conversion option were accounted for under Emerging Issues Task Force ("EITF") 00-19 and EITF 05-4,
View A. Due to certain factors and the liquidated damage provision in the registration rights agreement, the Company determined that the embedded conversion option and the warrants were derivative liabilities. Accordingly, the warrants and the conversion option were being marked to market through earnings at the end of each reporting period. The warrants and conversion option were valued using the Black-Scholes valuation model. For the years ended October 31, 2007 and 2006, the Company recorded a loss of $107,826 and $173,301, respectively representing the change in the fair value of the warrants and conversion option. The debt discount of $2,168,995 was being accreted over the term of the note. Accordingly, the Company recorded a charge of $101,858 and $1,796,511 for the years ended October 31, 2007 and 2006, respectively.

         On the date of the Securities Purchase Agreement the Company paid a fee of $230,000 (10% of the purchase price), structuring fees equal to $30,000 and other fees of $27,554 in connection with the issuance of the Debentures. These fees were recorded as deferred financing costs and were being expensed through the maturity date of the Debentures. Amortization expense for the years ended
October 31, 2007 and 2006 amounted to $13,783 and $237,827, respectively.

         On April 22, 2006, Cornell converted $1,000,000 of the Debentures into
543,478 shares of common stock. From March 2006 through January 31, 2007, the
Company made principal payments aggregating approximately $808,000 towards the Debentures. On February 12, 2007, Cornell converted $499,263 of the Debentures into 271,339 shares of common stock. In accordance with EITF 00-19, upon these repayments and conversion, the Company reclassified $2,199,770 ($932,745 during the year ended October 31, 2007), representing the portion of the derivative liabilities, to additional paid-in capital.

         The 2005 SEDA required Cornell, at the Company's option, to purchase, from time to time, up to an aggregate of $20,000,000 of the Company's common stock over a two-year period commencing on the effective date of a registration statement filed with the Securities and Exchange Commission (the "SEC"). The purchase price for each share of common stock under the 2005 SEDA was equal to 96% of the market price as defined. Each request by the Company was limited to $2,000,000. The Company issued to Cornell 386,956 shares of the Company's common stock valued at $979,000, as a fee for entering into the 2005 SEDA and issued
4,348 shares of common stock valued at $11,000 to the placement agent. In addition, the Company incurred legal and various other costs of $239,595 in connection with this transaction.


                                      F-13

Note 7- Convertible Note and Standby Equity Distribution Agreement, continued:

         The 2005 SPA and the 2005 SEDA required that the Company file a registration statement within 30 days of the date of the agreements and use its best efforts to have the registration statement declared effective by the SEC within 120 days of the date of the agreement (extended to April 15, 2006). In the event the registration statement was not filed or declared effective within the prescribed time periods, the Company would be required to pay liquidated damages as defined under such agreement. This registration statement was never declared effective by the SEC. Accordingly, the 2005 SEDA was never activated and was not available for use. The Company was informed by Cornell that the liquidated damages provision in this agreement would not be enforced.

         On January 17, 2007, the Company and Cornell agreed to terminate the 2005 SEDA and began negotiations on a new standby equity distribution agreement on different terms. In addition, Cornell agreed to waive any and all liquidated damages that may have been payable in connection with the registration rights agreement. In addition, Cornell agreed to return 135,434 of the 391,304 shares issued as offering costs in connection with the 2005 SEDA.

         On January 26, 2007, the Company withdrew the registration statement filed in connection with the 2005 SEDA with the SEC. Accordingly, deferred offering costs of $239,595 were written off as of October 31, 2006. In addition, deferred offering costs of $648,449, representing 251,956 shares of common stock issued to Cornell and 4,348 shares issued to a placement agent, both of which will not be returned to the Company in connection with the 2005 SEDA termination, were charged to terminated offering costs as of October 31, 2006.
On March 1, 2007, 135,434 shares valued at $341,551, were returned to the Company.

         In accordance with EITF 00-19 and EITF 05-4, the Company reclassified the remaining derivative liabilities in the amount of $843,230 to equity as of January 17, 2007 due to the termination of the registration rights agreement as discussed above. In connection with the 2005 SPA, the Company and its President agreed to pledge to Cornell 3,580,000 shares of common stock and 900,000 shares of common stock, respectively, to secure payment of all the obligations due under the Debentures. Such shares were to be held in escrow until all amounts due under the Debentures were paid in full. The Company issued 900,000 shares of restricted common stock to its President during the year ended October 31, 2005 in place of the shares of common stock pledged pursuant to the Escrow Agreement.
On February 15, 2007, the Company made a final principal payment in the amount of approximately $3,000 and the debentures were then paid in full. On March 1, 2007, the 3,580,000 pledged shares were returned to the Company, the 900,000 pledged shares were returned to its President and the President, in turn, returned 900,000 shares of restricted common stock to the Company.


Note 8 -- Stockholders' Equity:

Common Stock
------------

         During the year ended October 31, 2005, the Company issued 642,944 shares of common stock to various investors for gross proceeds of $1,589,580.

         During the year ended October 31, 2005, the Company, in accordance its 401(k) plan, issued 20,857 common shares valued at $63,073 to its employees as a matching contribution.

         During the year ended October 31, 2005, employees exercised options to purchase 15,000 common shares, resulting in net proceeds of $22,050.

         During the year ended October 31, 2005, warrants to purchase 10,577 common shares were exercised, resulting in net proceeds of $35,327.

         On January 29, 2006, warrants to purchase 120,000 common shares were exercised by one accredited investor at a price of $1.80 per share, resulting in net proceeds of $216,000.

         During the year ended October 31, 2006, the Company, in accordance its 401(k) plan, issued 31,340 common shares valued at $65,181 to its employees as a matching contribution.

         During the year ended October 31, 2006, employees exercised options to purchase 17,000 common shares, resulting in net proceeds of $35,990.


                                      F-14

Note 8 -- Stockholders' Equity, continued:

Common Stock, continued
-----------------------

         On November 22, 2005, the Company entered into the SICAV ONE Stock
Purchase Agreement and SICAV TWO Stock Purchase Agreement (collectively, the
"Mercatus Agreements") with Mercatus & Partners, Limited ("Mercatus"). Pursuant to the Mercatus Agreements, the Company had agreed to sell to Mercatus an aggregate of 2,716,900 shares of common stock (the "Mercatus Shares"), no par value per share ("Common Stock"), for an aggregate purchase price of $5,000,000.
Mercatus had up to thirty days from the date of the delivery of the Mercatus
Shares to Brown Brothers Harriman, the custodial bank, to tender the purchase price to the Company. The Mercatus Shares were placed in escrow. The Company never received any proceeds pursuant to the Mercatus Agreements. In November
2006, the aforementioned stock certificates were returned to the Company and were cancelled, as were the Mercatus Agreements.

         On May 23, 2006, the Company entered into a Stock Purchase and
Registration Rights Agreement (the "FB Agreement") with FB U.S. Investments,
L.L.C, (the "Investor"), pursuant to which the Investor purchased 1,300,000 shares of common stock, no par value, for aggregate gross proceeds of $2,600,000. In addition to the shares of common stock, the Company issued the Investor warrants to purchase an aggregate of 2,600,000 additional shares of common stock (the "Investor Warrants"), including Investor Warrants to purchase
1,300,000 shares of common stock at an exercise price of $5.00 per share and Investor Warrants to purchase 1,300,000 shares of common stock at an exercise price of $6.00 per share. Pursuant to the FB Agreement, the Company granted the Investor piggyback registration rights with respect to the shares of common stock purchased by the Investor as well as the shares of common stock issuable upon exercise of the Investor Warrants. In addition, the Company issued 65,000 shares of common stock valued at $130,000, warrants to purchase 130,000 of common stock, and $130,000 of cash to the placement agent with respect to this transaction.

         On March 12, 2007 the Company issued 25,000 shares of common stock to a consultant for services rendered, valued at $73,250, representing the fair value of such services.

         On March 13, 2007, the Company received net proceeds of $500,002 from an investor in consideration of the sale of 208,334 shares of common stock, the issuance of 208,334 warrants exercisable at $3.40 per share and 208,334 warrants exercisable at $4.40 per share. In addition, the Company issued 20,834 shares of common stock, warrants to purchase 20,834 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 20,834 shares of common stock at an exercise price of $4.40 per share to a placement agent in connection with this transaction.

         On March 16, 2007, the Company received net proceeds of $259,200 from an investor in consideration of the sale of 108,000 shares of common stock. The
Company also issued warrants to purchase 108,000 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 108,000 shares of common stock at an exercise price of $4.40 per share. In addition, the Company granted 12,000 shares of common stock, warrants to purchase 12,000 shares of common stock at an exercise price of $3.40 per share and warrants to purchase
12,000 shares of common stock at an exercise price of $4.40 per share to a placement agent in connection with this transaction.

         On March 21, 2007, the Company received gross proceeds of $555,555 from an investor in consideration of the sale of 231,482 shares of common stock. The
Company also issued warrants to purchase 231,482 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 231,482 shares of common stock at an exercise price of $4.40 per share. In addition, the Company paid a commission in the amount of $55,555 in cash proceeds as a finder's fee to a placement agent.

         On April 11, 2007, the Company entered into a securities purchase agreement with Cornell. The Company issued and sold to Cornell 833,333 shares of common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of the common stock, the Company issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of the Company's common stock at an exercise price per share of $3.40 per share and $4.40 per share, respectively.
The warrants expire on April 11, 2011. See the discussion under Warrants for additional details. The Company also entered into a registration rights agreement in connection with this private placement to register for resale the shares of common stock issued to Cornell and the shares of common stock issuable upon exercise of the warrants. In connection with the purchase agreement, the Company paid an origination fee to Cornell in the form of 41,666 shares of common stock at a price per share of $2.40 and a cash payment of $95,000.

         Pursuant to the registration rights agreement, the Company is obligated to file a registration statement within 45 days of the closing and obtain effectiveness no later than 120 days following the closing (or 150 days if the registration statement receives a "full review" by the SEC) and maintain its effectiveness until all the shares may be sold without any volume limitations pursuant to Rule 144(k) under the Securities Act of 1933, as amended. In the event the Company failed to


                                      F-15

Note 8 -- Stockholders' Equity, continued:

Common Stock, continued
-----------------------

file the registration statement or obtain its effectiveness within the time periods described above, and if certain other events occur, the Company would become subject to liquidated damages in an amount in cash equal to one percent of the purchase price paid by Cornell for the shares of common stock issued pursuant to the securities purchase agreement, plus an additional 1% for each additional month an effective registration statement was delayed, up to a maximum of 12%, or $240,000, payable in cash.

         The Company filed a registration statement on Form S-1 on June 1, 2007 and filed an amended Form S-1/A on October 31, 2007. The Company is currently in the process of addressing comments received by the SEC with respect to the amended registration statement. The 150 day deadline for the registration statement to be declared effective was passed in early September 2007. The
Company intends to file an amended registration statement on Form S-1/A shortly after this Form 10-K is filed, which will respond to the SEC's comments.
However, this amended registration statement will still be subject to additional
SEC review.

         On April 11, 2007, the Company entered into a new standby equity distribution agreement ("2007 SEDA") with Cornell. Pursuant to the 2007 SEDA, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the 2007 SEDA, Cornell will pay the Company 96% of the lowest closing bid price of the Company's common stock for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the 2007 SEDA. Cornell's obligation to purchase shares of the Company's common stock under the 2007 SEDA is subject to certain conditions and limitations, including the Company obtaining an effective registration statement covering resale of the shares of the Company's common stock issuable under the 2007 SEDA. The Company incurred a placement agent fee of $5,000 under the Placement Agent Agreement relating to the 2007 SEDA. The
2007 SEDA will be available to the Company upon filing a registration statement which is declared effective by the SEC. As of October 31, 2007, the SEC has not declared the registration statement effective and the 2007 SEDA is not yet available for use.

         On May 10, 2007, the Company entered into a stock purchase agreement and registration rights agreement with an individual investor for the private placement of common stock at $2.20 per share or gross proceeds of $1,540,000, pursuant to which the Company issued and sold to this investor 700,000 restricted shares of common stock and warrants exercisable into an aggregate of 1,400,000 restricted shares of common stock, for which 700,000 of such warrants were issued at an exercise price of $3.40 per share and the other 700,000 of such Warrants were issued at an exercise price of $4.40 per share. The warrants are exercisable as of the date of issuance and expire on May 10, 2010. The
Company granted the investor piggyback registration rights with respect to the shares issued to the investor and the shares of common stock issuable upon exercise of the warrants.

Warrants
--------

         In connection with the private placement transaction dated November 4, 2004, the Company issued warrants to purchase 204,778 shares of common stock in three tranches. Pursuant to the first tranche the Company issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $5.71 per share. Pursuant to the second tranche the Company issued an aggregate 68,259 warrants to purchase shares of common stock at an exercise price of $7.71 per share. Pursuant to the third tranche, the Company issued an aggregate of 68,259 warrants to purchase shares of common stock at an exercise price of $9.91 per share. These warrants expired without being exercised on November 1, 2007.

         In connection with the private placement transaction dated December 8, 2004, the Company issued warrants to purchase 70,930 shares of common stock in three tranches. Pursuant to the first tranche, the Company issued an aggregate of 23,643 warrants to purchase shares of common stock at an exercise price of $5.95 per share. Pursuant to the second tranche, the Company issued an aggregate
23,643 warrants to purchase shares of common stock at an exercise price of $7.95 per share. Pursuant to the third tranche, the Company issued an aggregate of 23,543 warrants to purchase shares of common stock at an exercise price of $9.95 per share. These warrants expired on December 8, 2007 without being exercised.

         In connection with the private placement transaction dated May 26, 2005, the Company issued warrants to purchase 101,010 shares of common stock in three tranches. Pursuant to the first tranche, the Company issued an aggregate of 33,670 warrants to purchase shares of common stock at an exercise price of $4.50 per share. Pursuant to the second tranche, the Company issued an aggregate
33,670 warrants to purchase shares of common stock at an exercise price of $6.50 per share. Pursuant to the third tranche, the Company issued an aggregate of 33,670 warrants to purchase shares of common stock at an exercise price of $8.50 per share. The warrants are scheduled to expire on May 26, 2008. None of these warrants have been exercised.

                                      F-16

Note 8 -- Stockholders' Equity, continued:

Warrants, continued
-------------------

         In connection with the private placement transaction dated June 7, 2005, the Company issued warrants to purchase 37,500 shares of common stock. at an exercise price of $3.20 per share. These warrants are scheduled to expire on June 7, 2008. None of these warrants have been exercised.

         In connection with the private placement transaction dated June 10, 2005, the Company issued warrants to purchase 15,000 shares of common stock.
Pursuant to the agreement the Company issued an aggregate of 15,000 warrants to purchase shares of common stock at an exercise price of $3.31 per share. These warrants are scheduled to expire on June 10, 2008. None of these warrants have been exercised.

         In connection with the private placement transaction dated June 29, 2005, the Company issued warrants to purchase 96,153 shares of common stock in three tranches. Pursuant to the first tranche, the Company issued an aggregate of 32,051 warrants to purchase shares of common stock at an exercise price of $4.63 per share. Pursuant to the second tranche, the Company issued an aggregate
32,051 warrants to purchase shares of common stock at an exercise price of $6.63 per share. Pursuant to the third tranche, the Company issued an aggregate of 32,051 warrants to purchase shares of common stock at an exercise price of $8.63 per share. These warrants are scheduled to expire on June 29, 2008. None of these warrants have been exercised.

         In connection with the private placement transaction dated August 11, 2005, the Company issued warrants to purchase 92,572 shares of common stock in three tranches. Pursuant to the first tranche, the Company issued an aggregate of 30,857 warrants to purchase shares of common stock at an exercise price of $4.57 per share. Pursuant to the second tranche, the Company issued an aggregate of 30,857 warrants to purchase shares of common stock at an exercise price of $6.57 per share. Pursuant to the third tranche, the Company issued an aggregate of 30,858 warrants to purchase shares of common stock at an exercise price of $8.57 per share. The warrants are scheduled to expire on September 6, 2008. None of these warrants have been exercised.

         In connection with the private placement transaction dated September
15, 2005, the Company issued warrants to purchase 650,000 shares of common stock at an exercise price of $2.53 per share. These warrants are scheduled to expire on September 15, 2008. The exercise price of these warrants are subject to downwards adjustment upon the occurrence of certain events, including if the Company subsequently sells shares of common stock for less than $2.53 of consideration per share, in which case the exercise price is adjusted to such consideration per share. In addition, if the exercise price is adjusted downwards, then the number of shares of common stock is adjusted upwards, such that the total proceeds that would be paid to the Company at exercise would remain constant. As described under "Common Stock" above, on May 23, 2006, the Company sold common stock for a consideration per share of $2.00. As such, these warrants now permit the holder to purchase 822,250 shares of common stock at an exercise price of $2.00 per share. None of these warrants have been exercised.

         In connection with the private placement transaction dated September
20, 2005, the Company issued warrants to purchase 37,500 shares of common stock in three tranches. Pursuant to the first tranche, the Company issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $4.38 per share. Pursuant to the second tranche, the Company issued an aggregate 12,500 warrants to purchase shares of common stock at an exercise price of $6.38 per share. Pursuant to the third tranche, the Company issued an aggregate of 12,500 warrants to purchase shares of common stock at an exercise price of $8.38 per share. The warrants are scheduled to expire on September 20, 2008. None of these warrants have been exercised.

         In connection with the private placement transaction dated May 23, 2006, the Company issued warrants to purchase 2,730,000 shares of common stock in two tranches. Pursuant to the first tranche, the Company issued an aggregate of 1,365,000 warrants to purchase shares of common stock at an exercise price of $5.00 per share. Pursuant to the second tranche, the Company issued an aggregate
1,365,000 warrants to purchase shares of common stock at an exercise price of $6.00 per share. The warrants are scheduled to expire on May 23, 2009. None of these warrants have been exercised.

         In connection with the leasing of new headquarters space, on December
4, 2006 the Company issued warrants to the landlord to purchase 200,000 shares of common stock at an exercise price of $3.00 per share. These warrants are scheduled to expire on December 4, 2011. None of these warrants have been exercised. See Note 12.

         In connection with the private placement transaction dated March 13, 2007, the Company issued warrants to purchase 208,334 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 208,334 shares of common stock at an exercise price of $4.40 per share. In addition, the Company issued warrants to purchase 20,834 shares of common

                                      F-17

Note 8 -- Stockholders' Equity, continued:

Warrants, continued
-------------------

stock at an exercise price of $3.40 per share and warrants to purchase 20,834 shares of common stock at an exercise price of $4.40 per share to a placement agent in connection with this transaction. These warrants are scheduled to expire on March 9, 2010. None of these warrants have been exercised.

         In connection with the private placement transaction dated March 16, 2007, the Company issued warrants to purchase 108,000 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 108,000 shares of common stock at an exercise price of $4.40 per share. In addition, the Company granted warrants to purchase 12,000 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 12,000 shares of common stock at an exercise price of $4.40 per share to a placement agent in connection with this transaction. These warrants are scheduled to expire on March 13, 2010. None of these warrants have been exercised.

         In connection with the private placement transaction dated March 21, 2007, the Company issued warrants to purchase 231,482 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 231,482 shares of common stock at an exercise price of $4.40 per share. These warrants are scheduled to expire on March 19, 2010. None of these warrants have been exercised.

         In connection with the private placement transaction dated April 11, 2007, the Company issued a warrant to purchase 833,333 shares of common stock at an exercise price of $3.40 per share and a warrant to purchase 833,333 shares of common stock at an exercise price of $4.40 per share. These warrants are scheduled to expire on April 11, 2011. The exercise price of the warrants is subject to downwards adjustment upon the occurrence of certain events, including if the Company subsequently sells shares of common stock for a consideration per share less than $2.70, in which case the exercise price is adjusted to such consideration per share. As described under "Common Stock" above, on May 10, 2007 the Company sold common stock for a consideration per share of $2.20, at which time the exercise price of all of these warrants to purchase an aggregate of 1,666,666 shares of common stock were adjusted to an exercise price of $2.20 per share. None of these warrants have been exercised.

         In connection with the private placement transaction dated May 10, 2007, the Company issued a warrant to purchase 700,000 shares of common stock at an exercise price of $3.40 per share and a warrant to purchase 700,000 shares of common stock at an exercise price of $4.40 per share. These warrants are scheduled to expire on May 11, 2010. None of these warrants have been exercised.

         A summary of warrant activity is as follows:

                                                                 Weighted         Aggregate
                                              Number of           Average         Intrinsic
                                               Warrants        Exercise Price       Value
                                             ------------     ----------------    ---------

Outstanding, October 31, 2004                  2,868,491       $         3.81
Granted                                        1,305,442       $         4.68
Exercised                                        (10,577)      $         3.34
Forfeited                                       (917,392)      $         3.34
                                             -----------       --------------

Outstanding, October 31, 2005                  3,245,964       $         4.29
Granted                                        2,902,250       $         5.50
Exercised                                       (120,000)      $         1.80
Forfeited                                       (762,353)      $         1.80
                                             -----------       --------------

Outstanding, October 31, 2006                  5,265,861       $         5.19
Granted                                        4,427,966       $         3.22
Exercised                                              -       $            -
Forfeited                                              -       $            -
                                             -----------       --------------

Outstanding, October 31, 2007                  9,693,827       $         4.29             -
                                             ===========       ==============     =========


Exercisable, October 31, 2007                  9,693,827       $         4.29             -
                                             ===========       ==============     =========


                                      F-18

Note 8 -- Stockholders' Equity, continued:

Warrants, continued
-------------------

The following table summarizes warrant information as of October 31, 2007:


                                                  Warrants Outstanding
                                   -----------------------------------------------------------------------
                                                                Weighted Average
                                             Number                 Remaining                 Number
           Exercise                       Outstanding           Contractual Life           Exercisable
            Price                     at October 31, 2007            (years)           at October 31, 2007
        --------------------------------------------------------------------------------------------------
           $    2.00                        822,250                   0.88                        822,250
           $    2.20                      1,666,666                   3.45                      1,666,666
           $    3.00                        200,000                   4.10                        200,000
           $    3.20                         37,500                   0.60                         37,500
           $    3.31                         15,000                   0.61                         15,000
           $    3.40                      1,280,650                   2.46                      1,280,650
           $    4.38                         12,500                   0.78                         12,500
           $    4.40                      1,280,650                   2.46                      1,280,650
           $    4.50                         33,670                   0.58                         33,670
           $    4.57                         30,857                   0.78                         30,857
           $    4.63                         32,051                   0.66                         32,051
           $    4.89                        352,723                   0.31                        352,723
           $    5.00                      1,365,000                   1.56                      1,365,000
           $    5.71                         68,259                   0.01                         68,259
           $    5.89                        352,723                   0.31                        352,723
           $    5.95                         23,643                   0.10                         23,643
           $    6.00                      1,365,000                   1.56                      1,365,000
           $    6.38                         12,500                   0.78                         12,500
           $    6.50                         33,670                   0.58                         33,670
           $    6.57                         30,857                   0.78                         30,857
           $    6.63                         32,051                   0.66                         32,051
           $    6.89                        352,723                   0.31                        352,723
           $    7.71                         68,259                   0.01                         68,259
           $    8.05                         23,643                   0.10                         23,643
           $    8.38                         12,500                   0.78                         12,500
           $    8.50                         33,670                   0.58                         33,670
           $    8.57                         30,858                   0.78                         30,858
           $    8.63                         32,052                   0.66                         32,052
           $    9.71                         68,259                   0.01                         68,259
           $   10.05                         23,643                   0.10                         23,643
                                     --------------                                        --------------

                                          9,693,827                                             9,693,827
                                     ==============                                        ==============



                                                    F-19

Note 9 - Stock Option Plans:

1995 Stock Option Plan
----------------------

         In November 1995, the Company authorized 2,000,000 common shares, issuable upon exercise of stock options issued by the Company under its 1995
Non-Qualifying Stock Option Plan (the "1995 Plan") for employees, directors and other persons associated with the Company whose services benefited the Company.
The options must have been issued within 10 years from November 20, 1995.
Determination of the option price per share and exercise date was at the sole discretion of the Compensation Committee of the Board of Directors.

         During the years ending October 31, 2007, 2006 and 2005, there were no options granted under the 1995 plan. As of October 31, 2007, 1,095,000 options were outstanding, all of which were exercisable and vested.

2000 Stock Option Plan
----------------------

         The Company's 2000 Stock Option Plan (the "2000 Plan") was adopted by the Company's Board of Directors in January 2000, was approved by the Company's stockholders in February 2000 and its registration was effective in October
2002. The 2000 Plan authorizes the issuance of up to 1,000,000 shares of the Company's common stock. The Company's officers, directors, employees and consultants are eligible to receive awards under the 2000 Plan.

         The 2000 Plan authorizes awards of the following type of equity-based compensation: incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, deferred stock, annual grants of stock options to directors, stock options to directors in lieu of compensation for services rendered as directors, and other stock-based awards valued in whole or in part by reference to stock of the Company. No awards may be granted on or after February 1, 2010.

         The options may be granted at an exercise price greater than or equal to the fair market value of the Company's common stock on the date of grant or not less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of the voting power of the Company. Fair market value for purposes of the 2000 Plan is the closing market price of the Company's common stock on the relevant date.

         The 2000 Plan is administered by the Company's Compensation Committee of the Board of Directors. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000
Plan and to interpret its provisions. The committee selects the recipients of awards and determines the number of shares of common stock covered by the options and the dates upon which the options become exercisable and terminate, subject to provisions of the 2000 Plan. Incentive stock options must terminate within ten years of the grant. Non-statutory options must terminate within fifteen years of the date of grant. The Compensation Committee has the right to alter the terms of any option when granted or while outstanding, pursuant to the terms of the 2000 Plan, except the option price.

         As of October 31, 2007, 211,000 shares were available to be granted under the 2000 Plan and 605,000 options were outstanding, of which 545,000 were exercisable and vested.

         All options automatically become exercisable in full in the event of a change in control, as defined in the 2000 Plan, death or disability of the option holder or as decided by the Compensation Committee. Upon retirement, options held at least one year become exercisable in full. If an option holder's employment with the Company is terminated for any reason, except death, disability or retirement, the option holder has three months in which to exercise an option, but only to the extent they were already exercisable as of the termination date, unless the option by its terms expires earlier.
Termination or other changes in employment status may affect the exercise period.

         On December 14, 2005, the Company issued options to purchase 25,000 shares of its common stock exercisable at $1.90 per share to the Company's Vice
President of Business Operations. The options have an exercise period of ten years, were valued at $25,913, and will be expensed over the vesting period.
These options vested on June 30, 2006. During the year ended October 31, 2006, the Company recorded a compensation charge in the amount of $25,913 for these options.

         On March 31, 2006, the Company issued options to purchase 50,000 shares of its common stock exercisable at $3.60 per share to a consultant. The options have an exercise period of five years, were valued at $157,676, and will be expensed over the service period. These options have a one year service period.
During the years ended October 31, 2007 and 2006, the Company recorded a compensation charge in the amount of $78,838 each year for these options.


                                      F-20

Note 9 - Stock Option Plans, continued:

2000 Stock Option Plan, continued
---------------------------------

         On May 11, 2006, the Company issued options to purchase 75,000 shares of its common stock exercisable at $3.75 per share to four members of its Board of Directors. The options have an exercise period of ten years, were valued at $273,011, and will be expensed over the vesting period. These options have a one year vesting period. During the years ended October 31, 2007 and 2006, the Company recorded a compensation charge in the amount of $144,920 and $128,091 for these options, respectively.

         On May 10, 2007, the Company issued options to purchase 60,000 shares of its common stock exercisable at $2.37 per share to four members of its Board of Directors. The options have an exercise period of ten years, were valued at $128,400, and will be expensed over the vesting period. These options have a one year vesting period. During the year ended October 31, 2007, the Company recorded a compensation charge in the amount of $64,200 for these options.

         During the fiscal years ended October 31, 2007 and 2006, the Company recorded an expense of $7,200 and $537,585, respectively, representing the amortized amount of the fair value of unvested options issued to employees prior to the implementation of SFAS 123R on November 1, 2005.

Aggregate Plan Status
---------------------

         A summary of activity under the stock option plans is as follows:

                                                                       Weighted
                                                                        Average            Aggregate
                                             Number of                 Exercise            Intrinsic
                                              Options                    Price               Value
                                            -----------              ------------        -------------

Outstanding, October 31, 2004                 1,460,000                $   5.26
           Granted                              402,000                $   2.52
          Exercised                             (15,000)               $   1.47
          Forfeited                            (120,000)               $   3.08
                                             ----------                ---------           ----------

Outstanding, October 31, 2005                 1,727,000                $   4.81
           Granted                              150,000                $   3.03
          Exercised                             (17,000)               $   2.12
          Forfeited                            (132,000)               $   2.48
                                             ----------                ---------           ----------
Outstanding, October 31, 2006                 1,728,000                $   4.86
           Granted                               60,000                $   2.37
          Exercised                                --                  $     --
          Forfeited                             (88,000)               $   3.84
                                             ----------                ---------           ----------
Outstanding, October 31, 2007                 1,700,000                $   4.82            $    9,708
                                             ==========                ========            ==========

Exercisable, October 31, 2007                 1,640,000                $   4.91            $    9,708
                                             ==========                ========            ==========



                                                      F-21

Note 9 - Stock Option Plans, continued:

Aggregate Plan Status, continued
--------------------------------

         The following table summarizes stock option information as of October
31, 2007:

                                                      Options Outstanding
                                 ---------------------------------------------------------------
                                        Number           Weighted Average            Number
                                    Outstanding at           Remaining           Exercisable at
            Exercise Prices        October 31, 2007      Contractual Life       October 31, 2007
            ---------------        ----------------    ------------------       ----------------

                $ 0.93                      10,000           5.17                        10,000
                $ 1.37                         833           6.01                           833
                $ 1.90                      25,000           8.13                        25,000
                $ 2.03                      52,000           4.12                        52,000
                $ 2.30                      30,000           7.77                        30,000
                $ 2.37                      60,000           9.53                             -
                $ 2.40                     195,000           8.01                       195,000
                $ 2.70                      67,500           7.56                        67,500
                $ 3.00                       3,000           4.31                         3,000
                $ 3.30                       7,500           7.42                         7,500
                $ 3.38                      10,000           4.51                        10,000
                $ 3.50                       2,500           6.25                         2,500
                $ 3.60                      50,000           3.42                        50,000
                $ 3.75                      75,000           8.53                        75,000
                $ 4.15                       2,500           6.50                         2,500
                $ 4.20                      24,167           6.51                        24,167
                $ 5.00                      10,000           1.35                        10,000
                $ 5.63                     210,000           3.14                       210,000
                $ 6.00                     815,000           2.01                       815,000
                $ 6.88                      20,000           2.18                        20,000
                $ 7.13                       5,000           2.62                         5,000
                $ 9.00                      25,000           2.60                        25,000
                                     -------------    ------------------          -------------

                 Total                   1,700,000           4.05                     1,640,000
                                     =============    ==================          =============


Note 10 - Sales and Accounts Receivable Concentrations:

         During the fiscal year ended October 31, 2007, approximately $526,000
(71%) of the Company's revenue was generated from the sale and installation of manufactured parts to one customer. In addition, approximately $220,000 (29%) of the Company's revenue was derived from the amortization of four distributorship agreements. As of October 31, 2007, the Company had no accounts receivable due from these customers. As of October 31, 2007, the accounts receivable balance of $2,891,250 represents a scheduled payment due from a new customer related to the sale of three Plasma Converter Systems (see Note 12). Of the total, $1,445,500 was received subsequent to October 31, 2007.

         During the fiscal year ended October 31, 2006, approximately $532,000
(56%) of the Company's revenue was generated from the sale and installation of manufactured parts to one customer, while approximately $152,000 (16%) of the Company's revenue was generated from consulting and design services for one customer. In addition, approximately $264,000 (28%) of the Company's revenue was derived from the amortization of four distributorship agreements.

         During the year ended October 31, 2005, the majority of the Company's revenues were derived from three major customers. Revenues from these customers were approximately $66,000 (23%), $66,000 (23%), and $91,000 (31%) respectively.


                                      F-22

Note 11 - Income Taxes:

         The reconciliation of the statutory U.S. Federal income tax rate to the Company's effective income tax rate is as follows:

                                                                     Years Ended October 31,
                                                     ----------------------------------------------------
                                                         2007                2006                2005
                                                     -------------    ----------------    ---------------

Statutory federal income tax rate (benefit)             (34.00)%            (34.00)%            (34.00)%
State income tax benefit,
    net of federal income tax effect                     (5.00)              (5.00)              (5.00)
Non-deductible expenses:
Permanent differences                                     3.93               14.97                --
Increase in valuation allowance                          35.07               24.03               39.00
                                                      --------             -------               -----

Effective tax rate                                        0.00%               0.00%               0.00%
                                                      ========               =====               =====


         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets for financial reporting purposes and the amount used for income tax purposes. The Company's deferred tax assets are as follows:

                                                  Years Ended October 31,
                                                --------------------------------
                                                   2007                  2006
                                                ------------       -------------

Deferred tax asset:
Stock based compensation                        $    415,577       $    300,467
Accrued liabilities                                  162,630            115,830
Research credit                                       44,916             44,916
Net operating loss carryforward                   10,668,658          9,479,585
                                                ------------       ------------
                                                  11,291,781          9,940,798
Less:  valuation allowance                       (10,940,417)        (9,576,364)
                                                ------------       ------------

Total deferred tax asset                             351,364            364,434

Deferred tax liability:
Excess tax over book depreciation                   (351,364)          (364,434)
                                                ------------       ------------
Net deferred tax asset                          $       --         $       --
                                                ============       ============

Increase in valuation allowance                 $  1,364,053       $  1,590,850
                                                ============       ============

         Due to the uncertainty surrounding the realization of the benefits of the net operating loss carryforwards, the Company provided a valuation allowance for the entire amount of the deferred tax asset at October 31, 2007, 2006 and 2005. At October 31, 2007, the Company had federal net operating loss carryforwards of approximately $28,900,000 which expire at various dates through 2027, state net operating loss carryforwards of approximately $16,600,000 which expire at various dates through 2012, and research and development credits of approximately $45,000 which expire on various dates through 2024


Note 12 - Commitments and Concentrations:

Operating Leases

         The Company leases office space, equipment, computers and vehicles under non-cancelable operating leases through 2009.

           The Company's corporate headquarters is located at 88 Danbury Road, Wilton, Connecticut 06897-2525 where the Company leases 5,612 square feet of office space. The lease provides for monthly base rent payments of $11,224 through December 2008, when the lease expires, subject to the Company's option to extend it for another three years on substantially the same terms. On
December 4, 2006, in connection with the execution of the lease agreement, the Company issued a warrant to the landlord to purchase 200,000 shares of common stock at an exercise price of $3.00 per share, valued at approximately $473,000 using the Black-Scholes model. These deferred leasing costs are being amortized over the life of the lease. These warrants are scheduled to expire on December
4, 2011. During the fiscal year ended October 31, 2007, the Company incurred a charge to operations in the amount of $216,975 relating to these warrants.


                                      F-23

Note 12 -- Commitments and Concentrations, continued:

Operating Leases, continued

         The Company's product showroom is located in Bristol, Connecticut, where the Company currently leases 16,291 square feet of office space. On July
13, 2007, the Company signed an amendment to the original lease agreement whereby the Company increased the space by roughly 50% and extended the lease such that the expiration is now June 15, 2009. The current lease provides for monthly base rent payments of $8,145.

         The Company's manufacturing facility is located in Bristol, Connecticut, where the Company leases 30,000 square feet of manufacturing space.
The lease provided for monthly base rent payments of $5,775 through the December
31, 2007 expiration date. The lease arrangement is currently on a month-to-month basis for a rent payment of $4,775 per month.

         The following table shows the Company's future lease commitments under its operating leases:

          For the fiscal years
          ended October 31,                      Annual Rent
          --------------------                   -----------

          2008                                   $  243,978
          2009                                       83,535
                                                 ----------
          Total                                  $  327,513
                                                 ==========

Employment Agreements

         On September 30, 2004, the Board of Directors approved the terms of an employment agreement between Joseph F. Longo and the Company. Mr. Longo will serve as the Chief Executive Officer and President and will be paid an annual salary of $185,000. The term of the Employment Agreement is three years, effective as of January 1, 2004, and automatically renews for successive one year periods, unless either party provides written notice of non-renewal at least 90 days prior to the anniversary date. Effective August 1, 2007, the Board of Directors approved an increase in Mr. Longo's annual salary to $210,000. Upon termination of employment, Mr. Longo is entitled to six months of base salary and benefits continuation as severance. After the severance period, if Mr. Longo was involuntarily terminated without cause, he is entitled to additional termination benefits, including an annual payment of $97,500 for the remainder of his life, plus lifetime reimbursement of gap medical insurance premiums to cover expenses not covered by Medicare or Medicaid, to the extent commercially available. If Mr. Longo is survived by his spouse, she will receive half of the annual payment amount ($48,750) for the remainder of her life, plus continuation of the gap medical insurance benefit. These entitlements are unfunded and Mr.
Longo's rights to these benefits are as an unsecured general creditor of the Company. On January 28, 2008, the parties executed an amendment to clarify provisions with respect to such agreement.

         On September 1, 2005, the Company reached an agreement with its Chief
Financial Officer, Peter J. Scanlon, that provides for a severance package based on years of service, in the event of involuntary termination without cause.

         On December 1, 2005, the Company reached an agreement with Ralph
Dechiaro, its Vice President of Business Operations, pursuant to which the Company agreed to award Mr. Dechiaro a severance package based on years of service, in the event of termination without cause.

Sales Agreements

         On May 10, 2007, the Company entered into a Purchase Agreement with
Envirosafe Industrial Services Corporation ("EIS"), whereby the Company sold to
EIS two 10 Ton Per Day ("TPD") (rated capacity) and one 5 TPD (rated capacity)
Plasma Converter Systems ("PCS") to process various solid, liquid and gaseous feeds including hazardous waste, for an aggregate sales price of $19,275,000. On
May 23, 2007, the Company received a down payment in the amount of $1,927,500 as a down payment for the sale. The remainder of the purchase price will be paid in installments, of which the Company had received an additional $5,782,500 through October 31, 2007 and another $1,445,500 subsequent to October 31, 2007. The
Company expects to complete delivery of the PCS's to EIS during the fourth fiscal quarter of 2008.


                                      F-24


Note 12 -- Commitments and Concentrations, continued:

Sales Agreements, continued

         On August 10, 2007, the Company entered into a Purchase Agreement with
Plasma Processing Technologies Ltd of England and Wales ("PPT"), whereby the
Company sold to PPT a 10 TPD (rated) PCS to process various solid, liquid and gaseous feeds including hazardous waste, for an aggregate sales price of $5,400,000. On August 20, 2007, the Company received a down payment of $540,000 from PPT. The remainder of the purchase price will be paid in installments. As of January 28, 2008, the Company is negotiating a revised payment schedule with PPT. Assuming that the payment schedule is finalized soon, the Company expects to complete delivery of the PCS to PPT during the fourth fiscal quarter of 2008.

         For both agreements, the down payment and installment payments have been included as part of customer deposits and deferred revenue in the consolidated balance sheet. The final installment will be made upon the issuance of a certificate of completion once the installation of the PCS's has been completed. All amounts, other than the down payment, not paid by the customer within 30 days after such amounts become due and payable to the Company, shall bear interest as stated, but not to exceed the maximum rate of interest allowed by applicable law.

DOE Grant

         The Company received a grant from the Department of Energy ("DOE") for the development of a Startech Hydrogen Production Project which includes the evaluation of the viability of integrated hydrogen production from waste materials. This program consists of two test phases which evaluate the potential hydrogen yield and volume which can be obtained from plasma converter gas (PCG).
Phase I was initiated in October 2004 and was completed by September 2005. Phase
II was initiated in October 2005 and was completed during the third quarter of fiscal 2007. During this phase, the Company incorporated equipment enhancements and finalized the final test report providing technical test results to DOE. The grant is a reimbursement of expenses incurred in connection with the project and is recorded as other income in the statement of operations when received. For the years ended October 31, 2007, 2006 and 2005, the Company received $371,248,
$64,508 and $454,035, respectively, under this grant.

Investment Management Agreement

         On November 3, 2005, the Company entered into an agreement with Stonebridge Advisors LLC ("Stonebridge"). Under the terms of the agreement, Stonebridge served as the Company's Investment Manager. As of October 31, 2006, the Company maintained cash balances of approximately $1,600,000 in an account managed by Stonebridge. On December 12, 2006, the Company terminated this agreement with Stonebridge and the cash was returned to the Company.

Concentration of Credit Risk

         The Company's cash and cash equivalents consist of cash balances at one financial institution and short-term high quality liquid investments with maturities of less than thirty days. The short-term investments are high quality commercial paper, U.S. Treasury notes and U.S. Treasury bills. The cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000. From time to time, the Company's balances may exceed these limits. At October 31, 2007, uninsured cash balances were approximately $11,400,000. The Company believes it is not exposed to any significant credit risk for cash.

Note 13 - Litigation and Other Contingencies:

            The Company was sued in an action entitled Ann C. Ritson, et al
("Plaintiffs") v. Startech Environmental Corporation and other parties, CV-06-5005444-S, in the Superior Court, Jurisdiction of Hartford, Connecticut, commenced in or about July 2006 (the "Primary Action") relating to alleged misrepresentation in a private placement transaction. The Company denied the allegations and asserted certain defenses against the Plaintiffs. In addition, the Company filed a third party complaint against the private placement agent in the aforementioned matter. The Company alleged that if it were adjudged to be liable to the Plaintiffs, they are entitled to indemnification in whole or in part from the private placement agent pursuant to a written agreement. During
October 2007, the litigation was fully settled by the parties for an amount deemed to be immaterial.


                                      F-25

Note 14 - Employee Benefit Plan:

         The Company sponsors an employee savings plan designed to qualify under
Section 401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Company contributions are made in the form of common stock at the prevailing current market price and vest equally over an employee's initial three-year service period, after which the employee is fully invested in all Company contributions. The Company will match the first ten percent of the employee contribution on a dollar for dollar basis up to the maximum contribution allowed under Internal Revenue Code.
Contributions for the years ended October 31, 2007, 2006, 2005 were $78,403,
$65,181, and $63,073, respectively. These contributions were paid through the issuance of 37,834, 31,340, and 20,857 shares of common stock, respectively.


Note 15 - Quarterly Financial Data (unaudited):

                                                          For the Quarter Ended
                               --------------------------------------------------------------------------------
                                 1/31/07                4/30/07                7/31/07               10/31/07
                               -----------            -----------            -----------            -----------

Total Revenues                 $    65,976            $   191,976            $   354,958            $   132,988
Gross Profit (Loss)            $    14,719            $   155,473            $   277,361            $    (2,942)
Net Loss                       $  (872,697)           $(1,026,985)           $  (773,509)           $(1,216,343)
Basic and Diluted
Net Loss (per share)           $     (0.04)           $     (0.05)           $     (0.03)           $     (0.05)


                                                          For the Quarter Ended
                               --------------------------------------------------------------------------------
                                 1/31/06                4/30/06                7/31/06               10/31/06
                               -----------            -----------            -----------            -----------


Total Revenues                 $   364,197            $   111,464            $   286,131            $   187,002
Gross Profit                   $   311,094            $    28,826            $   219,387            $    82,179
Net (Loss) Income              $  (439,462)           $(4,620,815)           $   337,902            $(1,897,332)
Basic and Diluted
Net (Loss) Income
  (per share)                  $     (0.02)           $     (0.25)           $      0.02            $     (0.09)


Note 16 - Subsequent Events:

Common Stock Issued
-------------------

         Subsequent to October 31, 2007, the Company issued 10,000 shares of its common stock valued at $17,878 into its 401(k) plan as a matching contribution.

Options Granted
---------------

         On January 4, 2008, the Board of Directors granted an aggregate of 45,000 options to purchase shares of common stock, with an exercise price of $1.73 to six key employees, including the three executive officers. These options vest immediately and expire after ten years. The grant date fair value of $52,200 will be expensed at the date of grant.

Purchase Commitment
-------------------

         On December 14, 2007, the Company executed a purchase order agreement to purchase plasma torches from a vendor for a total purchase price of $
3,230,000, and we paid a deposit of $646,000. The remaining payments are scheduled to be paid in installments over the anticipated twenty-six weeks until the torches are completed. The order was being made in connection with the EIS sales agreement (see Note 12).


                                      F-26

                                         STARTECH ENVIRONMENTAL CORPORATION
                                       Condensed Consolidated Balance Sheets

                                                                                                   January 31,          October 31,
                                       ASSETS                                                         2008                 2007
                                                                                                   ------------        ------------
                                                                                                   (unaudited)
Current assets:

   Cash and cash equivalents                                                                       $ 11,096,288        $ 11,612,863
   Accounts receivable                                                                                3,448,250           2,891,250
   Note receivable                                                                                      385,000             385,000
   Inventories                                                                                          816,524             550,821
   Vendor deposits                                                                                      646,000                --
   Prepaid expenses and other current assets                                                            126,166             100,372
                                                                                                   ------------        ------------

                 Total current assets                                                                16,518,228          15,540,306

Equipment and leasehold improvements, net                                                             1,970,056           1,973,757

Other assets                                                                                             62,472              89,374
                                                                                                   ------------        ------------

                 Total assets                                                                      $ 18,550,756        $ 17,603,437
                                                                                                   ============        ============

                                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                                           $    543,962        $    260,594
   Customer deposits and deferred revenue                                                            14,825,656          12,931,144
                                                                                                   ------------        ------------
                 Total liabilities                                                                   15,369,618          13,191,738
                                                                                                   ------------        ------------


Commitments and contingencies

Stockholders' equity:
    Preferred stock, no par value, 10,000,000 shares authorized;
        none issued and outstanding                                                                        --                  --
    Common stock, no par value; 800,000,000 shares authorized; 23,088,675 issued and outstanding at January 31, 2008 and
        23,072,775 issued and outstanding at October 31, 2007                                        33,964,500          33,938,101
    Additional paid-in capital                                                                        5,565,797           5,481,497
    Deferred leasing costs                                                                             (197,251)           (256,426)
    Accumulated deficit                                                                             (36,151,908)        (34,751,473)
                                                                                                   ------------        ------------
                 Total stockholders' equity                                                           3,181,138           4,411,699
                                                                                                   ------------        ------------
                 Total liabilities and stockholders' equity                                        $ 18,550,756        $ 17,603,437
                                                                                                   ============        ============


                               See notes to these condensed consolidated financial statements.


                                                               F-27

                                         STARTECH ENVIRONMENTAL CORPORATION
                                  Condensed Consolidated Statements of Operations
                                                    (unaudited)


                                                                  Three Months Ended January 31,
                                                               --------------------------------------
                                                                   2008                     2007
                                                               ------------              ------------
Revenue                                                        $    107,988              $     65,976
Cost of revenue                                                     103,048                    51,257
                                                               ------------              ------------

Gross profit                                                          4,940                    14,719
                                                               ------------              ------------

Operating expenses:
   Selling expenses                                                 191,644                   164,818
   Research and development expenses                                 51,115                    85,524
   General and administrative expenses                            1,214,733                   541,512
   Depreciation and amortization expenses                            55,235                    45,372
                                                               ------------              ------------

      Total operating expenses                                    1,512,727                   837,226
                                                               ------------              ------------

Loss from operations                                             (1,507,787)                 (822,507)
                                                               ------------              ------------

Other income (expense):
    Interest income                                                 107,352                    14,748
   Interest expense                                                    --                     (16,045)
   Amortization of deferred financing costs                            --                      (3,596)
   Amortization of deferred debt discount                              --                     (29,727)
   Change in value of warrants and conversion option                   --                    (107,826)
   Other income                                                        --                      92,256
                                                               ------------              ------------

     Total other income (expense)                                   107,352                   (50,190)
                                                               ------------              ------------

Net loss                                                       $ (1,400,435)             $   (872,697)
                                                               ============              ============

Per share data:
Net loss per share - basic and diluted                         $      (0.06)             $      (0.04)
                                                               ============              ============

Weighted average common shares
  outstanding - basic and diluted                                23,077,598                20,720,401
                                                               ============              ============


                   See notes to these condensed consolidated financial statements.


                                                    F-28

                                         STARTECH ENVIRONMENTAL CORPORATION
                                  Condensed Consolidated Statements of Cash Flows
                                                    (unaudited)

                                                                              Three Months Ended
                                                                                   January 31,
                                                                      --------------------------------------
                                                                          2008                      2007
                                                                      ------------              ------------
Cash flows from operating activities:

Net loss                                                              $ (1,400,435)             $   (872,697)
Adjustments to reconcile net loss to net cash
used in operating activities:
 Stock based compensation                                                   84,300                   109,240
 401(k) match through issuance of common stock                              26,399                    15,350
 Depreciation and amortization                                              55,235                    45,372
 Amortization of deferred financing costs                                     --                       3,596
 Amortization of deferred leasing costs                                     59,175                      --
 Amortization of deferred debt discount                                       --                      29,727
 Change in value of warrants and conversion option                            --                     107,826

Changes in operating assets and liabilities:
 Accounts receivable                                                      (557,000)                     --
 Vendor deposits                                                          (646,000)                     --
 Prepaid expenses and other current assets                                 (25,794)                   (6,501)
 Inventories                                                              (265,703)                    4,096
 Other assets                                                               26,902                   (56,946)
 Accounts payable and accrued expenses                                     283,368                   (91,056)
 Customer deposits and deferred revenue                                  1,894,512                   (65,976)
                                                                      ------------              ------------
   Net cash used in operating activities                                  (465,041)                 (777,969)
                                                                      ------------              ------------

Cash flows from investing activities:
 Purchase of equipment                                                     (51,534)                  (70,827)
                                                                      ------------              ------------
   Cash used in investing activities                                       (51,534)                  (70,827)
                                                                      ------------              ------------

Cash flows from financing activities:
 Repayments of convertible debenture                                          --                    (188,351)
                                                                      ------------              ------------
   Cash used in financing activities                                          --                    (188,351)
                                                                      ------------              ------------

Net decrease in cash and cash equivalents                                 (516,575)               (1,037,147)

Cash and cash equivalents, beginning                                    11,612,863                 2,279,914

Cash and cash equivalents, ending                                     $ 11,096,288              $  1,242,767
                                                                      ============              ============

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Interest                                                              $       --                $     16,045
                                                                      ============              ============

Non-cash investing and financing activities:
Reclassification of derivative liabilities to equity                  $       --                $    932,745
                                                                      ============              ============


                         See notes to these condensed consolidated financial statements.

                                                       F-29

                       STARTECH ENVIRONMENTAL CORPORATION
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Basis of Presentation and Liquidity Matters.
-----------------------------------------------------

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Startech Environmental Corporation (the "Company" or "Startech") have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. In the opinion of management, such statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated. Pursuant to the requirements of the Securities and Exchange Commission (the "SEC") applicable to interim financial statements, the accompanying financial statements do not include all the disclosures required by GAAP for annual financial statements. While the Company believes that the disclosures presented are adequate to make the information not misleading, these unaudited interim condensed financial statements should be read in conjunction with the consolidated financial statements and related notes for the year ended October 31, 2007, included elsewhere in this document.
Operating results for the three months ended January 31, 2008 are not necessarily indicative of the results that may be expected for the fiscal year ending October 31, 2008, or any other interim period.

Liquidity Matters

The Company has historically incurred net losses from operations, although operating activities generated $5,042,260 of cash during the fiscal year ended
October 31, 2007, primarily due to the receipt of $8,250,000 of deposits associated with two new sales agreements. For the three months ended January 31, 2008, net cash used in operating activities was $465,041, despite the receipt of $1,445,500 of purchase deposits. As of January 31, 2008, the Company had cash and cash equivalents of $11,096,288 and had working capital of $1,148,610.
Subsequent to January 31, 2008, the Company received an additional deposit of $810,000 in connection with the aforementioned sales agreements. See Note 8.

The Company has historically raised funds through the sale of equity and debt instruments. Although no funds were raised during the three months ended January
31, 2008, during the year ended October 31, 2007, the Company received net cash proceeds of approximately $4,699,000 from various investors in consideration of the sale of 2,081,149 shares of common stock pursuant to various private placement transactions.

Although the Company believes that it has sufficient liquidity to sustain its existing business for at least the next twelve months, there is no assurance that unforeseen circumstances will not have a material effect on the business that could require the Company to raise additional capital or take other measures to conserve liquidity in order to sustain operations.

Note 2 - Summary of Certain Significant Accounting Policies.
------------------------------------------------------------

Principles of Consolidation

The consolidated financial statements of Startech Environmental Corporation include the accounts of Startech Corporation, its wholly-owned subsidiary. All intercompany transactions have been eliminated in consolidation.

Revenue Recognition

In general, the Company recognizes revenue on the sale of its manufactured products when the contract is completed, unless the contract terms dictate otherwise. Revenues earned from consulting, design and other professional services are recognized when the services are completed. For distributorship agreements, revenue is recognized for services and training upon completion and the distribution rights are amortized over the three year period of the distributorship agreements.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards
("SFAS") No. 123R. Stock-based compensation expense for all share-based payment awards is based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. The Company recognizes these compensation costs over the requisite service period of the award, which is generally the option vesting term.


                                      F-30

Note 2 -- Summary of Certain Significant Accounting Policies, continued.
------------------------------------------------------------------------

Income Taxes

Effective November 1, 2007, the Company adopted the provisions of Financial
Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for
Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN
48"). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as "unrecognized benefits". A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise's potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of FIN
48.

In accordance with FIN 48, interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as Interest Expense in the consolidated statements of operations. Penalties would be recognized as a component of General and Administrative Expenses.

In many cases the Company's tax positions are related to tax years that remain subject to examination by relevant tax authorities. The Company files income tax returns in the United States (federal) and in the state of Connecticut. The
Company remains subject to federal or state income tax examinations by tax authorities for the fiscal year ended October 31, 2004 and thereafter.

The adoption of the provisions of FIN 48 did not have a material impact on the Company's consolidated financial position and results of operations. As of January 31, 2008, no liability for unrecognized tax benefits was required to be recorded.

The Company has a deferred tax asset of approximately $11,400,000 as of January
31, 2008, primarily relating to federal net operating loss carryforwards of approximately $28,800,000 available to offset future taxable income through 2028. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income and tax planning strategies in making this assessment. At present, the Company does not have a sufficient history of income to conclude that it is more likely than not that the Company will be able to realize all of its tax benefits in the near future and therefore a valuation allowance was established in the full value of the deferred tax asset.

A valuation allowance will be maintained until sufficient positive evidence exists to support the reversal of any portion or all of the valuation allowance net of appropriate reserves. Should the Company continue to be profitable in future periods with supportable trends, the valuation allowance will be reversed accordingly.

Reclassifications

Certain reclassifications have been made to the fiscal 2007 financial statements to conform to the presentation used in the fiscal 2008 financial statements. The reclassifications had no effect on net losses as previously reported.

Net Loss per Share of Common Stock

Basic net loss per share excludes dilution for potentially dilutive securities and is computed by dividing net loss attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities or other instruments to issue common stock were exercised or converted into common stock. Potentially dilutive securities realizable from the exercise of options, warrants and convertible notes of 11,163,121 and 7,289,450 at January 31, 2008 and 2007, respectively, are excluded from the computation of diluted loss per share as their inclusion would be anti-dilutive.


Note 3 -- Note Receivable.
--------------------------

On October 25, 2006, the Company received a promissory note from an entity in the principal amount of $385,000 in conjunction with a sales agreement. As part of the agreement, the Company was scheduled to receive payment on or before September 15, 2007, but the amount is past due. The entity requested, and the Company agreed, to extend the maturity to March 15, 2008. To date, the funds have not been received and the Company remains in discussions with the entity to work out a definitive payment schedule. On April 15, 2008, Global China requested to make, and the Company agreed to accept, monthly $50,000 installment payments on this note beginning on May 25, 2008 and concluding with a final
$135,000 payment on October 25, 2008. The Company has recorded the corresponding
$385,000 liability within Customer Deposits and Deferred Revenue in the condensed consolidated balance sheets.


                                      F-31

Note 4 - Inventories.
---------------------

Inventories consist of raw materials and work-in-process and are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.
Inventories consist of the following:


                                           January 31,        October 31,
                                              2008                2007
                                            ----------         -----------

Raw materials                               $232,841            $263,841
Work-in-process                              583,683             286,980
                                            --------            --------

                                            $816,524            $550,821
                                            ========            ========


Note 5 - Cornell Transactions.
------------------------------

2007 Standby Equity Distribution Agreement

On April 11, 2007, the Company entered into a Standby Equity Distribution
Agreement ("2007 SEDA") with Cornell Capital Partners, L.P. ("Cornell").
Pursuant to the 2007 SEDA, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $10 million. For each share of common stock purchased under the 2007 SEDA, Cornell will pay the Company 96% of the lowest closing bid price of the Company's common stock for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the 2007 SEDA. Cornell's obligation to purchase shares of the Company's common stock issuable under the 2007 SEDA is subject to certain conditions and limitations, including the Company obtaining an effective registration statement covering the resale shares of the Company's common stock under the 2007 SEDA. The Company incurred a placement agent fee of $5,000 under the Placement Agent Agreement relating to the 2007 SEDA. Currently, the registration statement covering the resale of shares of common stock issuable under the 2007 SEDA has not been declared effective and the 2007 SEDA is not available for use.

2007 Securities Purchase Agreement

On April 11, 2007, pursuant to a securities purchase agreement, the Company issued and sold to Cornell 833,333 shares of common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000 ("2007 SPA"). In connection with the issuance of the common stock, the Company issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of the Company's common stock at an exercise price per share of $3.40 per share and $4.40 per share, respectively. On May 10, 2007, the exercise price of all of these warrants was adjusted to $2.20, in accordance with the warrant terms. The warrants expire on April 11, 2011. The 2007 SPA provided Cornell with registration rights ("2007 Registration Rights") to register for resale the shares of common stock issued to Cornell. In connection with the 2007 SPA, the Company paid an origination fee to Cornell in the form of 41,666 shares of common stock and a cash payment of $95,000. Pursuant to the 2007 Registration Rights, the Company is obligated to file a registration statement within 45 days of April 11, 2007 and obtain effectiveness no later than 120 days following such date (or 150 days if the registration statement receives a "full review" by the SEC) and maintain effectiveness of such registration agreement until all the shares may be sold without regard to manner of sale requirements and volume limitations pursuant to Rule 144(k) under the Securities Act of 1933, as amended. In the event the Company does not obtain effectiveness within the time periods described above, and if certain other events occur, the Company is subject to liquidated damages in an amount, in cash, equal to 1% of the purchase price paid by Cornell for the shares of common stock issued pursuant to the 2007 SPA, plus an additional 1% for each additional month an effective registration is delayed, up to a maximum of 12%, or $240,000, payable in cash. In accordance with FASB Staff Position EITF 00-19-2 "Accounting for Registration Payment Arrangements", which specifies that a contingent obligation to make future payments under a registration payment arrangement should be separately recognized and measured if the obligation becomes probable and is reasonably estimable in accordance with SFAS No. 5, "Accounting for Contingencies", the Company has recognized a contingent obligation in its financial statements.

In connection with the 2007 Registration Rights, the Company filed a registration statement on Form S-1 on June 1, 2007, filed Amendment No. 1 to
Form S-1 on October 31, 2007, filed Amendment No. 2 to Form S-1 on March 11,
2008 and filed Amendment No. 3 to Form S-1 on May 12, 2008. The 150 day deadline for the registration statement to be declared effective passed in early
September 2007. Amendment No. 3 of the registration statement remains subject to additional SEC review. However, on February 15, 2008, an amendment of SEC Rule
144, under the Securities Act of 1933, as amended, became effective.
Consequently, the shares of common stock issued pursuant to the 2007 SPA are freely tradable without the need for an effective registration statement.


                                      F-32

Note 6 - Sales and Accounts Receivable Concentrations.
------------------------------------------------------

During the three months ended January 31, 2008, approximately $75,000 (70%) of the Company's revenue was generated from the sale and installation of manufactured parts to one customer. In addition, approximately $33,000 (30%) of the Company's revenue was derived from the amortization of two distributorship agreements. As of January 31, 2008, the accounts receivable balance of $3,448,250 included $3,373,250 of scheduled deposits due from one customer related to the sale of Plasma Converter Systems, as more fully discussed in Note
8. During the three months ended January 31, 2007, all of the Company's revenue was equally derived from the amortization of four distributorship agreements.

Note 7 -- Stockholders' Equity.
-------------------------------

Common Stock

The Company sponsors an employee savings plan designed to qualify under Section
401(k) of the Internal Revenue Code. This plan is for all full-time employees who have completed 30 days of service. Contributions by the Company are made in the form of shares of common stock at the prevailing current market price and vest equally over an employee's initial three-year service period. The Company matches the first ten percent of an employee's contributions on a dollar-for-dollar basis, up to the maximum contribution allowed under Internal
Revenue Code. Contributions for the three months ended January 31, 2008 and 2007 were $26,399, and $15,350, respectively. These contributions were, or will be, made through the issuance of 15,900 and 5,977 shares of common stock, respectively.

Warrants

A summary of warrant activity for the three months ended January 31, 2008 is as follows:

                                                                     Weighted
                                                 Number of           Average
                                                  Warrants        Exercise Price
                                                 ---------        -------------

Outstanding,  November 1, 2007                    9,693,827          $   4.29
Granted                                                --                --
Exercised                                              --                --
Expired                                            (275,706)             7.79
                                                 ----------          --------

Outstanding, January 31, 2008                     9,418,121          $   4.19
                                                 ==========          ========

Exercisable, January 31, 2008                     9,418,121          $   4.19
                                                 ==========          ========

Stock Options

On January 4, 2008, the Company issued options to purchase 45,000 shares of common stock exercisable at $1.73 per share to six employees, including executive officers. The options vested immediately upon grant and have an exercise period of ten years. During the three months ended January 31, 2008, the Company recorded a compensation charge equal to the $52,200 value of these options.

For the three months ended January 31, 2008 and 2007, the Company incurred aggregate stock-based compensation expense of $84,300 and $109,240, respectively. As of January 31, 2008, the total unrecognized compensation costs on non-vested options is $32,100. Such amounts are expected to be amortized within the next three months.

The fair value of share-based payment awards have been estimated using the Black-Scholes option pricing model with the following assumptions and weighted average fair values as follows:


                                                     Three months ended
                                                        January 31
                                                 --------------------------
                                                 2008                2007
                                                 --------------------------
Risk-free interest rate range                    3.18%         4.88%-5.09%
Dividend yield                                    N/A                  N/A
Expected volatility                                82%                 76%
Expected life in years                              5                  6


                                      F-33

Note 7 -- Stockholders' Equity, continued.
------------------------------------------

Stock Options, continued

A summary of option activity for the three months ended January 31, 2008 is as follows:


                                                                      Weighted-
                                                                      Average         Aggregate
                                                                      Exercise        Intrinsic
                                                  Shares                Price            Value
                                                 -----------------------------------------------
Outstanding at November 1, 2007                  1,700,000            $   4.82

Granted                                             45,000                1.73
Exercised                                               --                  --
Forfeited                                               --                  --
Expired                                                 --                  --
                                                                      --------         ---------

Outstanding at January 31, 2008                  1,745,000            $   4.74         $   6,567
                                                 =========            ========         =========
Exercisable at January 31, 2008                  1,700,000            $   4.82         $   6,567
                                                 =========            ========         =========


Note 8 - Commitments and Contingencies.
---------------------------------------

Employment Agreement

On September 30, 2004, the Board of Directors approved the terms of an employment agreement between Joseph F. Longo and the Company, whereby Mr. Longo will serve as the Chief Executive Officer and President of the Company and will be paid an annual salary of $185,000. The term of the Employment Agreement is three years, effective as of January 1, 2004, and automatically renews for successive one year periods, unless either party provides written notice of non-renewal at least 90 days prior to the anniversary date. Effective August 1, 2007, the Board of Directors approved an increase in Mr. Longo's annual salary to $210,000. Upon termination of employment, Mr. Longo is entitled to six months of base salary and benefits continuation as severance. After the severance period, if Mr. Longo was involuntarily terminated without cause, he is entitled to additional termination benefits, including an annual payment of $97,500 for the remainder of his life, plus lifetime reimbursement of gap medical insurance premiums to cover expenses not covered by Medicare or Medicaid, to the extent commercially available. If Mr. Longo is survived by his spouse, she will receive half of the annual payment amount ($48,750) for the remainder of her life, plus continuation of the gap medical insurance benefit. These entitlements are unfunded and Mr. Longo's rights to these benefits are as an unsecured general creditor of the Company. On January 28, 2008, the parties executed an amendment to clarify provisions with respect to such agreement.

Sales Agreements

On May 10, 2007, the Company entered into a Plasma Converter System ("PCS") purchase agreement with a customer for an aggregate sales price of $19,275,000.
The purchase price is being paid in installments and the Company received
$9,155,500 through January 31, 2008. As of January 31, 2008, deposits aggregating $3,373,250 were past due and are reflected in accounts receivable.
The Company currently expects product delivery to occur during the fourth calendar quarter of 2008. As of May 8, 2008, scheduled installment payments due under this customer contract aggregating $3,373,250 were past due and the Company is currently evaluating its rights under the contract. There can be no assurance that these payments or other payments contemplated by this contract will be made or that the Company will deliver the Plasma Converter Systems covered by this purchase agreement. However, if the Company can successfully renegotiate this contract, the Company expects to complete delivery of the Plasma Converter Systems to EIS during the fourth calendar quarter of 2008.

On August 10, 2007, the Company entered into a Plasma Converter System ("PCS") purchase agreement with a customer for an aggregate sales price of $5,400,000.
On August 20, 2007, the Company received a down payment of $540,000 from the customer. The remainder of the purchase price is scheduled to be paid in installments. As of March 5, 2008, the Company agreed to a revised payment schedule with the customer and received $810,000 in installment payments subsequent to January 31, 2008. The Company currently expects product delivery to occur during the first calendar quarter of 2009.

For both agreements, the down payment and installment payments received and accrued have been included as part of Customer Deposits and Deferred Revenue in the consolidated balance sheet. Final installments will be made upon the issuance of a certificate of completion once the installation of the PCSs has been completed. All amounts, other than the down payment, not paid by the customer within 30 days after such amounts become due and payable to the Company, shall bear interest as stated, but not to exceed the maximum rate of interest allowed by applicable law.


                                      F-34


Note 8 - Commitments and Contingencies, continued.
--------------------------------------------------

Purchase Commitment

On December 14, 2007, the Company entered into a purchase agreement to purchase certain inventory items for a total purchase price of $3,230,000 and paid a deposit of $646,000. Such amount has been recorded within Vendor Deposits in the condensed consolidated balance sheet at January 31, 2008. The remaining payments, including $484,500 paid subsequent to January 31, 2008, are scheduled to be paid in installments over twenty-six weeks. In the event that this purchase agreement is cancelled by the Company, the Company may be responsible for certain unbilled costs, as defined in the agreement.

Operating Leases

The Company leases office space under non-cancelable operating leases through June 2009. The following table shows the Company's future lease commitments under its operating leases:


                Twelve Months Ended                  Annual Rent
                        January 31,
---------------------------------------------------------------------

                    2009                        $           221,204
                    2010                                     36,652
                                                ---------------------

                   Total                        $           257,856
                                                =====================

Concentration of Credit Risk

The Company's cash and cash equivalents consist of cash balances at one financial institution and short-term high quality liquid investments with maturities of less than thirty days. The short-term investments are high quality commercial paper, U.S. Treasury notes and U.S. Treasury bills. The cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution. From time to time, the Company's balances may exceed these limits.
At January 31, 2008, uninsured cash balances were approximately $10,900,000. The
Company believes it is not exposed to any significant credit risk for cash.


Note 9 - Subsequent Event.
--------------------------

Common Stock Issuance

Subsequent to January 31, 2008, the Company issued 29,791 shares of its common stock valued at $32,156 to its 401(k) plan as a matching contribution.

On May 2, 2008, the Company issued 150,000 shares of its common stock to its 401(k) plan as a special award to the 401(k) plan participants.

Patent Infringement Claim

On April 30, 2008, the Company received a letter from Plasco Energy Group Inc., or Plasco, indicating that Plasco filed a complaint against the Company in the United States District Court for the Southern District of Texas, Houston
Division, alleging that the Company's Plasma Converter System infringes a January 1994 U.S. patent entitled "Municipal Solid Waste Disposal Process" issued to Carter and Tsangaris of Ottawa, Canada. The Company has not yet been served in this lawsuit. As set forth in the complaint, Plasco seeks a declaration of infringement as well as other remedies and relief. Based on the facts available to the Company at this time, the Company's management believes the claims made by Plasco are without merit; however, the Company engaged legal counsel to review the complaint and advise the Company of its options with respect to this claim. The Company is not able to estimate the outcome of this matter at this time.

Cornell Warrant Agreement

On May 6, 2008, the Company reduced to writing prior oral agreements with Cornell whereby Cornell agreed to waive the anti-dilution provisions in the September 15, 2005 warrants issued to them as they relate to the private placement of shares of the Company's common stock that occurred subsequent to September 15, 2005 at a price per share below $2.53, which issuance would have resulted in downward adjustments to the exercise price of the warrants to $1.88 per share and an increase in the number of shares upon exercise of those warrants to 874,734 shares of the Company's common stock. In consideration of this written agreement, the Company agreed to issue to Cornell new warrants to purchase 30,000 shares of the Company's common stock at an exercise price of $1.50 per share. These warrants will expire three years from the date issued and will have substantially the same terms as the warrants issued on September 15, 2005, except that the full-ratchet anti-dilution rights will expire on September
15, 2008.

                                      F-35

     Until ______, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No dealer, salesman or other person has been authorized to give any information or to make representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale hereunder will, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to or solicitation of offers by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

                        5,813,453 Shares of Common Stock


                                   PROSPECTUS


                       STARTECH ENVIRONMENTAL CORPORATION

                              ______________, 2008

     You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling securityholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, except as required by law.

     No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration fee             $    917.27*
Accounting fees                                                 $ 19,000.00
Legal fees                                                      $ 55,000.00
Printing, engraving and mailing fees                            $  1,500.00
Transfer agent and registrar fees                               $  1,500.00
Blue Sky fees and expenses                                      $  1,000.00
Miscellaneous expenses                                          $  2,500.00
                                                                -----------
     TOTAL                                                      $ 81,417.27
                                                                ===========

* A filing fee of $917.27 was previously paid in connection with and at the time of the filing of the initial registration statement relating to the shares.

Item 14. Indemnification of Directors and Officers.

     Article VII of our articles of incorporation provides as follows:

     "A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to the corporation or to its shareholders for monetary damages for (i) any breach of the director's duty of loyalty to the corporation or its shareholders;
     (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in
     Section 7 - 5-114 of the Colorado Corporation Code; or (iv) any transaction from which the director derived an improper personal benefit.

     If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

     Any repeal or modification of the foregoing provisions of this Article by the shareholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation in respect of any acts or omissions of a director occurring prior to the time of this repeal or modification."

     In addition, by separate agreement, we have indemnified its officers to the same extent as the directors are indemnified in the articles of incorporation.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted as to directors, officers or persons controlling the registrant pursuant to the registrant's Amended Articles of Incorporation, By-Laws, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in connection with the securities being registered), is asserted by such director, officer or controlling person, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

     During the past three months ended January 31, 2008 and past three fiscal years ended October 31, 2005, 2006 and 2007, the securities identified below were sold or issued by us without registration under the Securities Act of 1933, as amended, also referred to herein as the Act. Unless otherwise noted below, these securities were issued in reliance on the exemption from registration under Section 4(2) as not involving any public offering.

     Claims of these exemptions are based upon the following: (1) all of the purchasers in these transactions were sophisticated investors with the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in our company, were able to bear the economic risk of an investment in our company, had access to or were furnished with the kinds of information that registration under the Securities Act would have provided and acquired securities for their own accounts in transactions not involving any general solicitations or advertising, and not with a view to the distribution thereof; (2) a restrictive legend was placed on each certificate evidencing the securities; and (3) each purchaser acknowledged in writing that he or she knew the securities were not registered under the Securities Act or any State securities laws, and are restricted securities as that term is defined in Rule 144 under the Securities Act, that the securities may not be offered for sale, sold or otherwise transferred within the United States and, except pursuant to an effective registration statement under the Securities Act and any applicable State securities laws, or pursuant to any exemption from registration under the Securities Act, the availability of which is to be established to our satisfaction.

Fiscal Year Ended October 31, 2005

     On November 4, 2004, we issued 204,778 shares of our common stock to one institutional investor at a price per share of $2.93 for gross proceeds of $600,000. In connection with that transaction, we also issued warrants to purchase 204,778 shares of our common stock at an average exercise price of $7.71 per share. These warrants are scheduled to expire on November 1, 2007. These warrants expired on November 1, 2007 without being exercised.

     On December 8, 2004, we issued 70,930 shares of our common stock to one accredited investor at a price per share of $3.44 for gross proceeds of $244,000. In connection with that transaction we also issued warrants to purchase 70,930 shares of our common stock at an average exercise price of $7.95 per share. These warrants expired on December 8, 2007 without being exercised.

     On May 26, 2005, we issued 101,010 shares of our common stock to one institutional investor at a price per share of $1.93 for gross proceeds of $200,000. In connection with this private placement transaction, we issued warrants to purchase 101,010 shares of our common stock of which 33,670 shares have an exercise price of $4.50 per share, 33,670 shares have an exercise price of $6.50 per share and the remaining 33,670 shares have an exercise price of $8.50 per share. All of these warrants are scheduled to expire on May 26, 2008. None of these warrants have been exercised as of the date of this registration statement.

     On June 7, 2005, we issued 25,000 shares of our common stock to an accredited investor at a price per share of $2.30 for gross proceeds of $57,500. In connection with this private placement transaction, we issued warrants to purchase 37,500 shares of our common stock at an exercise price of $3.20 per share. These warrants are scheduled to expire on June 7, 2008. None of these warrants have been exercised as of the date of this registration statement.

     On June 10, 2005, we issued 15,000 shares of our common stock to an accredited investor at a price per share of $1.85 for gross proceeds of $27,750. In connection with this private placement transaction, we issued warrants to purchase 15,000 shares of our common stock at an exercise price of $3.31 per share. These warrants are scheduled to expire on June 10, 2008. None of these warrants have been exercised as of the date of this registration statement.

     On June 29, 2005, we issued 96,154 shares of our common stock to an accredited investor at a price per share of $2.08 for gross proceeds of $200,000. In connection with this private placement transaction, we issued warrants to purchase 96,154 shares of our common stock of which 32,051 shares have an exercise price of $4.63 per share, 32,051 shares have an exercise price of $6.63 per share and the remaining 32,052 shares have an exercise price of $8.63 per share. All of these warrants are scheduled to expire on June 29, 2008. None of these warrants have been exercised as of the date of this registration statement.

     On August 11, 2005, we issued 92,572 shares of our common stock to an accredited investor at a price per share of $2.03 for gross proceeds of $187,875. In connection with this private placement transaction, we issued warrants to purchase 92,572 shares of our common stock of which 30,857 shares have an exercise price of $4.57 per share, 30,857 shares have an exercise price of $6.57 per share and the remaining 30,858 shares have an exercise price of $8.57 per share. All of these warrants are scheduled to expire on September 6, 2008. None of these warrants have been exercised as of the date of this registration statement.

     On September 15, 2005, we entered into a Securities Purchase Agreement, or the 2005 Cornell SPA, with Cornell Capital Partners, LP, or Cornell. The 2005 Cornell SPA provided for Cornell to purchase up to $2,300,000 of secured convertible debentures, or the Debentures, maturing on October 18, 2007. This entire amount was funded during September and October 2005. On April 22, 2006, Cornell converted $1,000,000 of the Debentures into 543,478 shares of our common stock. Through January 31, 2007, we made principal payments of approximately $808,000 towards the Debentures. On February 12, 2007, Cornell converted $499,263 of the Debentures into 271,339 shares of our common stock and as of February 15, 2007, the Debentures were paid in full. In connection with the issuance of the Debentures, we issued to Cornell a warrant to purchase 650,000 shares of our common stock with an exercise price per share of $2.53. These warrants expire on September 15, 2008. The exercise price of these warrants are subject to downwards adjustment upon the occurrence of certain events, including if we subsequently sells shares of our common stock for less than $2.53 of consideration per share, in which case the exercise price is adjusted to such consideration per share. In addition, if the exercise price is adjusted downwards, then the number of shares of our common stock is adjusted upwards, such that the total proceeds that would be paid to the Company at exercise would remain constant. Due to a subsequent private placement of our common stock for consideration per share which triggered the adjustment provisions, the Cornell Warrants issued on September 15, 2005 now permit Cornell to purchase 822,250 shares of our common stock at an exercise price of $2.00 per share. Further, on May 6, 2008, we reduced to writing our prior oral agreements with Cornell whereby Cornell agreed to waive the anti-dilution provisions in the September 15, 2005 warrants as they relate to the private placement of shares of our common stock that occurred subsequent to September 15, 2005 at a price per share below $2.53, which issuance would have resulted in downward adjustments to the exercise price of the warrants to $1.88 per share and an increase in the number of shares issuable upon exercise of those warrants to 874,734 shares of our common stock. In consideration of this written agreement, we agreed to issue to Cornell new warrants to purchase 30,000 shares of our common stock at an exercise price of $1.50 per share. These warrants expire three years from the date of issuance and will have substantially the same terms as the warrants issued on September 15, 2005, except that the full-ratchet anti-dilution rights will expire on September 15, 2008. None of these warrants have been exercised as of the date of this registration statement. In connection with the 2005 Cornell SPA, we and our President agreed to pledge to Cornell 3,580,000 shares of common stock and 900,000 shares of common stock, respectively, to secure payment of all the obligations due under the Debentures. Such shares were to be held in escrow until all amounts due under the Debentures were paid in full. We issued 900,000 shares of restricted common stock to our President during the year ended October 31, 2005 in place of the shares of common stock pledged pursuant to the Escrow Agreement. On February 15, 2007, we made a final principal payment and the debentures were then paid in full. On March 1, 2007, the 3,580,000 pledged shares were returned to the Company, the 900,000 pledged shares were returned to its President and the President, in turn, returned 900,000 shares of restricted common stock to the Company.

     Also on September 15, 2005, we entered into a Standby Equity Distribution Agreement, as amended on October 15, 2005, or the 2005 SEDA, with Cornell. Pursuant to the 2005 SEDA, we had the ability, at our discretion, to periodically issue and sell to Cornell shares of our common stock for a total purchase price of up to $20 million. Pursuant to the 2005 SEDA, we initially issued 386,956 shares of our common stock to Cornell as a one-time commitment fee and we issued 4,348 shares of common stock to Cornell, as the placement agent. On January 17, 2007, we terminated the 2005 SEDA with Cornell. Subsequent to the termination of the 2005 SEDA, Cornell returned to us for cancellation 135,434 shares of our common stock of such 386,956 shares of our common stock to Cornell.

     On September 20, 2005, we issued 37,500 shares of our common stock to an accredited investor at a price per share of $1.88 for gross proceeds of $70,500. In connection with this private placement transaction, we issued warrants to purchase 37,500 shares of our common stock of which 12,500 shares have an exercise price of $4.38 per share, 12,500 shares have an exercise price of $6.38 per share and the remaining 12,500 shares have an exercise price of $8.38 per share. All of these warrants are scheduled to expire on September 20, 2008. None of these warrants have been exercised as of the date of this registration statement.

     In addition, during the fiscal year ended October 31, 2005, warrants to purchase 10,577 common shares were exercised, resulting in net proceeds of $35,327.

     In addition, during fiscal 2005, we issued 20,857 shares of our common stock to our 401(k) plan in payment of our matching contribution for the fiscal year ended October 31, 2005.

Fiscal Year Ended October 31, 2006

     On November 22, 2005, we entered into the SICAV ONE Stock Purchase Agreement and SICAV TWO Stock Purchase Agreement with Mercatus & Partners, Limited, or Mercatus. Pursuant to these agreements, we agreed to sell Mercatus an aggregate of 2,716,900 shares of our common stock for an aggregate purchase price of $5,000,000. In connection with the purchase agreements, we agreed to pay to e3 Energy Company a one-time finder's fee consisting of the following:
(a) five year warrants to purchase shares of our common stock for cash in an amount equal to 5% of the number of shares issued to Mercatus pursuant to the purchase agreements at an exercise price per share of $3.00, which warrants were not to be exercisable for a period of one year following the date of issuance,
(b) a cash fee equal to 5% of the gross proceeds raised pursuant to the Mercatus purchase agreements, and (c) restricted shares of our common stock in an amount equal to 5% of the number of shares issued to Mercatus pursuant to the purchase agreements. These issuances were exempt from registration by virtue of Regulation S of the Securities Act of 1933, as amended, because Mercatus is not a U.S. Person (as defined under Regulation S) and was not purchasing the shares of our common stock for the account or benefit of a U.S. Person, the purchase was to be made in an "offshore transaction" and there were no "directed selling efforts" in the United States. Mercatus had up to thirty days from the date of the delivery of the shares to Brown Brothers Harriman, the custodial bank, to tender the purchase price to us. The shares were placed in escrow in November 2005. We did not receive any proceeds pursuant to the agreements. In November 2006, the shares of our common stock were returned to us and the transactions contemplated by the agreements were not consummated.

     On January 29, 2006, we issued 120,000 shares of our common stock to an investor in connection with the exercise of warrants to purchase shares of our common stock. The exercise price of these warrants was $1.80 per share, resulting in net proceeds to us of $216,000.

     On May 23, 2006, we entered into a Stock Purchase and Registration Rights Agreement, also referred to herein as the FB Agreement, with FB U.S. Investments, L.L.C., also referred to herein as the FB Investor, pursuant to which the FB Investor purchased 1,300,000 shares of our common stock for aggregate gross proceeds of $2,600,000. In addition to the shares of our common stock, we issued to the FB Investor warrants to purchase an aggregate of 2,600,000 additional shares of our common stock, also referred to herein as the FB Investor Warrants. These warrants expire on May 23, 2009. Pursuant to the FB Agreement, we granted the FB Investor piggyback registration rights with respect to the shares of our common stock purchased by the FB Investor as well as the shares of our common stock issuable upon exercise of the FB Investor Warrants. In addition, we issued 65,000 shares of our common stock valued at $130,000, 65,000 warrants to purchase shares of our common stock at an exercise price of $5.00 per share, 65,000 warrants to purchase shares of our common stock at an exercise price of $6.00 per share, and paid a cash fee to the placement agent of $130,000 with respect to this transaction. None of these warrants have been exercised as of the date of this registration statement.

     In addition, during fiscal 2006, we issued 31,340 shares of our common stock to our 401(k) plan in payment of our matching contribution for the fiscal year ended October 31, 2006.

Fiscal Year Ended October 31, 2007

     On December 4, 2006, in connection with a lease agreement for our new headquarters location at 88 Danbury Road, Wilton, CT 06897, we issued a warrant to purchase 200,000 shares of our common stock at an exercise price of $3.00 per share to the landlord, 88 Danbury Road LLC. These warrants are scheduled to expire on December 4, 2011. None of these warrants have been exercised as of the date of this registration statement.

     On March 12, 2007, we issued 25,000 shares of common stock to Lane Capital Markets for services rendered.

     On March 13, 2007, we issued and sold 208,334 shares of our common stock to FB U.S. Investments, L.L.C. for net proceeds of $500,002. In addition, we issued to FB U.S. Investments, L.L.C. warrants to purchase 208,334 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase an additional 208,334 shares of our common stock at an exercise price of $4.40 per share. In addition, we issued 20,834 shares of common stock, warrants to purchase 20,834 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 20,834 shares of common stock at an exercise price of $4.40 per share to FB U.S. Investments, L.L.C., as placement agent, in connection with this transaction. These warrants will expire on March 9, 2010. None of these warrants have been exercised as of the date of this registration statement.

     On March 16, 2007, we issued and sold 108,000 shares of our common stock to Paradigm Group II LLC in exchange for net proceeds of $259,200. We also issued to Paradigm Group II LLC warrants to purchase 108,000 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase an additional 108,000 shares of our common stock at an exercise price of $4.40 per share. In addition, we granted 12,000 shares of common stock, warrants to purchase 12,000 shares of common stock at an exercise price of $3.40 per share and warrants to purchase 12,000 shares of common stock at an exercise price of $4.40 per share to Paradigm Group II LLC, as placement agent, in connection with this transaction. These warrants will expire on March 13, 2010. None of these warrants have been exercised as of the date of this registration statement.

     On March 21, 2007, we issued and sold 231,482 shares of our common stock to Nutmeg Mercury Fund LLP, or Nutmeg, in exchange for gross proceeds of $555,555. We also issued to the investor warrants to purchase 231,482 shares of our common stock at an exercise price of $3.40 per share and warrants to purchase an additional 231,482 shares of our common stock at an exercise price of $4.40 per share. These warrants will expire on March 19, 2010. None of these warrants have been exercised as of the date of this registration statement. In addition, we paid a commission in the amount of $55,555 in cash as a finder's fee.

     On April 11, 2007, we entered into a Securities Purchase Agreement with Cornell, or the 2007 Cornell SPA. We issued and sold to Cornell 833,333 shares of our common stock at a price per share of $2.40, for an aggregate purchase price of $2,000,000. In connection with the issuance of the our common stock, we issued to Cornell a Class A warrant and a Class B warrant, each warrant entitling Cornell to purchase 833,333 shares of our common stock at an exercise price per share of $3.40 and $4.40 respectively. The exercise price of the warrants is subject to downwards adjustment upon the occurrence of certain events, including if the Company subsequently sells shares of our common stock for a consideration per share less than $2.70, in which case the exercise price is adjusted to such consideration per share. As described below, on May 10, 2007 we sold our common stock for a consideration per share of $2.20, at which time the exercise price of all of these warrants to purchase an aggregate of 1,666,666 shares of our common stock were adjusted to an exercise price of $2.20 per share. The warrants expire on April 11, 2011. None of these warrants have been exercised as of the date of this registration statement. In connection with the 2007 Cornell SPA, we paid an origination fee to Cornell, which origination fee was paid in the form of 41,666 shares of our common stock and a cash payment of $95,000.

     On April 11, 2007, we entered into a new Standby Equity Distribution Agreement, or the 2007 SEDA, with Cornell. Pursuant to the 2007 SEDA, we may, at our discretion, periodically sell to Cornell shares of our common stock for a total purchase price of up to $10 million. For each share of our common stock purchased under the 2007 SEDA, Cornell will pay us 96% of the lowest closing bid price of our common stock, on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five trading days immediately following the notice date. Cornell will also retain 5% of the amount of each advance under the 2007 SEDA. Cornell's obligation to purchase shares of our common stock under the 2007 SEDA is subject to certain conditions, including us obtaining an effective registration statement for shares of our common stock sold under the 2007 SEDA and is limited to the greater of (A) $250,000 per five trading days or (B) the average daily dollar value of our common stock for the five trading days immediately preceding the date we send each notice for an advance as determined by multiplying the volume weighted average price of our common stock for such period by the average daily volume over the same period. We paid to a placement agent $5,000 as a placement agent fee under a Placement Agent Agreement relating to the 2007 SEDA.

     On May 10, 2007, we entered into a Stock Purchase Agreement with Francisco
J. Rivera Fernandez, or FRF, for the private placement of our common stock, pursuant to which we issued and sold to FRF 700,000 restricted shares of our common stock and warrants exercisable into an aggregate of 1,400,000 restricted shares, of which 700,000 of such warrants were issued at an exercise price of $3.40 per share and the other 700,000 of such warrants were issued at an exercise price of $4.40 per share. The warrants are exercisable as of the date of issuance and expire on May 11, 2010. We granted to FRF piggyback registration rights with respect to the shares and the shares of our common stock issuable upon exercise of the warrants. None of these warrants have been exercised as of the date of this registration statement.

     In addition, during fiscal 2007, we issued 37,834 shares of our common stock to our 401(k) plan in payment of our matching contribution for the fiscal year ended October 31, 2007.

Fiscal Year Ending October 31, 2008

     No securities were sold by us during the three months ended January 31, 2008.

     Through May 8, 2008, we issued 45,439 shares of our common stock to our 401(k) plan in payment of our matching contribution. In addition, on May 2, 2008, we issued 150,000 shares of our common stock to our 401(k) plan as a special award to the 401(k) plan participants.

     On May 6, 2008, we reduced to writing our prior oral agreements with Cornell whereby Cornell agreed to waive the anti-dilution provisions in the September 15, 2005 warrants as they relate to the private placement of shares of our common stock that occurred subsequent to September 15, 2005 at a price per share below $2.53, which issuance would have resulted in downward adjustments to the exercise price of those warrants to $1.88 per share and an increase in the number of shares issuable upon exercise of those warrants to 874,734 shares of our common stock. In consideration of this written agreement, we agreed to issue to Cornell new warrants to purchase 30,000 shares of our common stock at an exercise price of $1.50 per share. These warrants will expire three years from the date issued and will have substantially the same terms as the warrants issued on September 15, 2005, except that the full-ratchet anti-dilution rights will expire on September 15, 2008.

    We are currently in the process of registering an additional 4,806,391 shares of our common stock for resale under another Form S-1 registration statement, Registration No. 333-145903, which includes certain shares issuable upon exercise of warrants described above.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit
No.     Description
---     -----------

2 Agreement and Plan of Reorganization between the Company and Kapalua Acquisitions, Inc. dated November 17, 1995 (8)

3(i).1  Articles of Incorporation of the Company (9)

3(i).2  Articles of Amendment to the Articles of Incorporation (1)

3(ii).1 Amended and Restated Bylaws of the Company (5)

4.1     Form of Common Stock Certificate (1)

4.2     Form of Convertible Preferred Stock Certificate (1)

4.3     Form of Warrant Agreement (1)

4.4     2000 Stock Option Plan (1)

4.5     1995 Non-qualifying Stock Option Plan (10)

4.6 Warrant to Purchase Common Stock dated September 15, 2005 issued by the Company to Cornell Capital Partners, LP (6)

4.7 Warrant to Purchase Common Stock dated May 23, 2006 issued by the Company to F.B. U.S. Investments, L.L.C (14)

4.8 Warrant to purchase Common Stock dated March 9, 2007, issued by the Company to F.B. U.S. Investments, L.L.C. *

4.9 Warrant to purchase Common Stock dated March 13, 2007, issued by the Company to Paradigm Group II, LLC *

4.10 Warrant to purchase Common Stock dated March 21, 2007, issued by the Company to Nutmeg Mercury Fund LLP *

4.11 Class A Warrant to Purchase Common Stock dated April 11, 2007 issued by the Company to Cornell Capital Partners, LP (11)

4.12 Class B Warrant to Purchase Common Stock dated April 11, 2007 issued by the Company to Cornell Capital Partners, LP (11)

4.13 Warrant to Purchase Common Stock dated May 10, 2007 issued by the Company to Francisco J. Rivera Fernandez (13)

4.14 Warrant to Purchase Common Stock dated June 10, 2005 issued by the Company to Petr Lisa (19)

4.15 Warrant to Purchase Common Stock dated June 29, 2005 issued by the Company to Financial Alchemy, LLC (19)

4.16 Warrant to Purchase Common Stock dated December 4, 2004 issued by the Company to Trenwith Securities, LLC (19)

4.17 Warrant to Purchase Common Stock dated June 7, 2005 issued by the Company to Bob Vujea (19)

4.18 Warrant to Purchase Common Stock dated May 26, 2005 issued by the Company to Financial Alchemy LLC (19)

4.19 Warrant to Purchase Common Stock dated September 20, 2005 issued by the Company to Nutmeg Environmental, L.P. (19)

4.20 Warrant to Purchase Common Stock dated August 11, 2005 issued by the Company to Nutmeg Environmental, L.P. (19)

4.21 Warrant to Purchase Common Stock dated December 11, 2006 issued by the Company to 88 Danbury Road LLC (19)

4.22 Warrant to Purchase Common Stock dated May 6, 2008 issued by the Company to YA Global Investment L.P. (f/k/a/ Cornell Capital Partners, LP) (19)

5.1     Opinion of Schuchat, Herzog & Brenman, LLC (19)

10.1    Form of Distributor Agreement (2)

10.2 License of Technology Agreement dated November 29, 1999 between the Company and Media and Process Technology Inc. (2)

10.3 Separation Agreement dated as of August 27, 2003 between the Company and Kevin M. Black (3)

10.4 Stock Purchase and Registration Rights Agreement dated as of July 18, 2003 between the Company and Northshore Asset Management, LLC (3)

10.5 Stock Purchase Agreement dated as of July 22, 2003 between the Company and Northshore Asset Management, LLC (3)

10.6 First Amendment to Stock Purchase Agreement dated as of July 30, 2003 between the Company and Northshore Asset Management, LLC (3)

10.7 Form of Stock Purchase and Registration Rights Agreement dated as of January 22, 2004 between the Company and the Purchasers identified therein (15)

10.8 Employment Agreement dated as of January 1, 2004 between the Company and Joseph F. Longo (4)

10.9 Investor Registration Rights Agreement dated as of September 15, 2005 between Cornell Capital Partners, LP and the Company (6)

10.10 Securities Purchase Agreement dated as of September 15, 2005 between Cornell Capital Partners, LP and the Company. (6)

10.11 Standby Equity Distribution Agreement dated as of September 15, 2005 between the Company and Cornell. (16)

10.12 Amended and Restated Placement Agent Agreement dated October 18, 2005 by and among the Company, Cornell Capital Partners, LP and Monitor Capital, Inc. (7)

10.13 Amendment Number 1 to Securities Purchase Agreement dated as of October 18, 2005 between Cornell Capital Partners, LP and the Company (7)

10.14 Amendment Number 1 to Investor Registration Rights Agreement dated as of October 18, 2005 between Cornell Capital Partners, LP and the Company
        (7)

10.15 SICAV ONE Stock Purchase Agreement dated as of November 22, 2005 between the Company and Mercatus & Partners Limited (17)

10.16 SICAV TWO Stock Purchase Agreement dated as of November 22, 2005 between the Company and Mercatus & Partners Limited (17)

10.17 Standby Equity Distribution Agreement dated April 11, 2007 between the Company and Cornell (18)

10.18 Securities Purchase Agreement dated as of April 11, 2007 between Cornell Capital Partners, LP and the Company (11)

10.19 Registration Rights Agreement dated as of April 11, 2007 between Cornell Capital Partners, LP and the Company (11)

10.20 Sales Agreement dated as of May 10, 2007 between the Company and Envirosafe Industrial Services Corporation (12)

10.21 Stock Purchase and Registration Rights Agreement dated as of May 10, 2007 between the Company and Francisco J. Rivera Fernandez (13)

10.22 Stock Purchase and Registration Rights Agreement dated as of May 23, 2006 between the Company and F.B. U.S. Investments, L.L.C. (14)

10.23 Lease Agreement dated December 4, 2006 between the Company and 88 Danbury Road LLC *

10.24 Restated Amendment No. 1 to Indenture of Lease dated July 13, 2007 between the Company and WE 190 Century Drive LLC *

10.25 Stock Purchase and Registration Rights Agreement dated as of March 9, 2007 between the Company and F.B. U.S. Investments, L.L.C. *

10.26 Stock Purchase and Registration Rights Agreement dated as of March 13, 2007 between the Company and Paradigm Group II, LLC *

10.27 Stock Purchase and Registration Rights Agreement dated as of March 19, 2007 between the Company and Nutmeg Mercury Fund LLP *

10.28 First Amendment to Employment Agreement dated as of January 28, 2008 between the Company and Joseph F. Longo. *

10.29 Stock Purchase and Registration Rights Agreement dated as of June 10, 2005 between the Company and International Plasma Sales Group, LLC (19)

10.30 Stock Purchase and Registration Rights Agreement dated as of June 29, 2005 between the Company and Financial Alchemy, LLC (19)

10.31 Stock Purchase and Registration Rights Agreement dated as of December 8, 2004 between the Company and Ann Ritson, investor (19)

10.32   Notice of Financial Assistance Award with the U.S. Department of Energy
        (19)

10.33 Stock Purchase and Registration Rights Agreement dated as of September 20, 2005 between the Company and Nutmeg Environmental, L.P. (19)

10.34 Stock Purchase and Registration Rights Agreement dated as of November 1, 2004 between the Company and Financial Alchemy, LLC (19)

10.35 Stock Purchase and Registration Rights Agreement dated as of August 11, 2005 between the Company and Nutmeg Environmental, L.P. (19)

10.36 Stock Purchase and Registration Rights Agreement dated as of June 7, 2005 between the Company and Robert Vujea (19)

10.37   Purchase Agreement between the Company and Mihama, Inc. (19)

10.38 Stock Purchase and Registration Rights Agreement dated as of May 26, 2005 between the Company and Financial Alchemy, LLC (19)

23.1 Consent of Marcum & Kliegman LLP, its independent registered public accountants. **

23.2    Consent of Schuchat, Herzog & Brenman, LLC (see Exhibit 5.1). **

24      Power of Attorney (see signature page of this Prospectus).

----------
* Filed with Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

**   Filed herewith.

(1) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on April 27, 2000, File No. 333-35786.

(2) Incorporated by reference to Amendment No 1. to the Company's Registration Statement, as filed with the Securities and Exchange Commission on Form S-1/A filed on July 7, 2000, Commission File No. 333-35786.

(3) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003, as filed with the Securities and Exchange Commission on September 15, 2003.

(4) Incorporated by reference to the Company's Current Report on Form 8-K dated August 13, 2004, as filed with the Securities and Exchange Commission on October 1, 2004.

(5) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on October 12, 2004, File No. 333-119668.

(6) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, as filed with the Securities and Exchange Commission on September 19, 2005.

(7) Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on October 25, 2005, File No. 333-129237.

(8) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 29, 1995.

(9) Incorporated by reference to the Company's Registration Statement on Form 10, as filed with the Securities and Exchange Commission on February 19, 1995.

(10) Incorporated by reference to the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission in November, 1995, Commission File No. 33-99790.

(11) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 12, 2007.

(12) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 31, 2007, as amended pursuant to a filing of a Current Report on Form 8-K/A on April 16, 2008.

(13) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 21, 2007.

(14) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 26, 2006.

(15) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on February 27, 2004.

(16) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 19, 2005.

(17) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 29, 2005.

(18) Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 12, 2007.

(19) Incorporated by reference to the Company's Registration Statement on Form S-1/A, as filed with the Securities and Exchange Commission on May 12, 2008, File No. 333-145903.

(b) Financial Statement Schedules

     See index to Financial Statements on page F-1.


Item 17. Undertakings.

     The Undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering,

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 12th day of May 2008.


                                        STARTECH ENVIRONMENTAL CORPORATION
                                        (Registrant)

                                             BY: /s/ Joseph F. Longo
                                             -----------------------
                                             Joseph F. Longo
                                             Chairman, Chief Executive Officer,
                                             President and Director



     Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following person on behalf of the Company and in the capacities and on this 12th day of May 2008.

SIGNATURES                           TITLE
----------                           -----

/s/ Joseph F. Longo                  Chairman, Chief Executive Officer,
-------------------                  President & Director
Joseph F. Longo

/s/ Peter J. Scanlon                 Chief Financial Officer, Vice President and
--------------------                 Principal Financial Officer (Principal
Peter J. Scanlon                     Accounting Officer)

/s/ John J. Fitzpatrick*             Director
-----------------------
John J. Fitzpatrick

/s/ Joseph A. Equale*                Director
--------------------
Joseph A. Equale

/s/ Chase P. Withrow III*            Director
------------------------
Chase P. Withrow III

/s/ L. Scott Barnard*                Director
--------------------
L. Scott Barnard

*By: /s/ Peter J. Scanlon
     --------------------
     Peter J. Scanlon
     Attorney-in-Fact